Exhibit 10.1

EXECUTION VERSION

$120,000,000

BRIDGE LOAN AGREEMENT

among

WILLIAM LYON HOMES, INC.,

as Borrower,

WILLIAM LYON HOMES,

as Parent,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

J.P. MORGAN CHASE BANK, N.A.

as Administrative Agent

Dated as of August 12, 2014

J.P. MORGAN SECURITIES LLC,

CITIGROUP GLOBAL MARKETS INC.,

CREDIT SUISSE SECURITIES (USA) LLC

as Joint Physical Bookrunners and Joint Lead Arrangers

i

4.3.	Organization, Powers and Equity Interests.	60

4.4.	Authorization and Validity of this Agreement; Consents; Etc.	60

4.5.	Compliance with Laws and Other Requirements.	62

4.6.	Litigation.	62

4.7.	No Default.	62

4.8.	Title to Properties.	62

4.9.	Tax Liability.	63

4.10.	Regulations U and X; Investment Company Act.	63

4.11.	ERISA Compliance.	64

4.12.	Subsidiaries; Joint Ventures.	64

4.13.	Environmental Compliance.	65

4.14.	No Misrepresentation.	65

4.15.	Solvent.	65

4.16.	Anti-Corruption Laws and Sanctions.	65

4.17.	Relationship of the Loan Parties.	66

4.18.	Insurance.	66

4.19.	Anti-Terrorism Order.	66

4.20.	Intellectual Property; Licenses, Etc.	66

4.21.	USA PATRIOT Act.	67

To the extent applicable, the Parent and each of its Subsidiaries is in compliance in all material respects with the USA PATRIOT Act.		67

4.22.	Labor Disputes.	67

SECTION 5. CONDITIONS PRECEDENT		67

5.1.	Conditions to Extension of Credit.	67

SECTION 6. AFFIRMATIVE COVENANTS		69

6.1.	Reporting Requirements.	69

6.2.	Payment of Taxes and Other Potential Liens.	74

6.3.	Preservation of Existence.	74

6.4.	Maintenance of Properties.	74

6.5.	Access to Premises and Books.	75

6.6.	Notices.	75

6.7.	Further Assurances.	75

6.8.	Compliance with Laws and Other Requirements.	76

6.9.	Use of Proceeds.	76

ii

SECTION 7. NEGATIVE COVENANTS		76

7.1.	[Reserved].	76

7.2.	[Reserved].	76

7.3.	Limitations on Additional Indebtedness.	76

7.4.	Limitations on Restricted Payments.	79

7.5.	Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.	82

7.6.	Limitations on Asset Sales.	84

7.7.	Limitations on Transactions with Affiliates.	86

7.8.	Conduct of Business.	87

7.9.	Limitations on Designation of Unrestricted Subsidiaries.	87

7.10.	Limitations on Liens.	88

7.11.	Additional Guarantees.	89

7.12.	Foreign Assets Control Regulations.	89

7.13.	When the Borrower May Merge or Transfer Assets.	89

7.14.	Effectiveness of Covenants.	91

SECTION 8. EVENTS OF DEFAULT; REMEDIES		93

8.1.	Events of Default.	93

8.2.	Acceleration.	94

SECTION 9. THE ADMINISTRATIVE AGENT		95

9.1.	Appointment.	95

9.2.	Delegation of Duties.	95

9.3.	Exculpatory Provisions.	95

9.4.	Reliance by the Administrative Agent.	96

9.5.	Notice of Default.	96

9.6.	Non-Reliance on the Administrative Agent and Other Lenders.	97

9.7.	Indemnification.	97

9.8.	The Administrative Agent in Its Individual Capacity.	98

9.9.	Successor Administrative Agent.	98

SECTION 10. MISCELLANEOUS		99

10.1.	Amendments and Waivers.	99

10.2.	Notices.	101

iii

10.3.	No Waiver; Cumulative Remedies.	101

10.4.	Survival of Representations and Warranties.	102

10.5.	Payment of Expenses; Indemnification.	102

10.6.	Successors and Assigns; Participations and Assignments.	104

10.7.	Adjustments; Setoff.	107

10.8.	Counterparts.	108

10.9.	Severability.	108

10.10.	Integration.	108

10.11.	GOVERNING LAW.	108

10.12.	Submission to Jurisdiction; Waivers.	109

10.13.	Acknowledgements.	109

10.14.	Releases of Guarantees.	110

10.15.	[Reserved].	110

10.16.	Confidentiality.	110

10.17.	WAIVERS OF JURY TRIAL.	111

10.18.	USA Patriot Act.	111

10.19.	Headings.	112

iv

SCHEDULES:

1.1A	Initial Lenders and Commitments
1.1D	Polygon Guarantors
4.6	Litigation
4.12	Subsidiaries
6.1(f)	Format of Joint Venture Reporting

EXHIBITS:

A	Form of Guarantee Agreement
B	Form of Compliance Certificate
C	Form of Senior Exchange Indenture
D	Form of Assignment and Assumption
E	Form of U.S. Tax Compliance Certificate
F	Form of Exchange Notice
G	Form of Solvency Certificate

v

BRIDGE LOAN AGREEMENT (this “Agreement”) dated as of August 12, 2014, among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation (the “Parent”), the lenders from time to time party hereto (the “Lenders”), and J.P. MORGAN CHASE BANK, N.A., as Administrative Agent (as hereinafter defined).

Pursuant to the Acquisition Agreement (such term and each other capitalized term used but not defined herein having the meaning assigned to it in Section 1), the Borrower will acquire (the “Acquisition”) the membership interests of limited liability companies and certain service companies and other assets that collectively comprise the residential homebuilding business of PNW Home Builders, L.L.C. and its subsidiaries and affiliates (such business, collectively, “Polygon”). In connection with the Acquisition, and to provide a portion of the financing therefor, the Borrower has entered into this Agreement.

The Borrower has requested that the Lenders, on the terms and subject to the conditions herein set forth, extend credit to the Borrower in the form of the Loans on the Closing Date in an aggregate principal amount not in excess of $120,000,000. The proceeds of the Loans made on the Closing Date are to be used solely by the Borrower (i) to pay a portion of the cash consideration in accordance with the Acquisition Agreement and (ii) to pay fees and expenses related to the Transactions, the Acquisition and any other financing incurred to finance the Acquisition. The Lenders are willing to extend such credit on the terms and subject to the conditions herein set forth.

The parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1. Defined Terms.

As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“7% Senior Notes due 2022” means $300,000,000 aggregate principal amount of the Borrower’s 7% Senior Notes due 2022 issued on August 11, 2014.

“ABR” for any day, means a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.0% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Effective Rate, the ABR shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“ABR Loans” means the Loans the rate of interest applicable to which is based upon the ABR.

“Acquired Indebtedness” means (a) with respect to any Person that becomes a Restricted Subsidiary after the Closing Date, Indebtedness of such Person and its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (b) with respect to the Parent or any Restricted Subsidiary, any Indebtedness of a Person (other than the Parent or a Restricted Subsidiary) existing at the time such Person is merged with or into the Parent or a Restricted Subsidiary, or Indebtedness expressly assumed by the Parent or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Acquisition” has the meaning assigned to such term in the introductory statement of this Agreement.

“Acquisition Agreement” means that Purchase and Sale Agreement dated as of June 22, 2014 among the Borrower, PNW Home Builders, L.L.C., PNW Home Builders North, L.L.C., PNW Home Builders South, L.L.C. and Crescent Ventures, L.L.C. (collectively, other than the Borrower, the “Polygon Sellers”), as it may be amended from time to time prior to the Closing Date as permitted by this Agreement.

“Acquisition Agreement Representations” means such of the representations made by Polygon in the Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that the Borrower (or any of its Affiliates) has the right to terminate its obligations under the Acquisition Agreement or the right to elect not to consummate the Acquisition as a result of a breach of such representations in the Acquisition Agreement.

“Additional Assets” means (a) any property, plant or equipment used in a Permitted Business; (b) the Equity Interests of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Equity Interests by the Borrower or another Restricted Subsidiary; or (c) Equity Interests constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (b) or (c) of this definition is primarily engaged in a Permitted Business.

“Adjusted LIBO Rate” means with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

“Administrative Agent” means J.P. Morgan Chase Bank, N.A., together with its Affiliates, successors and assigns, as the administrative agent for the Lenders under this Agreement and the other Loan Documents.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of Sections 7.4, 7.6 and 7.7, Affiliates shall be deemed to include, with respect to any Person, any other Person (a) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (b) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (c) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” has the meaning assigned to such term in Section 7.7(a).

“Agent Indemnitee” has the meaning assigned to such term in Section 9.7.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Order” means Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).

“Applicable Margin” means (a) 5.25%, in the case of ABR Loans and (b) 6.25%, in the case of Eurodollar Loans; provided that the Applicable Margin for both ABR Loans and Eurodollar Loans shall increase by 50 basis points at the end of each three-month period after the Closing Date (through, but not including, the Conversion Date).

“Approved Fund” means any entity that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Acquisition” means (a) an Investment by the Parent or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be merged with or into the Parent or any Restricted Subsidiary or (b) the acquisition by the Parent or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Parent or any Restricted Subsidiary to any Person other than the Parent or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Parent or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(a) transfers of cash or Cash Equivalents;

(b) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 7.13;

(c) Permitted Investments and Restricted Payments permitted under Section 7.4;

(d) the creation or realization of any Permitted Lien;

(e) transactions in the ordinary course of business, including dedications and other donations to governmental authorities, sales (directly or indirectly), leases, sales and leasebacks and other dispositions of (i) homes, improved land and unimproved land, whether in single or multiple lots, (ii) real estate (including related amenities and improvements), whether in single or multiple lots and (iii) Equity Interests of a Subsidiary, the assets of which consist entirely of amenities and improvements related to real estate, such as golf courses, and real estate underlying such amenities and improvements;

(f) dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business;

(g) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $5,000,000;

(h) the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(i) the disposition of assets or property that are obsolete or that are no longer useful in the conduct of the business of the Parent and/or any Restricted Subsidiaries; and

(j) an issuance of Equity Interests by a Restricted Subsidiary to the Borrower, the Parent or to a Restricted Subsidiary.

“Asset Sale Offer” has the meaning assigned to such term in Section 7.6(c).

“Assignee” has the meaning assigned to such term in Section 10.6(b).

“Assignment and Assumption” means an Assignment and Assumption, substantially in the form of Exhibit D.

“Attributable Indebtedness” means, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any Capitalized Lease included in any such Sale and Leaseback Transaction.

“Authorized Financial Officer” means any of the chief financial officer, chief operating officer, senior vice president finance or controller of the Parent.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Basel III” means the third of the so-called Basel Accords issued by the Basel Committee on Banking Supervision.

“Benefitted Lender” has the meaning assigned to such term in Section 10.7(a).

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board of Directors” means, with respect to any Person, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Borrower Materials” has the meaning assigned to such term in Section 6.1.

“Borrowing” means the Loans of the same Type made or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (a) marketable obligations with a maturity of one year or less after the acquisition thereof issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; (b) demand and time deposits and certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 and is assigned at least a “B” rating by Thomson Financial BankWatch; (c) commercial paper maturing no more than 180 days from the date of acquisition thereof issued by a Person that is not the Parent or an Affiliate of the Parent, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s; (d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (a) of this definition entered into with any commercial bank meeting the specifications of clause (b) of this definition; (e) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within not more than one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of S&P, Moody’s, or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services reasonably acceptable to the Administrative Agent); and (f) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (e) of this definition.

“Change of Control” means any of the following events:

(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Parent (for the purposes of this clause (a), such other person shall be deemed to beneficially own any Voting Stock of a person held by any other person (the “parent entity”), if such other person is the beneficial owner (as defined above in this clause (a)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);

(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; or

(c) the Parent ceases to own, beneficially and of record, 100% of the Voting Stock of the Borrower.

“Change of Control Offer” has the meaning assigned to such term in Section 2.3(c)(ii).

“Closing Date” means the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied or waived, which date is August 12, 2014.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, as to any Initial Lender, the obligation of such Lender to make a Loan on the Closing Date in an aggregate principal not to exceed the amount set forth under the heading “Commitment” opposite such Initial Lender’s name on Schedule 1.1A. The original amount of the Total Commitment is $120,000,000.

“Commitment Letter” means the Amended and Restated Commitment Letter dated July 2, 2014, among the Borrower and the Lead Arrangers.

“Compliance Certificate” means a certificate duly executed by an Authorized Financial Officer substantially in the form of Exhibit B.

“Consolidated Amortization Expense” means, for any period, the amortization expense of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow Available for Fixed Charges” means, for any period without duplication, the sum of the amounts for such period of

(a) Consolidated Net Income, plus

(b) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary (other than the Borrower) only if a corresponding amount would be permitted at the date of determination to be distributed to the Parent by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(i) Consolidated Income Tax Expense,

(ii) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(iii) Consolidated Depreciation Expense,

(iv) Consolidated Interest Expense and interest and other charges amortized to “cost of sales— homes” or “cost of sales—lots, land and other”,

(v) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

(vi) any expenses or charges related to any equity offering of the Parent, non-ordinary course Permitted Investments, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Agreement (including the borrowing of the Loans), including a refinancing thereof (whether or not successful) or the early extinguishment of such Indebtedness and any amendment or modification to the terms of any such transactions,

(vii) any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets” (other than with respect to impairments or write-offs of inventory), Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures,”

(viii) any unrealized net gain or loss resulting in such period from Hedging Obligations or other derivative instruments,

(ix) any non-cash impairment charge or asset write-off (other than with respect to inventory), in each case pursuant to GAAP; and

(x) any (A) non-cash compensation charges, (B) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and (C) write-offs or write-downs of goodwill, in each case determined on a consolidated basis in accordance with GAAP, minus

(c) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

“Consolidated Depreciation Expense” means, for any period, the depreciation expense of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which financial statements have been delivered pursuant to Section 6.1(a) or Section 6.1(b) (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a) the incurrence of any Indebtedness, the inclusion of any Indebtedness on the balance sheet or the issuance of any Preferred Stock, in each case of the Parent or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, “repayment”) of other Indebtedness or redemption of other preferred stock (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period;

(b) any Asset Sale or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Parent or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Exchange Act of 1934, as amended) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period;

(c) any Person that is a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during such Four-Quarter Period;

(d) any Person that is not a Restricted Subsidiary on the Transaction Date will be deemed not to have been a Restricted Subsidiary at any time during such Four-Quarter Period; and

(e) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP shall be excluded.

If the Parent or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person (other than a Restricted Subsidiary, in the case of the Parent, or the Parent or another Restricted Subsidiary, in the case of a Restricted Subsidiary), the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Parent or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(x) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

(y) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(z) notwithstanding the immediately preceding clauses (x) and (y), interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Income Tax Expense” means, for any period, the provision for taxes of the Parent and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date, the total Indebtedness of the Parent and the Restricted Subsidiaries as of such date, determined on a consolidated basis.

“Consolidated Interest Expense” means, for any period, the sum, without duplication, of the total interest expense (other than interest and other charges amortized to “cost of sales—homes” or “cost of sales—lots, land and other”) of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

(a) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

(b) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(c) the net costs associated with Hedging Obligations,

(d) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

(e) the interest portion of any deferred payment obligations,

(f) all other non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instrument pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense,

(g) the product of (i) all dividend payments on any series of Disqualified Equity Interests of the Parent or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any preferred stock held by the Parent or a Wholly Owned Restricted Subsidiary), multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Parent and the Restricted Subsidiaries, expressed as a decimal,

(h) all interest payable with respect to discontinued operations, and

(i) all interest on any Indebtedness of any other Person (other than a Restricted Subsidiary, in the case of the Parent, or the Parent or another Restricted Subsidiary, in the case of a Restricted Subsidiary) guaranteed by the Parent or any Restricted Subsidiary.

“Consolidated Interest Incurred” means, for any period, the sum, without duplication, of (a) Consolidated Interest Expense and (b) interest capitalized for such period (including interest capitalized with respect to discontinued operations but not including interest or other charges amortized to “cost of sales—homes” or “cost of sales—lots, land and other”).

“Consolidated Net Income” means, for any period, the net income (or loss) of the Parent and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Parent or any of its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Parent or any of its Restricted Subsidiaries during such period;

(b) except to the extent includible in the consolidated net income of the Parent pursuant to the clause (a) of this definition, the net income (or loss) of any Person that accrued prior to the date that (i) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Parent or any Restricted Subsidiary or (ii) the assets of such Person are acquired by the Parent or any Restricted Subsidiary;

(c) the net income of any Restricted Subsidiary (other than the Borrower) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;

(d) that portion of the net income of any Restricted Subsidiary (other than the Borrower) that is not a Guarantor and is not a Wholly Owned Restricted Subsidiary attributable to the portion of the Equity Interests of such Restricted Subsidiary that is not owned by the Parent or the Restricted Subsidiaries;

(e) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Parent or the Borrower by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(f) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Parent or any Restricted Subsidiary upon (i) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Parent or any Restricted Subsidiary or (ii) any Asset Sale by the Parent or any Restricted Subsidiary; and

(g) any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Parent or any Restricted Subsidiary during such period.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to Section 7.4(a)(3)(d) or decreased the amount of Investments outstanding pursuant to clause (n) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (a) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries (other than Cerro Plata Associates, LLC and 242 Cerro Plata, LLC) and (b) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Closing Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

“Consolidated Tangible Assets” means, as of any date, the total amount of assets of the Parent and the Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date for which financial statements have been delivered pursuant to Section 6.1(a) or Section 6.1(b), as determined in accordance with GAAP, less (a) Intangible Assets and (b) any assets securing Non-Recourse Indebtedness.

“Consolidated Tangible Net Worth” means, with respect to any Person as of any date, the Consolidated Net Worth of such Person as of such date less (without duplication) all Intangible Assets of such Person as of such date.

“Conversion Date” means the one-year anniversary of the Closing Date or, if such day is not a Business Day, the immediately succeeding Business Day.

“Conversion Fee” means a fee specified in the Fee Letter.

“Credit Facilities” means one or more debt facilities, indentures or commercial paper facilities, in each case, with banks or other lenders or investors or credit providers or a trustee providing for the revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, letters of credit or issuances of debt securities, including any related notes, guarantees, collateral documents, instruments, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility.

“Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

“Customary Recourse Exceptions” means, with respect to any Indebtedness, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single-purpose entity covenants, voluntary insolvency proceedings and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financing of real property.

“Debt Offering” means any incurrence of Indebtedness for borrowed money, including any issuance of senior unsecured notes through a public offering or in a Rule 144A or other private placement, debt securities convertible into equity securities, issued in a public offering, private placement or otherwise, or bank loans by the Borrower or any Restricted Subsidiaries, other than (a) intercompany Indebtedness; (b) Indebtedness incurred under the Existing Credit Agreement; (c) Indebtedness incurred in the ordinary course of business and in excess of any amount required to repay amounts outstanding under the Existing Credit Agreement or (d) Indebtedness not in excess of $10,000,000 in the aggregate.

“Default” means (a) any Event of Default or (b) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Demand Failure Event” has the meaning assigned to such term in the Fee Letter.

“Designation” has the meaning assigned to such term in Section 7.9.

“Designation Amount” has the meaning assigned to such term in Section 7.9.

“Directly Related Assets” means, with respect to any particular property, assets directly related thereto or derived therefrom, such as proceeds (including insurance proceeds), products, rents, and profits thereof and improvements and accessions thereto.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Loans; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided further, however, that any Equity Interests that would constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Parent or the Borrower to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Loans shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions in Section 2.3(c) and such Equity Interests specifically provide that the Parent or the Borrower, as applicable, will not redeem any such Equity Interests pursuant to such provisions prior to the Borrower’s purchase of the Loans as required pursuant to Section 2.3(c).

“Disqualified Institutions” means those banks, financial institutions, other institutional lenders and other entities that have been specified to the Lead Arrangers by the Borrower in writing prior to the date of the Commitment Letter and any of the known affiliates reasonably identifiable by name of such banks, financial institutions, other institutional lenders and other entities.

“Dollars” and “$” means dollars in lawful currency of the United States.

“DTC” means The Depositary Trust Company.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund of a Lender and (d) any other Person (other than a natural person) approved by the Administrative Agent and, in the circumstances provided for in Section 10.6, the Borrower. Notwithstanding the foregoing, (A) in no event shall a Disqualified Institution be deemed to be an Eligible Assignee, and (B) “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates.

“Environmental Laws” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct with respect to pollution or protection of human health or the environment, as now or may at any time hereafter be in effect.

“Equity Interests” of any Person means (a) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (b) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person but excluding from all of the foregoing any debt securities convertible into Equity Interests.

“Equity Offering” means any public or private equity offering or sale by the Parent or any of its Restricted Subsidiaries after the Closing Date of Equity Interests (excluding Disqualified Stock), other than (a) public offerings with respect to the Parent’s common stock registered on Form S-4 or Form S-8; and (b) issuances to the Parent or any Subsidiary of the Parent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete withdrawal under Section 4203 of ERISA or partial withdrawal under Section 4205 of ERISA by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Loans” means the Loans the rate of interest applicable to which is based upon the Adjusted LIBO Rate.

“Event of Default” means any of the events specified in Section 8.1.

“Excess Proceeds” has the meaning assigned to such term in Section 7.6(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” has the meaning assigned to such term in Section 2.19(a).

“Existing Credit Agreement” means the Credit Agreement dated as of August 7, 2013, among the Parent, the Borrower, the lenders from time to time party thereto and Credit Suisse AG as the administrative agent thereunder.

“Existing Indentures” means (a) the Indenture dated March 31, 2014 between the Borrower, as issuer, the guarantors named therein and U.S. Bank National Association, as trustee, relating to the Borrower’s 5.75% Senior Notes due 2019 and (b) the Indenture dated as of November 8, 2012, as supplemented, between the Borrower, as issuer, the guarantors named therein and U.S. Bank National Association, as trustee, relating to the Borrower’s 8.5% Senior Notes due 2020.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would reasonably expected to be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Parent or a duly authorized committee thereof, as evidenced by a resolution of such board or committee.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means the Amended and Restated Fee Letter dated July 2, 2014, among the Borrower and the Lead Arrangers.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Funding Office” means the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the

Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“GP Indebtedness” means as of any date the amount of the liability of the Parent or any of its Restricted Subsidiaries in its capacity as a general partner for the Indebtedness of a partnership or Joint Venture after subtracting the Fair Market Value as of such date of the assets of such partnership or Joint Venture that secure such Indebtedness.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee” means the guarantee of the Loans executed by each Guarantor pursuant to the Guarantee Agreement.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantee Agreement” means the Guarantee Agreement dated as of August 12, 2014, substantially in the form attached hereto as Exhibit A, among the Parent, the other Guarantors and the Administrative Agent for the benefit of the Lenders, together with each supplement thereto.

“Guarantors” means the Parent and each Wholly Owned Restricted Subsidiary of the Parent (other than the Borrower), and each other Person that is required to become a Guarantor by the terms of this Agreement, in each case, until such Person is released from its Guarantee.

“Hazardous Substances” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other contaminants or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, infectious or medical wastes, toxic mold and all other materials or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (a) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (b) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (c) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

“incur” means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation; provided that (a) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Parent or a Restricted Subsidiary shall be deemed to have been incurred at such time and (b) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(a) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

(d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(e) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(f) all Capitalized Lease Obligations of such Person;

(g) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(h) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that (i) Indebtedness of the Parent or its Subsidiaries that is guaranteed by the Parent or the Parent’s Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Parent and its

Subsidiaries on a consolidated basis and (ii) only the liabilities relating to any such guarantee that are recorded as liabilities, or required (in accordance with GAAP) to be recorded as liabilities, on the balance sheet of such Person shall be considered Indebtedness of such Person (it being understood that any increase in liabilities recorded or required to be recorded on such Person’s balance sheet shall be deemed to be an “incurrence” of Indebtedness by such Person at the time of such increase);

(i) all Attributable Indebtedness;

(j) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(k) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and

(l) the liquidation value of preferred stock of a Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its Wholly Owned Restricted Subsidiaries).

Notwithstanding the foregoing the following shall not be considered Indebtedness: (i) earn-outs or similar profit sharing or participation arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities, (ii) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business, (iii) completion guarantees entered into in the ordinary course of business, (iv) obligations in respect of district improvement bonds pertaining to roads, sewers and other infrastructure and (v) Indebtedness that has been discharged or defeased in accordance with its governing documents.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described in this definition, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (g) of this definition, the lesser of (i) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (ii) the amount of the Indebtedness secured; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP. For purposes of clause (e) of this definition, the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Agreement.

“Indemnified Liabilities” has the meaning assigned to such term in Section 10.5.

“Indemnitee” has the meaning assigned to such term in Section 10.5.

“Independent Director” means a director of the Parent who

(a) is independent with respect to the transaction at issue;

(b) does not have any material financial interest in the Parent or any of its Affiliates (other than as a result of holding securities of the Parent); and

(c) has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, compensation, payment or other benefit, of any type or form, from the Parent or any of its Affiliates, other than customary directors’ fees and indemnity and insurance arrangements for serving on the board of directors of the Parent or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Parent’s or Affiliate’s board and board committee meetings.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Parent’s board of directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Parent and its Affiliates; provided, however, that the prior rendering of service to the Parent or an Affiliate of the Parent shall not, by itself, disqualify the advisor.

“Initial Lenders” means the institutions listed on Schedule 1 hereto.

“Initial Percentage Interest” means with respect to any Initial Lender the percentage set forth under the heading “Initial Percentage Interest” opposite such Initial Lender’s name on Schedule 1.1A.

“Intangible Assets” means, with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value (other than write-ups which occurred prior to the Closing Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset to its Fair Market Value in accordance with GAAP on the date of acquisition) and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) after the Conversion Date, each February 15 and August 15 thereafter, commencing the first February 15 or August 15 occurring after the Conversion Date, and the Maturity Date.

“Interest Period” means, as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or, such other period as may be agreed to by all Lenders), as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (or, such other period as may be agreed to by all Lenders), as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following: (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; (ii) the Borrower may not select an Interest Period that would extend beyond the maturity date of the Loans; and (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Interpolated Rate” means, with respect to any Eurodollar Loan at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any other equivalent investment grade rating by any Rating Agency.

“Investments” of any Person means, without duplication:

(a) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(b) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(c) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(d) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of any Investment pursuant to clause (d) of this definition shall be the Designation Amount determined in accordance with Section 7.9. If the Parent or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Parent shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary not sold or disposed of, which amount shall be determined by the board of directors of the Parent. Notwithstanding the foregoing, redemptions of Equity Interests of the Parent shall be deemed not to be Investments.

“IRS” means the U.S. Internal Revenue Service (or any successor).

“Joint Venture” means a corporation, limited liability company, partnership or other entity engaged in a Permitted Business (other than an entity constituting a Subsidiary of the Parent) in which the Parent or any of its Restricted Subsidiaries owns, directly or indirectly, at least 20% of the Equity Interests.

“Lead Arrangers” means J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC.

“Lenders” has the meaning assigned to such term in the preamble hereto.

“LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, (a) the Screen Rate, (b) if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate at such time or (c) if no Screen Rate is available, the arithmetic mean (rounded up to four decimal places) of the rates quoted by the Reference Banks to leading banks in the London interbank market for the offering of deposits for such Interest Period, in each case as of 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that the LIBO Rate shall be deemed not to be less than 1.00%.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Loan” and “Loans” have the meanings assigned to such terms in Section 2.1(a).

“Loan Documents” means this Agreement, the Guarantee Agreement, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties” means as of any date, collectively, the Borrower, the Parent and the other Guarantors. A “Loan Party” means the Borrower, the Parent or any other Guarantor, individually.

“Material Adverse Effect” means since the date of the audited financial statements most recently delivered prior to the Closing Date: (a) a change, event or circumstance that could reasonably be expected to result in a material adverse effect on the financial condition of the Loan Parties and their Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Loan Parties to perform their payment or other material obligations under any Loan Document to which they are a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any other Loan Party of any material obligations of the Borrower or any other Loan Party under any Loan Document to which it is a party.

“Maturity Date” means August 12, 2022.

“Moody’s” means Moody’s Investors Services, Inc., or any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 3(37) or 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Available Proceeds” means (a) with respect to any Asset Sale, the Net Sales Proceeds with respect to such Asset Sale; or (b) with respect to any Debt Issuance or Equity Issuance, the Net Issuance Proceeds with respect to such Debt Issuance or Equity Issuance, as applicable.

“Net Issuance Proceeds” means, with respect to any Debt Issuance or Equity Issuance, the proceeds thereof received in the form of cash or Cash Equivalents, net of all taxes payable by the Parent or any Restricted Subsidiary and customary fees, commissions, costs and other expenses incurred in connection therewith.

“Net Sales Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(b) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(c) amounts required to be paid to any Person (other than the Parent or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(d) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(e) appropriate amounts to be provided by the Parent or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Parent or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Sales Proceeds.

“Non-Excluded Taxes” has the meaning assigned to such term in Section 2.19(a).

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (a) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and (b) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness that is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse (either to such Person or to any other Person) for Customary Resource Exceptions.

“Non-U.S. Lender” has the meaning assigned to such term in Section 2.19(f).

“Notes” means the collective reference to any promissory note evidencing the Loans.

“Obligations” means (a) with respect to the Loans and the Loan Documents, all advances to, and debts, liabilities and obligations of, the Borrower and Guarantors arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Guarantor of any proceeding under any bankruptcy or insolvency naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and (b) with respect to any Indebtedness other than with respect to the Loans and Loan Documents, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“OECD” means the Organization of Economic Cooperation and Development.

“Other Taxes” means any and all present or future stamp or documentary taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such taxes that are described under clause (ii) of the first sentence of Section 2.19(a) and that are imposed with respect to an assignment or transfer (other than an assignment made pursuant to Section 2.22).

“Outstanding Amount” means as of any date, the aggregate principal amount of the Loans outstanding after giving effect to any repayments and prepayments on such date.

“Parent” has the meaning assigned to such term in the preamble hereto.

“Pari Passu Indebtedness” means any Indebtedness of the Borrower or any Guarantor that ranks pari passu as to payment with the Loans or the Guarantee of such Guarantor, as applicable.

“Participant” has the meaning assigned to such term in Section 10.6(c).

“Participant Register” has the meaning assigned to such term in Section 10.6(c).

“Patriot Act” has the meaning assigned to such term in Section 10.18.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Percentage Interest” means as to any Lender at any time, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding.

“Permitted Business” means the businesses engaged in by the Parent and its Subsidiaries on the Closing Date and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of a Permitted Business as a means of acquiring or developing land or constructing residential communities through agreements, transactions, interests or arrangements that, among other things, permit a Person to share (or have the effect of sharing) risks or costs, to participate in (or have the effect of participating in) the economics of residential development projects or to comply with any regulatory agreements or requirements Investments in the form of or pursuant to joint development agreements, partnership agreements, limited liability company agreements, trust agreements, joint venture agreements or other similar agreements with third parties.

“Permitted Holders” means (a) Luxor Capital Group LP, Paulson & Co. and their respective Affiliates and all investment funds managed by any of the foregoing (excluding, for the avoidance of doubt, their respective portfolio companies or other operating companies affiliated with Luxor Capital Group LP and Paulson & Co.); (b) General William Lyon, his spouse and lineal descendants (including adopted children and their lineal descendants) or any Person controlled, directly or indirectly, by, or trust or similar estate planning vehicle established exclusively for the benefit of, any of such Persons; (c) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing beneficially own, without giving effect to the existence of such group or any other group, more than 50% of the total voting power of the aggregate Voting Stock of the Parent held directly or indirectly by such group and (d) any members of a group described in clause (c) of this definition for so long as such Person is a member of such group.

“Permitted Indebtedness” has the meaning assigned to such term in Section 7.3(b).

“Permitted Investment” means:

(a) Investments by the Parent or any Restricted Subsidiary in (i) the Borrower or any Guarantor or (ii) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Borrower or a Restricted Subsidiary;

(b) Investments in the Parent by any Restricted Subsidiary;

(c) loans and advances to directors, employees and officers of the Parent and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Parent not in excess of $2,000,000 at any one time outstanding;

(d) Hedging Obligations permitted to be incurred pursuant to Section 7.3(b)(4);

(e) Cash Equivalents;

(f) receivables owing to the Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

(g) Investments received pursuant to any plan of reorganization or similar arrangement, including foreclosure, perfection or enforcement of any Lien, upon the bankruptcy or insolvency of such trade creditors or customers;

(h) Investments made by the Parent or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 7.6;

(i) lease, utility and other similar deposits in the ordinary course of business;

(j) Investments made by the Parent or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests;

(k) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any Restricted Subsidiary or in satisfaction of judgments;

(l) Investments in existence on the Closing Date and any extension, modification or renewal of such Investments or any Investments made with the proceeds of any disposition of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the appreciation, accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Closing Date);

(m) completion guarantees entered into in the ordinary course of business;

(n) the Designation of a Subsidiary as an Unrestricted Subsidiary in accordance with Section 7.9; and

(o) Permitted Business Investments so long as immediately after giving effect to such Investment, the Parent could incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception.

“Permitted Liens” means the following types of Liens:

(a) (i) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (ii) Liens for Taxes, assessments or governmental or quasi-governmental charges or claims, in either case under clause (i) or (ii), for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(b) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, development obligations, progress payments, utility services, developer’s or other obligations to make on-site or off-site improvements and other similar obligations (exclusive of obligations for the payment of borrowed money);

(c) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(d) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents, goods covered thereby and other assets relating to such letters of credit and products and proceeds thereof;

(e) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Parent or any Restricted Subsidiary, including rights of offset and setoff;

(f) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, Cash Equivalents and other investment property on deposit in one or more accounts maintained by the Parent or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(g) leases or subleases, licenses or sublicenses, (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Parent or any Restricted Subsidiary;

(h) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(i) Liens securing the Loans and Liens securing any Guarantee;

(j) Liens in favor of the Administrative Agent under and as permitted by this Agreement;

(k) Liens existing on the Closing Date securing Indebtedness and other obligations outstanding on the Closing Date;

(l) Liens in favor of the Borrower or a Guarantor;

(m) Liens securing Permitted Indebtedness incurred pursuant to and outstanding under Section 7.3(b)(1);

(n) Liens securing Indebtedness in an amount not to exceed, (i) for the period ending on the Conversion Date, the greater of (A) $5.0 million and (B) 0.5% of Consolidated Tangible Assets at the time of incurrence, and (ii) for the period beginning after the Conversion Date and thereafter, the greater of (A) $20.0 million and (B) 2.0% of Consolidated Tangible Assets at the time of incurrence;

(o) Liens securing Non-Recourse Indebtedness of the Parent or any Restricted Subsidiary permitted to be incurred under this Agreement; provided, that such Liens apply only to (i) the property financed out of the net proceeds of such Non-Recourse Indebtedness within 365 days after the incurrence of such Non-Recourse Indebtedness and (ii) Directly Related Assets;

(p) Liens securing Purchase Money Indebtedness permitted to be incurred under this Agreement; provided that such Liens apply only to (i) the property acquired, constructed, developed or improved with the proceeds of such Purchase Money Indebtedness within 365 days after the incurrence of such Purchase Money Indebtedness and (ii) Directly Related Assets;

(q) Liens securing Acquired Indebtedness permitted to be incurred under this Agreement; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than Directly Related Assets) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Parent or a Restricted Subsidiary;

(r) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Parent or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(s) Liens to secure Attributable Indebtedness permitted to be incurred under this Agreement; provided that any such Lien shall not extend to or cover any assets of the Parent or any Restricted Subsidiary other than (i) the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred and (ii) Directly Related Assets;

(t) Liens securing Indebtedness of the Parent or its Restricted Subsidiaries in respect of Indebtedness of a Joint Venture permitted to be incurred under this Agreement; provided that, with respect to such Indebtedness, such Liens do not extend to assets of the Parent or its Restricted Subsidiaries other than (i) assets of the Joint Venture or (ii) the Equity Interests held by the Parent or a Restricted Subsidiary in such Joint Venture to the extent that such Liens secure Indebtedness in respect of such Joint Venture owing to lenders who have also been granted Liens on assets of such Joint Venture to secure Indebtedness of such Joint Venture;

(u) Liens to secure Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Agreement and which has been incurred in accordance with the provisions of this Agreement; provided that in each case such Liens do not extend to any additional assets (other than Directly Related Assets);

(v) attachment or judgment Liens not giving rise to an Event of Default and which are being contested in good faith by appropriate proceedings;

(w) easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations, assessment district and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Parent and its Subsidiaries;

(x) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Parent and its Subsidiaries or the value of such real property for the purpose of such business;

(y) Liens on Equity Interests in an Unrestricted Subsidiary to the extent that such Liens secure Indebtedness of such Unrestricted Subsidiary owing to lenders who have also been granted Liens on assets of such Unrestricted Subsidiary to secure such Indebtedness;

(z) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under this Agreement;

(aa) Liens for homeowner and property owner association developments and assessments;

(bb) licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Parent or any Restricted Subsidiary;

(cc) pledges, deposits and other Liens existing under, or required to be made in connection with (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(dd) Liens, encumbrances or other restrictions not securing Indebtedness contained in any joint venture agreement entered into by the Parent or any Restricted Subsidiary with respect to the equity interests issued by the relevant joint venture or the assets of such joint venture;

(ee) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease of property leased by the Parent or any Restricted Subsidiary, in each case with respect to the property so leased, and customary Liens and rights reserved in any lease for rent or for compliance with the terms of such lease; and

(ff) Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan” means any employee benefit plan as defined in Section 3(3) of ERISA, other than a Multiemployer Plan that is subject to Title IV of ERISA or Section 412 of the Code in respect of which any Loan Party or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.

“Platform” has the meaning assigned to such term in Section 6.1.

“Polygon” has the meaning assigned to such term in the introductory statement of this Agreement.

“Polygon Guarantors” means those Persons identified on Schedule 1.1D.

“Preferred Stock”, as applied to the Equity Interests of any Person, means Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

“Prepayment/Reduction Event” means (a) any Debt Offering, (b) any Equity Offering and (c) any Asset Sale.

“Prime Rate” means the rate of interest per annum determined from time to time by the Administrative Agent, to be its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors).

“Public Lender” has the meaning assigned to such term in Section 6.1.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Parent or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Parent or any Restricted Subsidiary or the cost of installation, construction, development or improvement thereof; provided, however, that (a) the amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs), (b) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets and (c) such Indebtedness shall be incurred within 365 days after such acquisition of such asset by the Parent or such Restricted Subsidiary or such installation, construction, development or improvement.

“Qualified Equity Interests” means Equity Interests of the Parent other than Disqualified Equity Interests.

“Rating Agency” means each of S&P and Moody’s or, if S&P or Moody’s or both shall cease to rate the Loans, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Ratio Exception” has the meaning assigned to such term in Section 7.3(a).

“Real Property Inventory” means as of any date, land that is owned by any Loan Party, which land is being developed or held for future development or sale, together with the right, title and interest of the Loan Party in and to the streets, the land lying in the bed of any streets, roads or avenues, open or proposed, in or of, the air space and development rights pertaining thereto and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging in or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting such land and all royalties and rights appertaining to the use and enjoyment of such land necessary for the residential development of such land, together with all of the buildings and other improvements now or hereafter erected on such land, and any fixtures appurtenant thereto and all related personal property.

“Recent Balance Sheet” has the meaning assigned to such term in Section 4.8.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.

“Redesignation” has the meaning assigned to such term in Section 7.9.

“Reference Banks” means such banks as may be appointed by the Administrative Agent (and agreed by such bank) in consultation with the Borrower.

“Refinancing Indebtedness” means Indebtedness of the Parent or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Parent or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (plus the amount of any premium paid, accrued and unpaid interest and the amount of expenses incurred by the Parent or any Restricted Subsidiary in connection with such repayment or amendment) (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

(a) if the Refinanced Indebtedness was subordinated to or pari passu with the Loans or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinated in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Loans or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(b) the Refinancing Indebtedness is scheduled to mature either (i) no earlier than the Refinanced Indebtedness being repaid or amended or (ii) after the maturity date of the Loans;

(c) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Loans has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Loans; and

(d) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, extended or amended is secured.

“Register” has the meaning assigned to such term in Section 10.6(b).

“Regulations U and X” means Regulations U and X of the Board as in effect from time to time.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412 of the Code.

“Required Lenders” means, at any time, the holders of more than 50% of the Outstanding Amount at such time.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person.

“Restricted Payment” means any of the following:

(a) the declaration or payment of any dividend or any other distribution on Equity Interests of the Parent or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Parent or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Parent or the Borrower, but excluding (i) dividends or distributions payable solely in Qualified Equity Interests and (ii) in the case of Restricted Subsidiaries, dividends or distributions payable to the Parent or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(b) the redemption of any Equity Interests of the Parent or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Parent or the Borrower, but excluding any such Equity Interests held by the Parent or any Restricted Subsidiary;

(c) any Investment other than a Permitted Investment; or

(d) any payment on or with respect to, or redemption of, any Subordinated Indebtedness of the Borrower or any Subsidiary Guarantor (excluding any intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries), except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) the redemption of any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition

“Restricted Payments Basket” means as defined in Section 7.4(a).

“Restricted Subsidiary” means any Subsidiary of the Parent other than an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

“Screen Rate” means the Intercontinental Exchange Benchmark Administration Ltd. rate for Dollars for such Interest Period as set forth on the applicable page of the Reuters Service (and if such page is replaced or such service ceases to be available, another page or service displaying the appropriate rate designated by the Administrative Agent after consultation with the Borrower).

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Section 6.1 Communications” has the meaning assigned to such term in Section 6.1.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Exchange Notes” means (a) the senior unsecured notes to be issued pursuant to the terms of Section 2.13 under the Senior Exchange Notes Indenture, together with interest, fees and all other amounts payable in connection therewith, and (b) any modification, replacement, refinancing, refunding, renewal or extension thereof.

“Senior Exchange Notes Indenture” means the indenture substantially in the form attached hereto as Exhibit C (with such changes as the Senior Exchange Notes Trustee or the Administrative Agent may request to effect the provisions of this Agreement and to comply with any applicable Requirement of Law, regulations or trustee procedures or policies, including such changes as are reasonably necessary to cause the Senior Exchange Notes to become eligible for deposit at the DTC, provided that no such changes shall be adverse in any material respect to the interests of the Borrower or the Lenders or would be adverse in any material respect to a holder of Senior Exchange Notes upon issuance) to be entered into in connection with the initial issuance of the Senior Exchange Notes.

“Senior Exchange Notes Trustee” has the meaning set forth in Section 2.13(b).

“Significant Subsidiary” means (a) any Restricted Subsidiary (other than the Borrower) that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Closing Date and (b) any Restricted Subsidiary (other than the Borrower) that, when aggregated with all other Restricted Subsidiaries (other than the Borrower) that are not otherwise Significant Subsidiaries and as to which any event described in Section 8.1(7) or (8) has occurred and is continuing, would constitute a Significant Subsidiary under clause (a) of this definition.

“Solvent” means when used with respect to any Person, means that, as of any date of determination, (a) the aggregate fair market value of such Person’s assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated or otherwise), (b) such Person has not incurred debts beyond such Person’s ability to pay such debts as they mature (taking into account all reasonably anticipated financing and refinancing proceeds) and (c) such Person does not have unreasonably small capital to conduct such Person’s businesses. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represent the amount that can be reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

“Specified Representations” means the representations and warranties set forth in:

(a) clause (a) and Section 4.3;

(b) the first sentence of Section 4.4(a);

(c) clause (i) of the second sentence of Section 4.4(a);

(d) subclause (A) of clause (ii) of the second sentence of Section 4.4(a) (unless such breach or violation could not reasonably be expected to have a Material Adverse Effect (as defined in the Existing Credit Agreement) on the Borrower and its subsidiaries (prior to the consummation of the Acquisition), taken as a whole);

(e) subclause (C) of clause (ii) of the second sentence of Section 4.4(a);

(f) clause (iii) of the second sentence of Section 4.4(a) (but only with respect to the Existing Credit Agreement and the Existing Indentures);

(g) the final sentence of Section 4.4(a); and

(h) Sections 4.10, 4.15, 4.16 and 4.21.

“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Statutory Reserves” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar

Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” means Indebtedness of the Borrower or any Guarantor that is subordinated in right of payment to the Loans or the Guarantees, respectively.

“Subsidiary” means as to any Person, (a) any corporation, limited liability company, association or other business entity (other than a partnership), of which more than fifty percent (50%) of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or other governing body thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination hereof). Unless otherwise specified, all references herein to “Subsidiary” or “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Commitments” means the aggregate amount of the Commitments shown on Schedule 1.1A.

“Transactions” means the execution and delivery by the Borrower of this Agreement, the performance by the Borrower and the Loan Parties of their respective obligations hereunder on the Closing Date, the borrowings made or to be made hereunder and the use of the proceeds thereof.

“Transferee” means any Assignee or Participant.

“Type” means as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in accordance with Section 7.9 and (b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Lender” has the meaning assigned to such term in Section 2.19(f).

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Parent or through one or more Wholly Owned Restricted Subsidiaries.

“Wholly Owned Subsidiary” means a Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Parent or through one or more Wholly Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete withdrawal under Section 4203 of ERISA or partial withdrawal under Section 4205 of ERISA from such Multiemployer Plan.

“Withholding Agent” means the Borrower, any Loan Party and the Administrative Agent.

1.2. Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) “including” means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) Indebtedness shall not be considered subordinate in right of payment to any other Indebtedness solely by virtue of being unsecured, secured with a subset of the collateral securing such other Indebtedness or with different collateral, secured to a lesser extent or secured with lower priority, by virtue of structural subordination, by virtue of maturity date, order of payment or order of application of funds, or by virtue of not being guaranteed by all guarantors of such other Indebtedness, and any subordination in right of payment must be pursuant to a written agreement or instrument;

(vii) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(viii) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(ix) all references to the date the Loans were originally borrowed shall refer to the Closing Date.

(c) If any change in GAAP from those applied in preparing the financial statements referred to in Section 4.1(a) affects the calculation of any financial covenant contained herein and either the Borrower or the Required Lenders request an amendment to such financial covenant to eliminate the effect of any such change, then (i) the Borrower, the Lenders and the Administrative Agent hereby agree to negotiate such amendments hereto to the effect that each such financial covenant is not more or less restrictive than such covenant as in effect on the date hereof using GAAP consistent with that reflected in such financial statements, and (ii) pending the effectiveness of such amendment, (A) the financial covenants contained in this Agreement shall be calculated without giving effect to such change and (B) the Borrower shall deliver to the Administrative Agent and the Lenders reconciliation statements setting forth a reconciliation from the financial statements prepared in accordance with GAAP after giving effect to such change to the financial statements prepared in accordance with GAAP before giving effect to such change.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1. The Loans.

(a) Subject to the terms and conditions set forth herein, each Initial Lender identified on Schedule 1.1A severally agrees to make to the Borrower a single loan (each, individually, a “Loan” and collectively, the “Loans”) denominated in Dollars in an aggregate principal amount not to exceed such Lender’s Commitment on the Closing Date.

(b) Amounts borrowed under Section 2.1(a) and repaid or prepaid may not be reborrowed.

2.2. Notice of Borrowing, Disbursements of Funds.

(a) The borrowing of the Loans on the Closing Date shall be made upon the Borrower’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent. Such notice shall be received by the Administrative Agent not later than 1:00 p.m. (New York time) at least two Business Days prior to the Closing Date, and shall specify (i) the aggregate principal amount of the Loans to be made and (ii) the length of the initial Interest Period therefor. All Loans made on the Closing Date shall be Eurodollar Loans.

(b) Following receipt of the notice referred to in Section 2.2(a) above, the Administrative Agent shall promptly notify each Lender of the amount of its Percentage Interest of the requested borrowing. Each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds not later than 11:30 a.m. (New York time) on the Closing Date. Upon satisfaction of the applicable conditions set forth in Section 5.1, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided in writing to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) The failure of any Lender to make the Loan to be made by it as required pursuant to Section 2.2(b) shall not relieve any other Lender of its obligation hereunder to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender on the Closing Date.

(d) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such continuations, and provided further that if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If the Borrower shall fail to give any required notice as described above in this paragraph or no Interest Period is specified in any such notice with respect to any continuation as Eurodollar Loans, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

2.3. Prepayments.

(a) Optional. Subject to Section 2.14, the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay the Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 1:00 pm (New York time) three (3) Business Days prior to any date of prepayment, in the case of Eurodollar Loans and not later than 1:00 pm (New York time), the Business Day of prepayment, in the case of ABR Loans; and (2) any partial prepayment of the Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, if less, the entire principal amount of the Loans then outstanding. Each such notice shall specify the date and amount of such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that the Borrower shall be entitled to make any such payment conditional on the receipt of other financing or the proceeds of other transactions (if such payment is made in connection with a refinancing or other payment in full of the Loans) to the extent specified in such notice. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Percentage Interest of such prepayment. Any prepayment under this Section 2.3(a) shall be accompanied by all accrued and unpaid interest thereon. Each prepayment of the Loans pursuant to this Section 2.3(a) shall be paid to the Lenders in accordance with their respective Percentage Interests.

(b) Mandatory. On each occasion on or after the Closing Date and prior to the Conversion Date that the Parent, the Borrower or any of the Parent’s Restricted Subsidiaries receives any Net Available Proceeds in respect of any Prepayment/Reduction Event, the Borrower shall promptly (and in any event within two Business Days) apply 100% of the Net Available Proceeds received with respect thereto to prepay outstanding Loans. Each prepayment of the Loans pursuant to this Section 2.3(b) shall be accompanied by all accrued and unpaid interest thereon and shall be paid to the Lenders in accordance with their respective Percentage Interests.

(c) Change of Control Prepayment Offer.

(i) Upon the occurrence of a Change of Control, each Lender will have the right to require the Borrower to prepay all or any part of such Lender’s Loans at a prepayment price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of prepayment, except to the extent the Borrower has previously elected to prepay the Loans pursuant to Section 2.3(a).

(ii) Within 30 days following any Change of Control, except to the extent that the Borrower has exercised its right to prepay the Loans pursuant to Section 2.3(a), the Borrower shall notify the Administrative Agent (who shall notify the Lenders in accordance with the terms of this Agreement) (a “Change of Control Offer”):

(A) that a Change of Control has occurred and that each Lender has the right to require the Borrower to prepay such Lender’s Loans at a prepayment price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of prepayment;

(B) the circumstances and relevant facts and financial information regarding such Change of Control; and

(C) the prepayment date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed).

(iii) The Borrower will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Borrower and prepays all Loans validly tendered and not withdrawn under such Change of Control Offer and the Borrower shall instruct the Administrative Agent to accept payments made by such third parties.

(iv) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(v) Each prepayment of the Loans pursuant to this Section 2.3(c) shall be paid to the Lenders that elect to accept such offer in accordance with their respective Percentage Interests.

(d) Interest, Indemnity, Etc. All prepayments under this Section 2.3 shall be accompanied by all accrued interest thereon together with, if applicable, any amounts due under Section 2.20.

2.4. Termination of Commitments.

The Commitment of each Lender shall be automatically and permanently reduced to $0 upon the making of such Lender’s Loan pursuant to Section 2.1(a).

2.5. Repayment of the Loans.

On the Maturity Date, the Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate principal amount of all Loans outstanding on the Maturity Date, together with accrued and unpaid interest.

2.6. Interest.

(a) Subject to Section 2.6(b), prior to the date of the earlier of the occurrence of a Demand Failure Event and the Conversion Date, the Loans shall bear interest for each Interest Period at a rate per annum equal to the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin; provided, however, that, at any time the Loans are deemed to be or are converted to ABR Loans pursuant to Section 2.2(e) or Section 2.16, the Loans shall bear interest at the ABR plus the Applicable Margin; provided further, however, that in each case and subject to Section 2.6(b), the Loans shall never bear interest at a per annum rate exceeding 9.25%. On and after the date of the earlier of the occurrence of a Demand Failure Event and the Conversion Date, and subject to Section 2.6(b), the Loans shall bear interest at a fixed per annum rate of 9.25%.

(b) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% per annum and (ii) if all or a portion of any interest payable on any Loan or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), after giving effect to any applicable grace period, such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full.

(c) Interest on each Loan shall be due and payable in cash in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that interest accruing pursuant to paragraph (b) of this Section 2.6 shall be payable from time to time on demand. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Bankruptcy Law.

2.7. Fees.

The Borrower shall pay the Lead Arrangers and the Administrative Agent such fees as shall have been separately agreed upon in writing (including in the Commitment Letter and in the Fee Letter) in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the Lead Arrangers or the Administrative Agent, as the case may be).

2.8. [RESERVED].

2.9. Evidence of Indebtedness.

(a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, payable to such Lender or its registered assigns, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.9(a), and by each Lender in its account or accounts pursuant to Section 2.9(a), shall be prima facie evidence absent manifest error of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

2.10. Payments Generally.

(a) If any Initial Lender makes available to the Administrative Agent funds for any Loan to be made by such Initial Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the making of such Loan set forth in Section 5.1 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Initial Lender) to such Initial Lender, without interest.

(b) The obligations of the Initial Lenders hereunder to make the Loans are several and not joint. The failure of any Initial Lender to make any Loan on the Closing Date shall not relieve any other Initial Lender of its corresponding obligation to do so on such date, and no Initial Lender shall be responsible for the failure of any other Initial Lender to so make its Loan.

(c) Nothing herein shall be deemed to obligate any Initial Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Initial Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(d) If the Administrative Agent receives funds for application to the Obligations of the Borrower under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Percentage Interest of the sum of the aggregate principal amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

2.11. [RESERVED].

2.12. Conversion Fee.

Unless earlier paid pursuant to Section 2.14, if and to the extent any Loans remain outstanding on the Conversion Date, the Borrower agrees to pay (or cause to be paid) the Conversion Fee to the Administrative Agent on the Conversion Date, for the account of the Initial Lenders in accordance with the Fee Letter.

2.13. Senior Exchange Notes.

(a) (i) At any time or from time to time on or after the Conversion Date, the Loans of any Lender may be exchanged by such Lender in whole or in part for Senior Exchange Notes having an aggregate principal amount equal to the outstanding principal amount of such Loans. In connection with any such exchange, the applicable Lender will not, at the time of such exchange or the next Interest Payment Date, be entitled to receive accrued and unpaid interest on such Lender’s Loans being exchanged for Senior Exchange Notes on such date; provided that the Senior Exchange Notes issued to such Lender shall accrue interest from the most recent Interest Payment Date prior to such exchange (even if such date is prior to the first issuance of Senior Exchange Notes). The terms of the Senior Exchange Notes will be set forth in the Senior Exchange Notes Indenture, and the Senior Exchange Notes shall rank pari passu in right of payment with the Loans and any other unsubordinated Indebtedness of the Borrower.

(ii) Each exchanging Lender shall provide the Borrower and the Administrative Agent prior irrevocable written notice of such exchange (each such notice, an “Exchange Notice”), substantially in the form of Exhibit F, at least ten Business Days prior to the date of exchange specified in such Exchange Notice. The Exchange Notice shall specify the principal amount of the Loans to be exchanged (which shall be, when taken together with Exchange Notices from other Lenders whose requested exchange has not yet been completed, at least $75,000,000 or, if less than $75,000,000, the entire remaining aggregate principal amount of the Loans of such Lender), the date of exchange (the “Exchange Date”), which shall be a Business Day, and, subject to the terms of the Senior Exchange Notes Indenture, the name and account of the DTC participant to be credited with such notes (or, if applicable, the name of the proposed registered holder) and the amount of each Senior Exchange Note requested. If any Exchange Date would occur after a Record Date (as defined in the Senior Exchange Notes

Indenture) and prior to the immediately following Interest Payment Date (as defined in the Senior Exchange Notes Indenture), then the Exchange Date shall be deferred until the date of such immediately following Interest Payment Date. The Loans exchanged for Senior Exchange Notes pursuant to this Section 2.13 shall be deemed repaid and canceled, and the Senior Exchange Notes so issued shall be governed by and construed in accordance with the provisions of the Senior Exchange Notes Indenture. The Senior Exchange Notes shall be issued in the form set forth in the Senior Exchange Notes Indenture, with such changes as the Senior Exchange Notes Trustee or the Administrative Agent may request to effect the provisions of this Agreement and the Senior Exchange Notes Indenture and to comply with any applicable Requirement of Law, regulations or trustee procedures or policies, including such changes as are reasonably necessary to cause the Senior Exchange Notes to become eligible for deposit at the DTC; provided that no such changes shall be adverse in any material respect to the interests of the Borrower or the Lenders or would be adverse in any material respect to a holder of Senior Exchange Notes upon issuance.

(iii) As more particularly provided in the Senior Exchange Notes Indenture, (A) the interest rate payable by the Borrower under the Senior Exchange Notes issued pursuant to the Senior Exchange Notes Indenture shall equal 9.25%, (B) Senior Exchange Notes issued pursuant to the Senior Exchange Notes Indenture shall mature on August 12, 2022 and (C) the Senior Exchange Notes shall be redeemable as set forth in the Senior Exchange Notes Indenture and the applicable form of Senior Exchange Notes attached thereto.

(b) Not later than five Business Days following receipt by the Borrower of the first Exchange Notice pursuant to Section 2.13(a)(ii),

(i) the Borrower shall execute and deliver, and shall use commercially reasonable efforts to cause the trustee under the Senior Exchange Notes Indenture (which trustee shall be selected by the Borrower and shall be acceptable to the Administrative Agent in its reasonable discretion (the “Senior Exchange Notes Trustee”)), to execute and deliver, the Senior Exchange Notes Indenture.

(ii) the Borrower shall use all commercially reasonable efforts to cause the Senior Exchange Notes to become eligible for deposit at DTC prior to the initial issuance thereof, including by filing with DTC an appropriately executed letter of representations, and

(iii) the Borrower shall use all commercially reasonable efforts to obtain “CUSIP” and “ISIN” numbers and ratings from each of Moody’s and S&P for the Senior Exchange Notes prior to the initial issuance thereof. Not later than five Business Days following delivery of any Exchange Notice, the Borrower shall (A) deliver a written notice to the Senior Exchange Notes Trustee, directing such Senior Exchange Notes Trustee to authenticate and deliver Senior Exchange Notes as specified in the Exchange Notice and (B) use all commercially reasonable efforts to effect delivery of such Senior Exchange Notes to the requesting Lender on the requested Exchange Date. Each Senior Exchange Note shall be recorded in book-entry form as a beneficial interest in one or more global notes deposited with the Senior Exchange Notes Trustee as custodian for DTC and credited to the account of the exchanging Lender directly or indirectly through the participant in DTC’s system specified by such Lender in the applicable Exchange Notice, unless the foregoing is not possible after the Borrower’s use of commercially reasonable efforts in which case each Senior Exchange Note shall be issued as a definitive registered note payable to the registered holder specified by the exchanging Lender in the applicable Exchange Notice.

(c) The Borrower agrees that as a condition to the effectiveness of the exchange of any Loans for Senior Exchange Notes:

(i) the Borrower shall have issued the Senior Exchange Notes pursuant to the Senior Exchange Notes Indenture substantially in the applicable form set forth therein, and the Borrower and Senior Exchange Notes Trustee shall have executed and delivered the Senior Exchange Notes Indenture, and Borrower shall have executed a registration rights agreement for the benefit of the exchanging Lenders in respect of an exchange offer registration statement and a shelf registration statement with respect to the Senior Exchange Notes in substantially the form executed in connection with the issuance of the Borrower’s 7% Senior Notes due 2022;

(ii) the Borrower shall have provided to the Administrative Agent copies of resolutions of its board of directors approving the execution and delivery of the Senior Exchange Notes Indenture and the registration rights agreement and the issuance of the Senior Exchange Notes, together with a customary certificate of the secretary of the Borrower certifying such resolutions; and

(iii) the Borrower shall have caused (A) its counsel to deliver to the Administrative Agent an executed legal opinion in form and substance customary for a transaction of that type to be mutually agreed upon by the Borrower and the Administrative Agent (including with respect to due authorization, execution and delivery, validity and enforceability of the Senior Exchange Notes, the Senior Exchange Notes Indenture and the registration rights agreement) and (B) its independent auditors to deliver customary accountants comfort letters as may reasonably be requested by the Administrative Agent and the exchanging Lenders.

(d) If the foregoing conditions set forth in Section 2.13(c) are not satisfied with respect to any exchange of the Loans for Senior Exchange Notes, then the applicable Lenders shall retain all of their rights and remedies with respect to the Loans subject to such exchange pursuant to this Agreement until such conditions are satisfied and such Loans are so exchanged for Senior Exchange Notes. The Borrower agrees to use commercially reasonable efforts to satisfy the conditions set forth in Section 2.13(c) with respect to any exchange no later than five Business Days after its receipt of the Exchange Notice for such exchange.

(e) Nothing in this Section 2.13 shall prevent or limit the ability of the Borrower to repay or refinance the Loans in any other manner not otherwise prohibited by this Agreement.

(f) It is understood and agreed that following any exchange of the Loans for Senior Exchange Notes, such Loans shall be deemed to have been repaid in full.

2.14. Securities Demand Failure.

If a Demand Failure Event shall occur and be continuing for more than five days, then, upon notice by the Administrative Agent to the Borrower: (a) the Loans shall be modified to bear interest as provided in the last sentence of Section 2.6(a), (b) the optional prepayment provisions of the Loans shall be modified to be subject to the call protection provisions and redemption premiums that would have been applicable to the Senior Exchange Notes, and (c) the Borrower’s right to consent to any assignment pursuant to Section 10.07(b)(i) shall cease to apply. The foregoing shall be the Lenders’ sole and exclusive remedy for a Demand Failure Event. In addition, upon a Demand Failure Event, Borrower shall pay to the Lead Arrangers such fees as shall have been separately agreed upon in writing (including in the Fee Letter) in the amounts and at the times so specified.

2.15. Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest shall accrue for each period from and including the first day of such period but excluding the last day of such period. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of an Adjusted LIBO Rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.16(a).

2.16. Inability to Determine Interest Rate.

If prior to the first day of any Interest Period prior to the Conversion Date:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter.

If such notice is given under clause (a) or (b) above, any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be continued as such.

2.17. Pro Rata Treatment and Payments.

(a) Each Borrowing by the Borrower from the Lenders hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Percentage Interests of the Lenders.

(b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

(c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to each Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d) Unless the Administrative Agent shall have been notified in writing by any Initial Lender prior to the Closing Date that such Initial Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Initial Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Closing Date, such Initial Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Initial Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Initial Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Initial Lender’s share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days after the Closing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to such Loans, on demand, from the Borrower.

(e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption and make available to the Lenders their respective Percentage Interests of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.17(d), 2.17(e) or 9.7, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision of this Agreement), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

2.18. Requirements of Law.

(a) If (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof, (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines, or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued or (iii) any requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision (or any successor or similar authority), in each case pursuant to Basel III, regardless of the date actually enacted, adopted or issued:

(A) shall subject any Recipient to any Tax (except for Non-Excluded Taxes that are indemnified under Section 2.19 and Excluded Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, other liabilities or capital attributable thereto;

(B) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Adjusted LIBO Rate; or

(C) shall impose on such Lender any other similar condition;

and the result of any of the foregoing is to increase the cost to such Recipient, by an amount that such Recipient deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable by such Recipient hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Recipient, upon its demand, any additional amounts necessary to compensate such Recipient for such increased cost or reduced amount receivable. If any Recipient becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower by providing a certificate along with reasonably detailed calculations of such additional amounts (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital or liquidity adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, including compliance with (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines, or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued and (ii) any requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision (or any successor or similar authority) pursuant to Basel III, made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower by providing a certificate along with reasonably detailed calculations of such additional amounts (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) A certificate as to any additional amounts payable pursuant to this Section 2.18 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.18, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.18 for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor if such Lender knew or could reasonably know of the circumstances giving rise to such additional amounts payable pursuant to this Section 2.18; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.19. Taxes.

(a) Except as required by law, all payments made by or on account of any obligation of the Borrower to a Recipient under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, excluding (a) Taxes imposed on or measured by net income (however denominated) or franchise Taxes, or branch profits Taxes, in each case imposed (i) as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in the United States (or any political subdivision thereof) or any jurisdiction imposing such tax (or any political subdivision thereof) or (ii) on such Recipient as a result of a present or former connection between such Recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Recipient having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (b) Taxes that are attributable to such Recipient’s failure to comply with the requirements of paragraph (f), (g), (h) or (i) of this Section 2.19, (c) U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in the Loan or Commitment at the time such Recipient acquires such interest (other than pursuant to an assignment request by the Borrower under Section 2.22) or such Recipient changes its lending office, except to the extent that such Recipient’s assignor (if any) or such Recipient (in the case of a change in lending office) was entitled, at the time of assignment or immediately before it changed its lending office, to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to this paragraph, or (d) U.S. Federal withholding Taxes imposed under FATCA (all such Taxes not excluded by this Section 2.19, “Non-Excluded Taxes” and all such Taxes excluded by this Section 2.19, “Excluded Taxes”). If any Non-Excluded Taxes or Other Taxes are required to be deducted or withheld from any amounts payable to a Recipient hereunder, the amounts so payable to such Recipient shall be increased to the extent necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.19), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. If the applicable Withholding Agent is required by law to deduct and/or withhold any Taxes, then (i) the applicable Withholding Agent shall make such deductions, (ii) the applicable Withholding Agent shall pay the amount deducted to the relevant Governmental Authority or other authority in accordance with applicable law and (iii) the amounts so deducted and paid to the relevant Governmental Authority shall be treated under this Agreement as made to the affected Recipient.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.19, the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Recipient, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

(d) The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Non-Excluded Taxes or Other Taxes (including Non-Excluded Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Each Lender shall severally indemnify the Borrower or the Administrative Agent (as applicable), within 10 days after demand therefor, for (i) in the case of the Administrative Agent, any Non-Excluded Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes or Other Taxes and without limiting the obligation of the Borrower to do so) and (ii) in the case of the Borrower or the Administrative Agent (as applicable) , (A) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06 relating to the maintenance of a Participant Register and (B) any Taxes attributable to such Lender which are Excluded Taxes, in each case, that are payable or paid by the Borrower or the Administrative Agent (as applicable) in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Each Lender (or Transferee) that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two executed originals of whichever of the following is applicable: (i) U.S. Internal Revenue Service (“IRS”) Form W-8BEN or IRS Form W-8BEN-E, (ii) IRS Form W-8ECI, (iii) in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit E-1 (a “U.S. Tax Compliance Certificate”) and an appropriate IRS Form W-8BEN or IRS Form W-8BEN-E, and (iv) in the case of a Non-U.S. Lender that is not the beneficial owner, IRS Form W-8IMY (accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner), in each case properly completed and duly executed by such Non-U.S. Lender claiming a complete exemption from or reduction in U.S. Federal withholding Tax on all payments by the Borrower under this Agreement and the other Loan Documents. References to IRS Forms include any subsequent versions thereof or successors thereto. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower and the Administrative Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Each Lender (or Transferee) that is a “United States person” as defined in Section 7701(a)(30) of the Code (a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of IRS Form W-9, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such U.S. Lender certifying an exemption from U.S. Federal backup withholding on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such U.S. Lender. Each U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally entitled to deliver.

(g) A Recipient that is entitled to an exemption from or reduction of non-U.S. withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Recipient is legally entitled to complete, execute and deliver such documentation and in such Recipient’s judgment such completion, execution or submission would not materially prejudice the legal position of such Recipient.

(h) If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(i) The Administrative Agent shall deliver to the Borrower two duly completed copies of IRS Form W-9 properly completed and duly executed and certifying an exemption from U.S. Federal backup withholding on all payments by the Borrower under the Loan Documents.

(j) If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Tax as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Tax giving rise to such refund), net of all out-of-pocket expenses of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(k) The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(l) For purposes of this Section 2.19, the term “applicable law” includes FATCA.

2.20. Indemnity.

The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement (other than any default as a result of (i) the failure of such Lender to make a Loan, (ii) the delivery of a notice by the Administrative Agent under Section 2.16(a) or (iii) the delivery by the Required Lenders of a notice under Section 2.16(b)), (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed or continued, for the period from the date of such prepayment or of such failure to borrow or continue to the last day of such Interest Period (or, in the case of a failure to borrow or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.21. Change of Lending Office.

Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided further that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19.

2.22. Replacement of Lenders.

The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19 or (b) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders (with the percentage in such definition being deemed to be 50% for this purpose) has been obtained), with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19, (iii) the replacement Lender shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement shall be an Eligible Assignee reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay, or cause to be paid, the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

SECTION 3. [RESERVED]

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Parent and the Borrower hereby represent and warrant to the Administrative Agent and each Lender that (and with the understanding that the accuracy of only the Specified Representations in this Section 4 shall be conditions to the making of the Loans on the Closing Date):

4.1. Financial Statements.

(a) The Parent has furnished to Lenders that are parties this Agreement on the Closing Date a copy of its consolidated balance sheets and related statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended December 31, 2013, audited by and accompanied by the opinion of KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2014, certified by an Authorized Financial Officer. The financial statements and the notes thereto fairly present in all material respects the consolidated financial position of the Loan Parties and their Subsidiaries as at the dates specified therein and the consolidated results of operations and cash flows for the periods then ended, all in conformity in all material respects with GAAP.

(b) The Borrower has heretofore delivered to the Administrative Agent and the Lenders its unaudited pro forma consolidated balance sheet and statement of income as of and for the 3-month period ended March 31, 2014, and its unaudited pro forma statement of income for the year ended December 31, 2013, in each case prepared giving effect to the Acquisition as if they had occurred, with respect to such balance sheet, on March 31, 2014 and, with respect to such other financial statements, on January 1, 2013. Such pro forma financial statements have been prepared in good faith by the Borrower, based on assumptions believed by the Borrower on the date thereof to be reasonable, accurately reflect, in all material respects, all adjustments required to be made to give effect to the Transactions, the Acquisition and any other financings incurred to finance the Acquisition and present fairly, in all material respects, on a pro forma basis the estimated consolidated financial position of the Parent and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions, the Acquisition and such financings had actually occurred at such dates.

4.2. No Material Adverse Change.

Since December 31, 2013, there has been no material adverse change in the financial condition of the Loan Parties and their Subsidiaries, taken as a whole.

4.3. Organization, Powers and Equity Interests.

Each of the Loan Parties (a) is a corporation, limited partnership or limited liability company (as applicable) duly organized or formed, validly existing and in good standing under laws of its state of incorporation or formation, (b) has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as now conducted, (c) is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its contracts and other rights and to avoid any penalty or forfeiture except in each case to the extent of omissions that would not have a Material Adverse Effect.

4.4. Authorization and Validity of this Agreement; Consents; Etc.

(a) Each of the Loan Parties has the power and authority to execute and deliver this Agreement, the Notes, the Guarantee Agreement and the other Loan Documents to which it is a party and to perform all its obligations hereunder and thereunder. The execution and delivery by the Borrower of this Agreement and the Notes and by each of the Loan Parties of the Guarantee Agreement and the other Loan Documents to which it is a party and its performance of its obligations hereunder and thereunder and any and all actions taken by the Loan Parties (i) have been duly authorized by all requisite corporate action or other applicable limited partnership or limited liability company action, (ii) will not violate or be in conflict with (A) any provisions of law (including, without limitation, any applicable usury or similar law), (B) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (C) any provision of its certificate of incorporation or by-laws, certificate of limited partnership or limited partnership agreement, or articles or certificate of formation or operating agreement (as applicable), (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its properties or assets is or may be bound (including without limitation any indentures pursuant to which any debt securities of the Borrower have been issued), except in each case where such violation, conflict or breach would not reasonably be expected to have a Material Adverse Effect, and (iv) except as otherwise contemplated by any Loan Document, will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. Each of this Agreement, the Notes, the Guarantee Agreement and the other applicable Loan Documents has been duly executed and delivered by the applicable Loan Parties. The Loan Documents constitute legal, valid and binding obligations of the applicable Loan Parties enforceable against the applicable Loan Parties in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b) None of the Loan Parties nor any of their Subsidiaries is a party to any agreement or instrument or is subject to any charter or other restrictions that could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor any of their Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party that could reasonably be expected to have a Material Adverse Effect, and consummation of the transactions contemplated hereby and in the other Loan Documents will not cause any Loan Party to be in material default under any material indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its properties or assets is or may be bound (including without limitation any indentures pursuant to which any debt securities of the Borrower have been issued).

(c) No order, license, consent, approval, authorization of, or registration, declaration, recording or filing with, or validation of, or exemption by, any governmental or public authority (whether Federal, state or local, domestic or foreign) or any subdivision thereof is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by any Loan Party of this Agreement, the Notes, the Guarantee Agreement or the other Loan Documents, or the legality, validity, binding effect or enforceability of any of the respective terms, provisions or conditions thereof, except in each case to the extent such omission could not reasonably be expected to have a Material Adverse Effect. To the extent that any franchises, licenses, permits, certificates, authorizations, approvals or consents from any Federal, state or local (domestic or foreign) government, commission, bureau or agency are required for the acquisition, ownership, operation or maintenance by any Loan Party of properties now owned, operated or maintained by any of them, those franchises, licenses, permits, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor, except in each case to the extent of omissions that would not have a Material Adverse Effect.

4.5. Compliance with Laws and Other Requirements.

The Loan Parties and their Subsidiaries are in compliance with and conform to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of all domestic or foreign governments or any instrumentality thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, including, without limitation, regulations of the Board, the Federal Interstate Land Sales Full Disclosure Act or any comparable statute in any other applicable jurisdiction, except in each case where such violation could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor any of their Subsidiaries has received any notice to the effect that its properties or operations are (a) not in material compliance with any of the requirements of applicable Environmental Laws or any applicable Federal, state and local health and safety statutes and regulations or (b) are, or may be, the subject of any investigation, remedial action, response action or monitoring as a result of any presence, disposal or release of any Hazardous Substances into the indoor or outdoor environment, which, in each case, could reasonably be expected to have a Material Adverse Effect.

4.6. Litigation.

Except as set forth on Schedule 4.6, there is no action, suit, proceeding, arbitration, inquiry or investigation (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the knowledge of the Borrower, threatened against or affecting the Loan Parties or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor any of their Subsidiaries is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would or could reasonably be expected to have a Material Adverse Effect. Since the date of this Agreement, there has been no change in the status of the matters set forth on Schedule 4.6 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

4.7. No Default.

No event has occurred and is continuing that is a Default or an Event of Default.

4.8. Title to Properties.

Each of the Loan Parties has good and marketable fee title, or title insurable by a reputable and nationally recognized title insurance company, to the Real Property Inventory owned by it, and to all the other assets owned by it and either reflected on the balance sheet and related notes and schedules most recently delivered by the Borrower to the Lenders (the “Recent Balance Sheet”) or acquired by it after the date of that balance sheet and prior to the date hereof, except for those properties and assets which have been disposed of since the date of the Recent Balance Sheet or which no longer are used or useful in the conduct of its business or which are classified as real estate not owned under GAAP. All such Real Property Inventory and other assets owned by the Loan Parties are free and clear of all mortgages, Liens, charges and other encumbrances (other than Permitted Liens), except (i) in the case of Real Property Inventory, as reflected on title insurance policies insuring the interest of the applicable Loan Party in the Real Property Inventory or in title insurance binders issued with respect to the Real Property Inventory (some of which title insurance binders have expired but were valid at the time of acquisition of the relevant Real Property Inventory), and (ii) as reflected in the Recent Balance Sheet.

4.9. Tax Liability.

There have been filed all Federal, state, local and foreign Tax returns with respect to the operations of the Loan Parties which are required to be filed, except where extensions of time to make those filings have been granted by the appropriate taxing authorities and the extensions have not expired or where failure to file would not have a Material Adverse Effect. The Loan Parties have paid or caused to be paid to the appropriate taxing authorities all Taxes, to the extent that those Taxes have become due, except for Taxes the failure of which to pay does not violate the provisions of this Agreement or would not have a Material Adverse Effect.

4.10. Regulations U and X; Investment Company Act.

(a) Neither the Borrower nor any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or Regulation X of the Board). Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Loan Parties and their Subsidiaries on a consolidated basis which are subject to any limitation on sale, pledge or other restriction hereunder.

(b) No part of the proceeds of any of the Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. If requested by the Lenders, the Borrower shall furnish to the Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board. No part of the proceeds of the Loans will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

(c) None of the Loan Parties nor any of their Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.11. ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Federal or state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except as could not reasonably be expected to result in a Material Adverse Effect (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that would incur material liability under Section 4062, 4069 or 4212(c) of ERISA.

4.12. Subsidiaries; Joint Ventures.

Schedule 4.12 contains a complete and accurate list as of the Closing Date of (a) all Subsidiaries of the Borrower, including, with respect to each Subsidiary, (i) its state of incorporation or formation, (ii) all jurisdictions (if any) in which it is qualified as a foreign corporation or entity, (iii) the number of shares of its Equity Interests outstanding and (iv) the number and percentage of its shares owned by the Borrower and/or by any other Subsidiary, and (b) each Joint Venture, including, with respect to each such Joint Venture, (i) its jurisdiction of organization, (ii) all other jurisdictions in which it is qualified as a foreign entity and (iii) the number and percentage of its shares owned by the Borrower and/or by any other Subsidiary. All the outstanding shares of Equity Interests of each Restricted Subsidiary are validly issued, fully paid and nonassessable, except as otherwise provided by state wage claim laws of general applicability. All of the outstanding shares of Equity Interests of each Restricted Subsidiary as specified in Schedule 4.12 are owned free and clear of all Liens, security interests, equity or other beneficial interests, charges and encumbrances of any kind whatsoever, except for Permitted Liens. Neither the Borrower nor any other Loan Party owns of record or beneficially any shares of the Equity Interests of any Subsidiary that is not a Guarantor, except Unrestricted Subsidiaries and Joint Ventures.

4.13. Environmental Compliance.

No Hazardous Substances are present upon any of the Real Property Inventory owned, used or operated by any of the Loan Parties or any of their Subsidiaries or any Real Property Inventory which is encumbered by any mortgage held by any of the Loan Parties or any of their Subsidiaries, and none of the Loan Parties nor any of their Subsidiaries has received any notice to the effect that any of the Real Property Inventory owned, used or operated by any of the Loan Parties or any of their Subsidiaries or any of their respective operations are not in compliance with any of the requirements of applicable Environmental Laws or are, or may be, the subject of any investigation, remedial action, response action or monitoring as the result of any presence, disposal or release of any Hazardous Substance into the indoor or outdoor environment which, in each case, could be reasonably expected to have a Material Adverse Effect.

4.14. No Misrepresentation.

No representation or warranty by any Loan Party made under this Agreement and no information, financial statement, certificate, schedule, exhibit, report or other document provided or to be provided by any Loan Party in connection with the transactions contemplated hereby or thereby (including, without limitation, the negotiation of and compliance with the Loan Documents) contained, contains or will contain a misstatement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.

4.15. Solvent.

The Loan Parties and their Subsidiaries on a consolidated basis are Solvent.

4.16. Anti-Corruption Laws and Sanctions.

Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, its Subsidiaries and their respective officers and employees and, to the knowledge of the Parent, its directors and agents, are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions. None of (a) the Parent, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Parent, any agent of the Parent, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

4.17. Relationship of the Loan Parties.

The Loan Parties are engaged as an integrated group in the business of owning, developing and selling Real Property Inventory and of providing the required services, credit and other facilities for those integrated operations. The Loan Parties require financing on such a basis that funds can be made available from time to time to such entities, to the extent required for the continued successful operation of their integrated operations. The Loans and other advances of credit to be made to the Borrower under this Agreement are for the purpose of financing the Acquisition, and the Loan Parties expect to derive benefit, directly or indirectly, from the Loans and other advances, both individually and as a member of the integrated group, since the financial success of the operations of the Loan Parties is dependent upon the continued successful performance of the integrated group as a whole, including the consummation of the Acquisition.

4.18. Insurance.

The properties of the Loan Parties and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties and their Restricted Subsidiaries operate.

4.19. Anti-Terrorism Order.

Neither the execution and delivery of the Loan Documents by the Borrower or any Loan Party nor the use of the proceeds of any Loan or any extension of credit, will violate the Trading with the Enemy Act, as amended, or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the generality of the foregoing, none of the Borrower, any Loan Party nor any of their respective Subsidiaries (a) are or will become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engage or will engage in any dealings or transactions or be otherwise associated with any such blocked person.

4.20. Intellectual Property; Licenses, Etc.

The Borrower and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without any material conflict with the rights of any other Person.

4.21. USA PATRIOT Act.

To the extent applicable, the Parent and each of its Subsidiaries is in compliance in all material respects with the USA PATRIOT Act.

4.22. Labor Disputes.

No labor disputes exist or, to the knowledge of the Parent or the Borrower, are threatened against any of the Loan Parties or any of their Subsidiaries which have or could be reasonably expected to have a Material Adverse Effect.

SECTION 5. CONDITIONS PRECEDENT

5.1. Conditions to Extension of Credit.

The agreement of each Lender to make the extension of credit requested to be made by it is subject to the satisfaction or waiver, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement and each Loan Document signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement and each Loan Document) that such party has signed a counterpart of this Agreement and each Loan Document.

(b) The Administrative Agent shall have received, with a counterpart or copy for each Lender, such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and other legal matters relating to the Borrower, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Borrower shall have paid all fees, expenses and other amounts payable by it under the Commitment Letter and the Fee Letter on or prior to the Closing Date, in each case, to the extent such amounts are invoiced at least two Business Days prior to the Closing Date.

(d) The Administrative Agent (or its counsel) shall have received a customary opinion (addressed to the Administrative Agent and the Initial Lenders and dated the Closing Date) from (i) Latham & Watkins LLP, counsel for the Borrower, covering such matters relating to the Borrower or the Loan Documents as the Administrative Agent or the Initial Lenders shall reasonably request, and (ii) such other local counsel in a material jurisdiction as may be reasonably required by the Administrative Agent or the Initial Lenders, covering such other matters relating to the Borrower or the Loan Documents as the Administrative Agent or the Initial Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

(e) The Borrower and each of the Guarantors shall have provided the documentation and other information to the Initial Lenders that are reasonably requested by the Initial Lenders no later than ten Business Days prior to the Closing Date under the applicable “know-your-customer” rules and regulations, including the PATRIOT Act, in each case at least three business days prior to the Closing Date.

(f) The Acquisition shall have been consummated, or substantially simultaneously with the initial borrowing under this Agreement shall be consummated, in accordance with the Acquisition Agreement (and no provision of the Acquisition Agreement shall have been waived, amended, supplemented or otherwise modified, and no consent shall have been given thereunder, in a manner materially adverse to the Initial Lenders without the consent of the Initial Lenders (such consent not to be unreasonably withheld, delayed or conditioned)) (it being understood that any amendment or modification to the definition of “Material Adverse Effect” in the Acquisition Agreement as in effect on June 22, 2014 shall be deemed to be materially adverse to the Initial Lenders).

(g) There not having occurred since December 31, 2013, any event, change, circumstance or effect that individually or in the aggregate has had or is reasonably likely to have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Polygon, taken as a whole, except for any such effects resulting from (i) the announcement or pendency of the Acquisition Agreement, the transactions contemplated thereby and by the Ancillary Agreements (as defined in the Acquisition Agreement) or the performance of any obligation thereunder, the announcement thereof or the identity of the Borrower as the prospective acquirer of Polygon, (ii) changes in general economic or political conditions or the securities markets in general, (iii) changes in conditions generally applicable to businesses in the same industry as that of the Polygon including (A) changes in laws generally applicable to such businesses or industry and (B) changes in GAAP or its application, (iv) changes in generally prevailing interest rates in the United States, (v) changes in the availability or cost of borrowings or other costs of financing in the United States generally, or (vi) any weather-related event or national or international hostilities, acts of terror, or acts of war; provided, that in the case of the foregoing clauses (ii) - (vi), except to the extent such event, change, circumstance or effect disproportionately impacts Polygon taken as a whole relative to other companies in the industry in which Polygon operate.

(h) After giving effect to the Transactions, the Acquisition and any other financings incurred to finance the Acquisition, the Parent and its Subsidiaries (including Polygon) shall have outstanding no indebtedness or preferred stock other than (i) the loans and other extensions of credit under the Existing Credit Facility and notes outstanding under the Existing Indentures, (ii) the 7% Senior Notes due 2022, (iii) construction notes payable, seller financing and other indebtedness of the Parent, the Borrower and their Subsidiaries, in each case existing on the June 22, 2014, (iv) indebtedness incurred in the ordinary course of business (including daily cash overdrafts and joint venture debt and associated guaranties for land acquisitions) and (v) other Indebtedness permitted pursuant to Section 7.3(b)(3).

(i) The Initial Lenders shall have received (a) GAAP audited consolidated balance sheets and related statements of income, changes in equity and cash flows of the Borrower for the years ended December 31, 2011, 2012 and 2013, (b) GAAP unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of the Borrower for the fiscal quarter ended March 31, 2014, (c) GAAP audited consolidated balance sheet and related statement of income, changes in equity and cash flows of Polygon for the fiscal years ended December 31, 2013 and 2012, and (d) GAAP unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of Polygon for the fiscal quarter ended March 31, 2014 (with respect to which Polygon’s independent accountants shall have performed a SAS 100 review).

(j) The Initial Lenders shall have received a pro forma consolidated balance sheet as of March 31, 2014 and pro forma statements of income and EBITDA of the Borrower for the twelve-month period ended as of March 31, 2014, adjusted to give effect to the Transactions, the Acquisition and the other transactions related thereto.

(k) The Administrative Agent shall have received a solvency certificate substantially in the form attached as Exhibit G from the chief financial officer or another senior financial or accounting officer or the treasurer or controller of the Borrower certifying as to the solvency of the Borrower and its subsidiaries on a consolidated basis, after giving effect to the Transactions, the Acquisition and the other transactions contemplated hereby.

(l) The Acquisition Agreement Representations shall be true and correct, and the Specified Representations shall be true and correct in all material respects, in each case, on and as of the date of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier or later date, in which case such representations and warranties shall have been true, correct and complete (in the case of the Specified Representations, in all material respects) on and as of such earlier date, and the Administrative Agent shall have received a certificate signed by the President, a Vice President or a Financial Officer of the Borrower confirming the foregoing.

(m) The Administrative Agent shall have received a notice of Borrowing in accordance with Section 2.2.

SECTION 6. AFFIRMATIVE COVENANTS

The Parent and the Borrower hereby agree that, so long as any Loan or other amount (other than contingent obligations such as indemnities or increased costs) is owing to any Lender or the Administrative Agent hereunder, they shall and shall cause each Restricted Subsidiary to:

6.1. Reporting Requirements.

In the case of the Parent, maintain a standard system of accounting established and administered in accordance with GAAP and shall cause to be delivered to the Administrative Agent (for prompt distribution by the Administrative Agent to Lenders):

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Parent (commencing with the fiscal year ending December 31, 2014), a consolidated balance sheet of the Parent and its Subsidiaries as of the end of that fiscal year and the related consolidated statements of operations, stockholders’ equity and cash flows for that fiscal year, all with accompanying notes and schedules, prepared in accordance with GAAP and audited and reported upon by KPMG LLP or another firm of independent certified public accountants of similar recognized standing selected by the Parent and reasonably acceptable to the Administrative Agent (such audit report shall be unqualified as to going concern or scope of audit and without a “going concern” explanatory note); the financial statements filed with or furnished to the SEC by the Parent (and which are available online) shall be deemed to have been provided by the Parent under this reporting requirement if the Parent notifies the Administrative Agent that such financial statements are available;

(b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as of the end of that quarter, and the related consolidated statement of operations and cash flows of the Loan Parties and their Subsidiaries for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with GAAP, unaudited but certified to be true and accurate, subject to normal year-end and audit adjustments, by an Authorized Financial Officer of the Borrower; the financial statements filed with or furnished to the SEC by the Parent (and which are available online) shall be deemed to have been provided by the Parent under this reporting requirement if the Parent notifies the Administrative Agent that such financial statements are available;

(c) concurrently with the delivery of the financial statements described in subsection (a) above, a letter signed by that firm of independent certified public accountants to the effect that, during the course of their examination, nothing came to their attention which caused them to believe that any Event of Default has occurred, or if such Event of Default has occurred, specifying the facts with respect thereto; concurrently with the delivery of the financial statements described in subsection (b) above, a certificate signed by the Chief Executive Officer, President or Executive Vice President and an Authorized Financial Officer of the Parent to the effect that having read this Agreement, and based upon an examination which they deemed sufficient to enable them to make an informed statement, there does not exist any Event of Default or Default, or if such Event of Default or Default has occurred, specifying the facts with respect thereto; and concurrently with the delivery of the financial statements described in subsection (a) or (b) above, the related consolidated financial statements (or other financial presentations reasonably acceptable to the Administrative Agent) reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) upon such consolidated financial statements;

(d) within 90 days after the beginning of each fiscal year of the Parent (commencing with the fiscal year beginning on January 1, 2015), a projection, in reasonable detail and in form reasonably satisfactory to the Administrative Agent, on a quarterly basis, of the earnings, cash flow, balance sheet and covenant calculations (with assumptions for all of the foregoing) of the Loan Parties and their Subsidiaries for that fiscal year;

(e) promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Parent to its stockholders, and of all regular and periodic reports and other material (including copies of all registration statements and reports under the Securities Act and the Exchange Act) filed by the Parent with or furnished to any securities exchange or any governmental authority or commission, except material filed with or furnished to governmental authorities or commissions relating to the development of Real Property Inventory in the ordinary course of the business of the Loan Parties and which does not relate to or disclose any Material Adverse Effect; the reports and financial statements filed with or furnished to the SEC by the Parent (and which are available online) shall be deemed to have been provided by the Parent under these reporting requirements if the Parent notifies the Administrative Agent that such financial statements are available;

(f) as soon as available and in any event within 90 days after the end of the fourth quarter of each fiscal year for the Joint Ventures, a statement of earnings, assets, liabilities and net worth, indicating the Parent’s and each Loan Party’s pro rata share thereof, in the form attached as Schedule 6.1(f);

(g) the following reports: within 45 days (50 days in the case of the first fiscal quarter after the Closing Date) after the end of each of the first three quarters, and within 90 days after the end of each fiscal year of the Parent (commencing with the quarter ending June 30, 2014 and fiscal year ending December 31, 2014), a report which shall include the information and calculations provided for in the Compliance Certificate attached to this Agreement and such other condition in reasonable detail and be in form reasonably satisfactory to the Administrative Agent. The reports furnished pursuant to this subsection (g) shall each be certified by an Authorized Financial Officer of the Parent;

(h) as soon as possible and in any event within 10 days after the Parent knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Financial Officer of the Parent, describing said Reportable Event and the action which the Parent proposes to take with respect thereto;

(i) as soon as possible and in any event within 10 days after receipt thereof by any of the Loan Parties or any of their Subsidiaries, a copy of (i) any notice or claim to the effect that any of the Loan Parties or of their Subsidiaries is or may be liable to any Person as a result of the presence, disposal or release of any Hazardous Substance into the environment, and (ii) any notice alleging any violation of any Environmental Law or any Federal, state or local health or safety law or regulation by any of the Loan Parties or any of their Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect;

(j) concurrently with the quarterly financial statements described in subsection (b) above following the end of any quarter in which there occurred an event that requires a Subsidiary that is not then a Guarantor to become a Guarantor under this Agreement (as described in Section 6.7 below) (or at any time that the Parent may elect to cause any other Subsidiary to be a Guarantor), the Parent shall deliver to the Administrative Agent (i) a Supplemental Guarantee, substantially in the form provided for in the Guarantee Agreement, executed by the Administrative Agent and a duly authorized officer of such Subsidiary; (ii) a copy of the certificate of incorporation or other organizational document of such Subsidiary, certified by the secretary of state or other official of the state or other jurisdiction of its incorporation or formation; and (iii) representations and warranties regarding such Guarantor’s formation, authority, execution, delivery, non-contravention and enforceability of the Supplemental Guarantee; and

(k) such supplements to the aforementioned documents and additional information and reports as the Administrative Agent or any Lender may from time to time reasonably require.

Each of the Parent and the Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by, or on behalf of, the Parent and/or the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material nonpublic information with respect to the Parent, the Borrower or their Subsidiaries or the respective securities of any of the foregoing) (each, a “Public Lender”). Each of the Parent and the Borrower hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking the Borrower Materials “PUBLIC”, the Parent and the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material nonpublic information with respect to the Parent, the U.S. Federal and state securities laws (provided that, to the extent such Borrower Materials constitute confidential information, they shall be treated as set forth in Section 10.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC”, unless the Parent notifies the

Administrative Agent promptly that any such document contains material nonpublic information: (i) the Loan Documents, (ii) notification of changes in the terms of any Loan Document and (iii) all information delivered pursuant to clauses (a), (b) and (e) of this Section 6.1.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including U.S. Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Parent, the Borrower and their Affiliates, or the respective securities of any of the foregoing, for purposes of U.S. Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE, BAD FAITH OR WILFUL MISCONDUCT.

The Administrative Agent agrees that receipt of the reporting materials pursuant to this Section 6.1 (the “Section 6.1 Communications”) by the Administrative Agent at its electronic mail address set forth in Section 10.2 shall constitute effective delivery of the Section 6.1 Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Section 6.1 Communications have been posted to the Platform shall constitute effective delivery of the Section 6.1 Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

6.2. Payment of Taxes and Other Potential Liens.

Except as could not reasonably be expected to have a Material Adverse Effect, pay all its debts and perform all its obligations promptly and in accordance with the respective terms thereof, and pay and discharge or cause to be paid and discharged promptly all Taxes, assessments and governmental charges or levies imposed upon any Loan Party or upon any of their respective incomes or receipts or upon any of their respective properties before the same shall become delinquent (and file all Tax returns with the appropriate taxing authorities on or before the same shall become due), as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the imposition of a Lien or charge upon such properties or any part thereof; provided, however, that it shall not constitute a violation of the provisions of this Section 6.2 if any Loan Party shall fail to perform any such obligation or to pay any such debt (except for obligations for money borrowed), Tax, assessment, governmental charge or levy or claim for labor, materials or supplies which is being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided.

6.3. Preservation of Existence.

Do or cause to be done all things or proceed with due diligence with any actions or courses of action which may be necessary to preserve and keep in full force and effect its existence under the laws of their respective states of incorporation or formation and all qualifications or licenses in jurisdictions in which such qualification or licensing is required for the conduct of its business, except where the failure to maintain any such qualification or license could not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing herein shall be deemed to prohibit any transaction permitted pursuant to Section 7.13. the Parent will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and reasonable extensions of such fields of enterprise and maintain all requisite authority reasonably necessary to conduct its business in each jurisdiction in which its business is being conducted. The primary business of the Loan Parties and their Subsidiaries shall at all times be the acquisition, development and sale of real estate assets and ancillary and complementary businesses thereto.

6.4. Maintenance of Properties.

Maintain all its properties and assets in good working order and condition and make all necessary repairs, renewals and replacements thereof so that its business carried on in connection therewith may be properly conducted at all times; and maintain or require to be maintained (a) adequate insurance, by financially sound and reputable insurers, on all properties of the Loan Parties which are of character usually insured by Persons engaged in the same or a similar business (including, without limitation, all Real Property Inventory encumbered by mortgages securing mortgage loans made by any Loan Party, to the extent normally required by prudent mortgagees, and all Real Property Inventory which is subject of an equity investment by any Loan Party, to the extent normally carried by similarly situated prudent builder-developers) against loss or damage resulting from fire, defects in title or other risks insured against by extended coverage and of the kind customarily insured against by those Persons, (b) adequate public liability insurance against tort claims which may be incurred by any Loan Party and (c) such other insurance as may be required by law. Upon the request of the Administrative Agent, the Parent will furnish to the Lenders full information as to the insurance carried.

6.5. Access to Premises and Books.

At all reasonable times, with reasonable advance notice and as often as the Administrative Agent or any Lender may reasonably request, permit authorized representatives and agents (including accountants) designated by the Administrative Agent or any Lender to (a) have access to the premises of the Parent and each Restricted Subsidiary and to their respective corporate books and financial records, and all other records relating to their respective operations and procedures, (b) make copies of or excerpts from those books and records and (c) upon reasonable notice to the Parent, discuss the respective affairs, finances and operations of the Loan Parties and their Subsidiaries with, and to be advised as to the same by, their respective officers and directors; provided, however, that unless an Event of Default has occurred and is continuing, (i) the Borrower shall not be required to pay the expenses for the Administrative Agent for more than one visit in any calendar year and (ii) shall not be required to pay the expenses for any visit by any Lender.

6.6. Notices.

Give prompt written notice to the Administrative Agent of (a) any proceeding instituted by or against the Borrower or any of the Loan Parties in any Federal or state court or before any commission or other regulatory body, Federal, state or local or other governmental agency, which could reasonably be expected to have a Material Adverse Effect, and (b) any other event which could reasonably be expected to lead to or result in a Material Adverse Effect or result in an Event of Default.

6.7. Further Assurances.

(a) Execute any and all further documents, agreements and instruments, and take all further action that may be required under applicable law, or that the Required Lenders or the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents.

(b) Give the Administrative Agent written notice of the formation or acquisition of any Restricted Subsidiary.

6.8. Compliance with Laws and Other Requirements.

Promptly and fully, comply with, conform to and obey all present and future laws, ordinances, rules, regulations, orders, writs, judgments, injunctions, decrees, awards and all other legal requirements applicable to the Loan Parties, their Subsidiaries and their respective properties, including, without limitation, Regulation Z of the Board, the Federal Interstate Land Sales Full Disclosure Act, ERISA, the Florida Land Sales Act or any similar statute in any applicable jurisdiction, in each case, the violation of which would have a Material Adverse Effect.

6.9. Use of Proceeds.

Use and cause to be used the proceeds of the Loans for the Acquisition and to pay costs and expenses incurred in connection with the Acquisition, the Loan Documents and the other transactions contemplated by the Loan Documents to occur on or prior to the Closing Date.

SECTION 7. NEGATIVE COVENANTS

The Parent and the Borrower hereby agree that, so long as any Loan or other amount (other than contingent obligations such as indemnities and increased costs) is owing to any Lender or the Administrative Agent hereunder:

7.1. [Reserved].

7.2. [Reserved].

7.3. Limitations on Additional Indebtedness.

(a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided, however, the Parent, the Borrower or any Subsidiary Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto, (i) for the period ending on the Conversion Date, either (A) the Consolidated Fixed Charge Coverage Ratio would be at least 2.50 to 1.00 or (B) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be less than 2.00 to 1.00, and (ii) for the period after the Conversion Date, either (A) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (B) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be less than 3.00 to 1.00 (either (A) or (B) under (i) or (ii), the “Ratio Exception”)).

(b) Notwithstanding Section 7.3(a), so long as no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following Indebtedness, each of the following shall be permitted (the “Permitted Indebtedness”):

(1) the incurrence by the Borrower or any Subsidiary Guarantor (and the Guarantee thereof by the Parent, the Borrower or any such Subsidiary Guarantor) of Indebtedness (including Refinancing Indebtedness) under Credit Facilities in an aggregate principal amount at any one time outstanding under this Section 7.3(b)(1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Borrower and its Restricted Subsidiaries thereunder) not to exceed the greater of $200,000,000 and 20% of Consolidated Tangible Assets;

(2) the Loans borrowed and the Guarantees issued on the Closing Date and the Senior Exchange Notes and Guarantees issued in exchange therefor;

(3) Indebtedness of the Parent, the Borrower and the Guarantors to the extent outstanding on the Closing Date (other than Indebtedness referred to in Section 7.3(b) (1) and (2)), including the 7% Senior Notes due 2022;

(4) Indebtedness of the Parent and the Restricted Subsidiaries under Hedging Obligations; provided that (A) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 7.3, and (B) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5) Indebtedness of the Parent owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Parent or any other Restricted Subsidiary; provided, however, that (A) any Indebtedness of the Parent or the Borrower owed to a Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Parent or the Borrower’s obligations under this Agreement and the Loans and (B) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Parent or a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this Section 7.3(b)(5);

(6) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Parent or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Parent or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(7) Purchase Money Indebtedness incurred by the Parent or any Restricted Subsidiary, in an aggregate amount not to exceed at any time outstanding (A) for the period ending on the Conversion Date, $5,000,000, and (B) for the period beginning after the Conversion Date, $25,000,000;

(8) Non-Recourse Indebtedness of the Parent or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property and secured by Liens only on such real property and Directly Related Assets;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(10) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Ratio Exception, Section 7.3(b)(2) or (3) or this Section 7.3(b)(11);

(12) the guarantee by the Parent or any Restricted Subsidiary of Indebtedness (other than Indebtedness incurred pursuant to Section 7.3(b)(8), (13) or (16) or, in the case of the guarantee by a Restricted Subsidiary that is not a Guarantor, pursuant to the Ratio Exception or Section 7.3(b)(1)) of a Restricted Subsidiary, in the case of the Parent, or of the Parent, the Borrower or another Restricted Subsidiary, in the case of a Restricted Subsidiary, in either case, that was permitted to be incurred by another provision of this Section 7.3;

(13) Indebtedness of any Restricted Subsidiary engaged primarily in the mortgage origination and lending business (a “Mortgage Subsidiary”) under warehouse lines of credit and repurchase agreements, and Indebtedness secured by mortgage loans and related assets of such Restricted Subsidiary, in each case incurred in the ordinary course of such business; provided that the only legal recourse for collection of obligations owing on such Indebtedness (other than Customary Recourse Obligations) is against such Restricted Subsidiary, any other Mortgage Subsidiary and their respective assets;

(14) (x) Indebtedness of the Parent, the Borrower or any Subsidiary Guarantor incurred to finance an acquisition or merger or (y) Acquired Indebtedness of the Parent, the Borrower or any Restricted Subsidiary; provided, however, that in either case, after giving effect to the transactions that result in the incurrence or issuance thereof, on a pro forma basis, (a) the Parent would have been able to incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception, (b) the Consolidated Fixed Charge Coverage Ratio of the Parent is greater than such ratio immediately prior to such acquisition or merger, or (c) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth of the Parent is less than such ratio immediately prior to such acquisition or merger;

(15) Indebtedness of the Parent, the Borrower or any Subsidiary Guarantor in an aggregate amount not to exceed at any time outstanding (A) for the period ending on the Conversion Date, the greater of $10,000,000 and 1% of

Consolidated Tangible Assets at the time of incurrence, and (B) for the period beginning after the Conversion Date, the greater of $40,000,000 and 4% of Consolidated Tangible Assets at the time of incurrence; and

(16) (x) guarantees by the Parent or any of its Restricted Subsidiaries in respect of Indebtedness incurred by Joint Ventures, and (y) GP Indebtedness of the Parent or its Restricted Subsidiaries in respect of Joint Ventures, in an aggregate amount at any time outstanding under this Section 7.3(b)(16) not to exceed (A) for the period ending on the Conversion Date, the greater of $10,000,000 and 1% of Consolidated Tangible Assets at the time of incurrence, and (B) for the period beginning after the Conversion Date, the greater of $40,000,000 and 4% of Consolidated Tangible Assets at the time of incurrence.

(c) For purposes of determining compliance with this Section 7.3, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in Section 7.3(b)(1) through (16) or is entitled to be incurred pursuant to the Ratio Exception, the Parent shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described.

7.4. Limitations on Restricted Payments.

(a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(2) immediately after giving effect to such Restricted Payment, the Parent could incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception; and

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after (X) if such Restricted Payment is to be made on or prior to the Conversion Date, the Closing Date (other than Restricted Payments made pursuant to Section 7.4(b) (2), (3), (4), (5), (6), or (7)), or (Y) if such Restricted Payment Date is to be made after the Conversion Date, November 8, 2012 (other than Restricted Payments made pursuant to Section 7.4(b) (2), (3), (4), (5), (6), or (7)), in either case does not exceed the sum (the “Restricted Payments Basket”) of (without duplication):

(A) 50% of Consolidated Net Income for the period (taken as one accounting period) from (X) if such Restricted Payment is to be made on or prior to the Conversion Date, July 1, 2014 or (Y) if such Restricted Payment Date is to be made after the Conversion Date, October 1, 2012, in each case to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(B) 100% of the aggregate net cash proceeds or the Fair Market Value (as determined by the Board of Directors of the Parent) of any assets to be used in a Permitted Business received by the Parent (X) if such Restricted Payment is to be made on or prior to the Conversion Date, after the Closing Date, or (Y) if such Restricted Payment Date is to be made after the Conversion Date, after November 8, 2012, in either case either (x) as contributions to the common equity of the Parent or (y) from the issuance and sale of Qualified Equity Interests, plus

(C) the aggregate amount by which Indebtedness of the Parent or any Restricted Subsidiary is reduced on the Parent’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Parent) of Indebtedness issued subsequent to (X) if such Restricted Payment is to be made on or prior to the Conversion Date, the Closing Date, or (Y) if such Restricted Payment Date is to be made after the Conversion Date, November 8, 2012, in either case, into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Parent or any Restricted Subsidiary upon such conversion or exchange), plus

(D) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made (X) if such proposed Restricted Payment is to be made on or prior to the Conversion Date, after the Closing Date, or (Y) if such proposed Restricted Payment Date is to be made after the Conversion Date, after November 8, 2012, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(E) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Parent’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Parent’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this Section 7.4(a)(E) and were not previously repaid or otherwise reduced, plus

(F) 100% of the principal amount of, or, if issued at a discount, the accreted value of, any guarantee by the Parent or any Restricted Subsidiary incurred (X) if such proposed Restricted Payment is to be made on or prior to the Conversion Date, after the Closing Date, or (Y) if such proposed Restricted Payment Date is to be made after the Conversion Date, after November 8, 2012, in either case, that is subsequently released

(other than due to a payment on such guarantee), but only to the extent that such guarantee was treated as a Restricted Payment pursuant to this paragraph (a) when made.

(b) The provisions of Section 7.4(a) shall not prohibit:

(1) the payment by the Parent or any Restricted Subsidiary of any dividend or similar distribution within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Agreement;

(2) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (other than to the Parent or any of its Subsidiaries);

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Parent or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 7.3 and the other terms of this Agreement;

(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Equity Interests of the Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their bankruptcy or petition for bankruptcy, death, disability, retirement, severance or termination of employment or service or any other repurchase event set forth in a written agreement between the Parent and such individual evidencing such Equity Interest as of the Closing Date; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $4,000,000 during any calendar year;

(5) repurchases of Equity Interests deemed to occur upon the exercise of stock options or stock appreciation rights if the Equity Interests represents a portion of the exercise price thereof;

(6) the repurchase of Equity Interests upon vesting of restricted stock, restricted stock units, performance share units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto; or

(7) Restricted Payments in an aggregate amount, when taken together with all Restricted Payments made pursuant to this Section 7.4(b)(7) and then outstanding, does not exceed (A) for the period ending on the Conversion Date, $5,000,000, and (B) for the period beginning after the Conversion Date, $20,000,000.

provided that no issuance and sale of Qualified Equity Interests pursuant to Section 7.4(b)(2) or (3) shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent or a Restricted Subsidiary of the Parent, as the case may be, pursuant to the Restricted Payment.

7.5. Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.

The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (other than the Borrower) to:

(1) pay dividends or make any other distributions on or in respect of its Equity Interests;

(2) make loans or advances or pay any Indebtedness or other obligation owed to the Parent or any other Restricted Subsidiary; or

(3) transfer any of its assets to the Parent or any other Restricted Subsidiary;

except for:

(A) encumbrances or restrictions existing under or by reason of applicable law;

(B) encumbrances or restrictions existing under this Agreement, the Loans and the Guarantees;

(C) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(D) encumbrances or restrictions existing under agreements existing on the Closing Date as in effect on the Closing Date and encumbrances or restrictions applicable to Restricted Subsidiaries existing under any Credit Facility pursuant to which Indebtedness has been incurred under Section 7.3(b)(1);

(E) restrictions on the transfer of assets subject to any Lien permitted under this Agreement imposed by the holder of such Lien;

(F) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under this Agreement to any Person pending the closing of such sale;

(G) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets so acquired;

(H) encumbrances or restrictions arising in connection with Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not materially more restrictive than those contained in the agreements creating or evidencing the Indebtedness being refinanced;

(I) customary provisions in leases, licenses, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person;

(J) Purchase Money Indebtedness incurred in compliance with Section 7.3 to the extent they impose restrictions of the nature described in Section 7.5(3) on the assets acquired;

(K) Non-Recourse Indebtedness incurred in compliance with Section 7.3 to the extent they impose restrictions of the nature described in Section 7.5(3) on the assets secured by such Non-Recourse Indebtedness or on the Equity Interests in the Person holding such assets;

(L) customary restrictions in other Indebtedness incurred in compliance with Section 7.3; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Parent’s board of directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clause (D) of this Section 7.5;

(M) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(N) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (M) of this Section 7.5; provided that such amendments or refinancings are, in the good faith judgment of the Parent’s board of directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

7.6. Limitations on Asset Sales.

(a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless: (1) the Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale and (2) at least 70% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.

For the purposes of this Section 7.6(a), the following are deemed to be cash: (i) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Parent or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Parent or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness; (ii) the amount of any obligations received from such transferee that are within 90 days converted by the Parent or such Restricted Subsidiary to cash (to the extent of the cash actually so received); and (iii) the Fair Market Value of any assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Parent or a Restricted Subsidiary acquires voting and management control of such entity) received by the Parent or any Restricted Subsidiary to be used by it in the Permitted Business. If at any time any non-cash consideration received by the Parent or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Agreement.

(b) In the event that the Parent or any Restricted Subsidiary engages in an Asset Sale after the Conversion Date, the Parent or such Restricted Subsidiary shall, no later than 360 days following the receipt of the Net Available Proceeds, apply all or any of the Net Available Proceeds therefrom (1) to permanently repay, prepay, redeem or repurchase (x) Obligations under Indebtedness secured by Permitted Liens pursuant to clauses (m), (n), (o), and (p) of the definition of “Permitted Liens” (whose commitments shall be correspondingly reduced permanently upon such repayment or prepayment), (y) Obligations under the Loans or any other Pari Passu Indebtedness of the Parent or any Restricted Subsidiary of the Borrower; provided that if the Parent or any such Restricted Subsidiary shall so repay or prepay any such other Pari Passu Indebtedness, the Parent will reduce Obligations under the Loans on a pro rata basis (based on the amount so applied to such repayments or prepayments) by, at their option, (A) prepaying the Loans in accordance with Section 2.3(a), (B) making an offer (in accordance with the procedures set forth in Section 7.6(c) and (d) for an Asset Sale Offer) to all Lenders to purchase their Loans at least 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of the Loans to be repurchased or (C) purchasing the Loans through privately negotiated transactions or open market purchases, in a manner that complies with this Agreement and applicable securities law, at a price not less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon; or (z) Indebtedness of a Restricted Subsidiary of the Borrower that is not a Guarantor, other than Indebtedness owed to the Borrower or another Restricted Subsidiary of the Borrower; (2) to acquire all or substantially all of the assets of, or any Equity Interests of, another Permitted Business, if, after giving effect to any such acquisition of Equity Interests, the Permitted Business is or becomes a Restricted Subsidiary of the Borrower; (3) to make a capital expenditure; (4) to acquire Additional Assets or improve or develop existing assets to be used in a Permitted Business; or (5) to make any combination of the foregoing payments, redemptions, repurchases or investments. Pending the final application of any Net Available Proceeds, the Borrower may temporarily reduce revolving credit borrowings or otherwise invest the Net Available Proceeds in any manner that is not prohibited by this Agreement.

(c) Any Net Available Proceeds from Asset Sales that are not applied or invested as provided in Section 7.6(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Parent shall, or shall cause the Borrower to, make an Asset Sale Offer to all Lenders and if the Borrower elects (or is required by the terms of such other Pari Passu Indebtedness), all holders of other Pari Passu Indebtedness (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of the Loans and such Pari Passu Indebtedness, in denominations of $2,000 initial principal amount and multiples of $1,000 in excess thereof, that may be purchased with an amount equal to the Excess Proceeds at an offer price in cash in an amount not less than 100% of the principal amount thereof, or, in the case of Pari Passu Indebtedness represented by securities sold at a discount, not less than the amount of the accreted value thereof at such time, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Agreement. In the event that the Parent or any Restricted Subsidiary of the Borrower prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Parent or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid. After the completion of an Asset Sale after the Conversion Date, the Parent and its Restricted Subsidiaries may make an Asset Sale Offer prior to the time they are required to do so by the first sentence of this paragraph. If the Parent or any Restricted Subsidiary completes such an Asset Sale Offer with respect to any Net Available Proceeds, the Borrower and its Restricted Subsidiaries shall be deemed to have complied with this Section 7.6 with respect to the application of such Net Available Proceeds, and any such Net Available Proceeds remaining after completion of such Asset Sale Offer may be used by the Parent and its Restricted Subsidiaries for any purpose not prohibited by this Agreement. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not provided by this Agreement. If the aggregate principal amount of the Loans and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Administrative Agent will select the Loans and such other Pari Passu Indebtedness to be purchased on a pro rata basis based on the aggregate principal amount of the Loans and the other Pari Passu Indebtedness to be purchased validly tendered and not withdrawn. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d) The Parent shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of the Loans pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 7.6, the Parent shall comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 7.6 by virtue of such compliance.

7.7. Limitations on Transactions with Affiliates.

(a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless: (1) such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis by the Parent or that Restricted Subsidiary from a Person that is not an Affiliate of the Parent or that Restricted Subsidiary and (2) the Parent delivers to the Administrative Agent: (a) with respect to any Affiliate Transaction involving aggregate value expended or received by the Parent or any Restricted Subsidiary in excess of $7,500,000, an Officers’ Certificate of the Parent certifying that such Affiliate Transaction complies with Section 7.7(a)(1) and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and (b) with respect to any Affiliate Transaction involving aggregate value expended or received by the Parent or any Restricted Subsidiary of $25,000,000 or more, the certificates described in Section 7.7(a)(2)(a) and (x) a written opinion as to the fairness of such Affiliate Transaction to the Parent or such Restricted Subsidiary from a financial point of view or (y) a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an Independent Financial Advisor.

(b) The provisions of Section 7.7(a) shall not apply to (1) transactions exclusively between or among (a) the Parent and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Parent (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary; (2) reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification and insurance arrangements; (3) the allocation of employee services among the Parent, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or stockholder of the Parent beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Parent); (4) any Permitted Investment (other than any Permitted Investment made in accordance with clause (a)(ii), clause (n) or clause (o) of the definition of “Permitted Investments” to the extent that such Permitted Investment under clause (n) or clause (o) is in a Joint Venture or Unrestricted Subsidiary of which any officer, director or stockholder of the Parent beneficially owns any Equity Interests (other than indirectly through ownership of Equity Interests in the Parent)); (5) any agreement as in effect as of the Closing Date or any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in Section 7.7(a)(1)) or any transaction contemplated thereby; (6) Restricted Payments which are made in accordance with Section 7.4(a) or Section 7.4(b)(1), (4)-(7); (7) licensing of trademarks to, and allocation of overhead, sales and marketing, travel and like expenses among, the Parent, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or stockholder of the Parent beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Parent); or (8) issuances, sales or other dispositions of Qualified Equity Interests for cash by the Parent to an Affiliate.

7.8. Conduct of Business.

The Parent shall not, and shall not permit any Restricted Subsidiary, to engage in any business other than the Permitted Business and businesses necessary, reasonably related or ancillary thereto.

7.9. Limitations on Designation of Unrestricted Subsidiaries.

The Parent may designate any Subsidiary of the Parent (other than the Borrower) as an “Unrestricted Subsidiary” under this Agreement (a “Designation”) only if (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation and (2) the Parent would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to Section 7.4, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Parent’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless: (1) neither the Borrower nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (x) provides any direct or indirect credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) is directly or indirectly liable for any Indebtedness of such Subsidiary other than, in each case, such Investments as are permitted pursuant to Section 7.4; (2) such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding (x) are no less favorable to the Parent or the Restricted Subsidiary than those that would be reasonably expected to be obtained at the time from Persons who are not Affiliates of the Parent or such Restricted Subsidiary or (y) would be permitted as (a) an Affiliate Transaction under and in compliance with Section 7.7, (b) an Asset Sale under and in compliance with Section 7.6,

(c) a Permitted Investment or (d) an Investment under and in compliance with Section 7.4; (3) such Subsidiary is a Person with respect to which neither the Parent nor any Restricted Subsidiary has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and (4) such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Parent or any Restricted Subsidiary of the Equity Interest of such Unrestricted Subsidiary, which guarantee is not recourse to the Parent or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to Section 7.4.

If, at any time after the Designation, any Unrestricted Subsidiary fails to meet the requirements set forth in the preceding paragraph, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under Section 7.3 or the Lien is not permitted under Section 7.10, the Parent shall be in default of the applicable covenant.

The Parent may not Designate the Borrower as an Unrestricted Subsidiary. As of the Closing Date, the Parent shall be deemed to have Designated Duxford Title Reinsurance Company, Cerro Plata Associates, LLC, Silver Creek Preserve, Nobar Water Company, Horsethief Canyon Partners and Lyon Mission, LLC as Unrestricted Subsidiaries.

The Parent may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation and (2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Agreement.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Parent delivered to the Administrative Agent and certifying compliance with the foregoing provisions.

7.10. Limitations on Liens.

The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (a “Triggering Lien”) of any nature whatsoever against any assets now owned or hereafter acquired by the Parent or such Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), or any proceeds, income or profits therefrom securing any Indebtedness, except Permitted Liens, unless all payments due under this Agreement and the Loans (or under a Guarantee in the case of Liens of a Guarantor) are secured on an equal and ratable basis (or on a superior basis, in the event the other Indebtedness is Subordinated Indebtedness) with the obligations so secured until such time as such obligations are no longer secured by a Triggering Lien.

7.11. Additional Guarantees.

If, after the Closing Date, (a) the Parent or any Restricted Subsidiary shall acquire or create another Wholly Owned Restricted Subsidiary, including the Polygon Guarantors (other than (i) a Subsidiary that has been designated an Unrestricted Subsidiary, and (ii) any Subsidiary that is a project-financed special purpose entity) or (b) any Unrestricted Subsidiary is redesignated a Wholly Owned Restricted Subsidiary, then, in each such case, to the extent such Wholly Owned Subsidiary has guaranteed any Indebtedness of the Parent, the Borrower or any Subsidiary Guarantor and such Guarantee is then outstanding, the Parent shall cause such Restricted Subsidiary to (A) execute and deliver to the Administrative Agent a supplement guarantee in the form attached to the Guarantee Agreement pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Borrower’s obligations under the Loans and the Loan Documents; and (B) if requested by the Administrative Agent, deliver to the Administrative Agent one or more opinions of counsel that such supplement guarantee (x) has been duly authorized, executed and delivered by such Restricted Subsidiary and (y) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

7.12. Foreign Assets Control Regulations.

The Borrower shall not use or permit the use of the proceeds of any Loan or any extension of credit in any manner that will violate the Trading with the Enemy Act, as amended, or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the foregoing, neither the Borrowers nor any Loan Party will permit itself nor any of its Subsidiaries to (a) become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions or be otherwise associated with any person who is a blocked person. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

7.13. When the Borrower May Merge or Transfer Assets.

(a) Neither the Parent nor the Borrower will, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into any Person (other than a merger that satisfies the requirements of Section 7.13(a)(1) with a Wholly Owned Restricted Subsidiary solely for the purpose of changing the Parent’s or the Borrower’s jurisdiction of incorporation, as the case may be, to another State of the

United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Parent or the Parent and the Restricted Subsidiaries (taken as a whole) or the Borrower or the Borrower and the Restricted Subsidiaries that are Subsidiaries of the Borrower (taken as a whole), as the case may be, to any Person or (b) adopt a Plan of Liquidation unless, in either case:

(1) Either (a) the Parent or the Borrower, as the case may be, will be the surviving or continuing Person or (b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by an instrument in form and substance satisfactory to the Administrative Agent, all of the obligations of the Borrower or the Parent, as the case may be, under the Loans or the Parent’s Guarantee, as applicable, and this Agreement; provided that, in the case of the Borrower, at any time the Successor is a limited liability company, there shall be a co-borrower of the Loans that is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia;

(2) immediately prior to and immediately after giving effect to such transaction and the assumption (if applicable) of the obligations as set forth in Section 7.13(a)(1)(b) and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

(3) immediately after and giving effect to such transaction and the assumption (if applicable) of the obligations set forth in Section 7.13(a)(1)(b) and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Parent or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Ratio Exception, (b) the Consolidated Fixed Charge Coverage Ratio of the Parent or the Successor is greater than such ratio for the Parent immediately prior to such transaction, or (c) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth of the Parent or the Successor is less than such ratio for the Parent immediately prior to such transaction.

For purposes of this Section 7.13, any Indebtedness of the Successor which was not Indebtedness of the Parent or the Borrower, as the case may be, immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

(b) No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, whether or not affiliated with such Subsidiary Guarantor, unless (1) either, (a) such Subsidiary Guarantor will be the surviving or continuing Person or (b) the Person formed by or surviving any such consolidation or merger assumes, by a supplement guarantee in the form attached to the Guarantee Agreement, all of the obligations of such Subsidiary Guarantor under the Guarantee of such Subsidiary Guarantor and this Agreement; and (2) immediately after giving effect to such transaction no Default shall have occurred and be continuing.

Notwithstanding the foregoing, (a) any Restricted Subsidiary (other than the Borrower) may merge into the Parent or another Restricted Subsidiary and (b) the requirements of the immediately preceding paragraph will not apply to any transaction pursuant to which such Guarantor is permitted to be released from its Guarantee in accordance with the provisions contained in the Guarantee Agreement.

For purposes of this Section 7.13, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Parent or the Borrower, will be deemed to be the transfer of all or substantially all of the assets of the Parent or the Borrower, as the case may be.

Upon any consolidation, combination or merger of the Borrower or a Guarantor, or any transfer of all or substantially all of the assets of the Parent or the Borrower in accordance with the foregoing, in which the Borrower or such Guarantor is not the continuing obligor under the Loans or its Guarantee, the surviving entity formed by such consolidation or into which the Borrower or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Borrower or such Guarantor under this Agreement, the Loans, the Guarantees and other Loan Documents with the same effect as if such surviving entity had been named therein as the Borrower or such Guarantor and, except in the case of a conveyance, transfer or lease, the Borrower or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Loans or in respect of its Guarantee, as the case may be, and all of the Borrower’s or such Guarantor’s other obligations and covenants under the Loans, this Agreement, its Guarantee and other Loan Documents, if applicable.

7.14. Effectiveness of Covenants. The first day after the Conversion Date (such date, a “Suspension Date”) on which:

(1) the Loans have an Investment Grade Rating from both of the Rating Agencies; and

(2) no Default has occurred and is continuing under this Agreement, the covenants listed below will be suspended and the Parent, the Borrower and their Restricted Subsidiaries will not be subject to the provisions of Section 7.3, 7.4, 7.5, 7.6, 7.7, 7.10, 7.11 (but only with respect to any Person that is required to become a Guarantor on or after the date of the commencement of the applicable Suspension Date), and Section 7.13(a)(3) (collectively, the “Suspended Covenants”).

(b) If at any time the Loans’ credit rating is below an Investment Grade Rating by any Rating Agency, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Agreement (including in connection with performing any calculation or assessment to determine compliance with the terms of this Agreement), unless and until the Loans subsequently attain an Investment Grade Rating from both of the Rating Agencies and no Default is in existence and continuing at such time (in which event the Suspended Covenants shall no longer be in effect for such time that the Loans maintain an Investment Grade Rating from both of the Rating Agencies); provided, however, that no Default or breach of any kind shall be deemed to exist under this Agreement, the Loans or the Guarantees with respect to the Suspended Covenants based on, and none of the Parent, the Borrower nor any of their Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants had remained in effect during such period. The period of time between the Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.”

(c) On the Reinstatement Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to Section 7.3(a) or 7.3(b) (in each case to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to Section 7.3(a) or (b), such Indebtedness will be deemed to have been outstanding on the Closing Date, so that it is classified under Section 7.3(b)(3). Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 7.4 will be made as though Section 7.4 had been in effect since the Closing Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 7.4(a). Notwithstanding the foregoing, no default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made during the Suspension Period.

(d) During any period when the Suspended Covenants are suspended, the Board of Directors of the Parent may not designate any of the Parent’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Agreement.

(e) Promptly following the occurrence of any Suspension Date or Reinstatement Date, the Parent will provide an Officers’ Certificate to the Administrative Agent regarding such occurrence. The Administrative Agent shall have no obligation to independently determine or verify if a Suspension Date or Reinstatement Date has occurred or notify the Lenders of any Suspension Date or Reinstatement Date. The Administrative Agent may provide a copy of such Officers’ Certificate to any Lender upon written request.

SECTION 8. EVENTS OF DEFAULT; REMEDIES

8.1. Events of Default.

Each of the following is an “Event of Default”:

(1) failure by the Borrower to pay interest on any of the Loans when it becomes due and payable and the continuance of any such failure for 30 days;

(2) failure by the Borrower to pay the principal on any of the Loans when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3) failure by the Parent or the Borrower to comply with any of its agreements or covenants described in Section 7.13;

(4) failure by the Parent or the Borrower to comply with any other agreement or covenant in this Agreement and continuance of this failure for 60 days after written notice of the failure has been given to the Borrower by the Administrative Agent or by the Lenders of at least 25% of the aggregate principal amount of the Loans then outstanding (which failure shall not, for the avoidance of doubt, include any Demand Failure Event);

(5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Non-Recourse Indebtedness) of the Parent or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Closing Date, which default (a) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period, or (b) results in the acceleration of such Indebtedness prior to its express final maturity, and in each case the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in this Section 8.1(5) (a) or (b) has occurred and is continuing, aggregates $20,000,000 or more; provided, however, that if any such default is cured or waived or any acceleration rescinded or such Indebtedness is repaid within a period of ten (10) days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Agreement and any consequential acceleration of the Loans shall automatically be rescinded so long as such rescission does not conflict with any judgment or decree;

(6) one or more judgments or orders that exceed $20,000,000 in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Parent or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7) the Parent, the Borrower or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its assets; or

(D) makes a general assignment for the benefit of its creditors;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Parent, the Borrower or any Significant Subsidiary as debtor in an involuntary case;

(B) appoints a Custodian of the Parent, the Borrower or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Parent, the Borrower or any Significant Subsidiary; or

(C) orders the liquidation of the Parent, the Borrower or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(9) the Guarantee of the Parent or any Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee Agreement and this Agreement) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this Agreement and the Guarantee Agreement).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

8.2. Acceleration.

Upon the occurrence of an Event of Default, then, and in any such event, (A) if such event is an Event of Default specified in clause Section 8.1(7) or (8) with respect to the Parent or the Borrower, automatically the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 8.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 9. THE ADMINISTRATIVE AGENT

9.1. Appointment.

Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

9.2. Delegation of Duties.

The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

9.3. Exculpatory Provisions.

Neither the Administrative Agent nor any of its officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence, bad faith or wilful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4. Reliance by the Administrative Agent.

The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower rendered in any legal opinion for the benefit of the Administrative Agent or any Lender), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or all affected Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or all affected Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5. Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice in writing from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a written notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or all affected Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6. Non-Reliance on the Administrative Agent and Other Lenders.

Each Lender expressly acknowledges that neither the Administrative Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates.

9.7. Indemnification.

The Lenders agree to indemnify the Administrative Agent and its officers, directors, employees, Affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentage Interests in effect on the date on which indemnification is sought under this Section 9.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence, bad faith or wilful misconduct. The agreements in this Section 9.7 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

9.8. The Administrative Agent in Its Individual Capacity.

The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Administrative Agent were not an agent hereunder. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

9.9. Successor Administrative Agent.

The Administrative Agent may resign as Administrative Agent upon notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delay and not to be required if an Event of Default has occurred and is continuing), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of such bank; provided that, in the event that the Administrative Agent elects not to or is unable to appoint a successor Administrative Agent, the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders, with the consent of the Borrower, to the extent required, appoint a successor agent as provided for above. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 and of Section 10.5 shall continue to inure to its benefit.

SECTION 10. MISCELLANEOUS

10.1. Amendments and Waivers.

Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall

(i) forgive the principal amount or extend the final scheduled date of maturity of any Loan of any Lender, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) to any Lender or extend the scheduled date of any payment thereof, in each case without the written consent of such Lender;

(ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender;

(iii) (A) reduce any percentage specified in the definition of Required Lenders, (B) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents and (C) except in accordance with this Agreement and the Guarantee Agreement, release all or substantially all of the Guarantors from their obligations under the Guarantee Agreement, in each case, without the written consent of all Lenders;

(iv) amend, modify or waive any provision of Section 2.17 without the written consent of each Lender directly and adversely affected thereby;

(v) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent;

(vi) change the definition of Conversion Date or add restrictions on the right to exchange the Loans for Senior Exchange Notes pursuant to Section 2.13 or amend the rate of such exchange without the written consent of each Lender directly and adversely affected thereby; or

(vii) waive or amend the terms of any mandatory prepayment or repurchase of the Loans under Section 2.3(b), without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory repurchase of the Loans under Section 2.3(c) shall not constitute a postponement of any date scheduled for the payment of principal or interest.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent on a subsequent or other Default or Event of Default. Notwithstanding the foregoing, if, following the Closing Date, the Administrative Agent, the Parent and the Borrower shall have jointly identified an ambiguity, mistake, omission, defect or inconsistency, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent, the Parent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof; it being understood that posting such amendment electronically on IntraLinks/IntraAgency or another relevant website with notice of such posting by the Administrative Agent to the Required Lenders shall be deemed adequate receipt of notice of such amendment.

10.2. Notices.

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile machine), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of notice by facsimile machine, when received, addressed as follows in the case of the Parent, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

The Parent and the Borrower:	William Lyon Homes, Inc.
4695 MacArthur Court, 8th Floor
Newport Beach, CA 92660
Attention: Colin Severn and Rick Robinson
Fax No.: (949) 476-2178
Telephone: (949) 833-3600
Email: Colin.Severn@lyonhomes.com; Rick.Robinson@Lyonhomes.com

With a copy to:	Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, CA 90071-1560
Attention: Glen B. Collyer
Fax No.: (213) 891-9763
Telephone: (213) 891-8701
Email: glen.collyer@lw.com

Administrative Agent:	J.P. Morgan Chase Bank, N.A.
383 Madison Avenue
New York, NY 10179
Attention: —
Fax No.: (212) —
Telephone: —
Email: —

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent or as provided for with respect to Section 6.1 Communications as set forth in Section 6.1; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

10.3. No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4. Survival of Representations and Warranties.

All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5. Payment of Expenses; Indemnification.

The Parent and the Borrower agree, jointly and severally, (a) to pay or reimburse the Administrative Agent and the Lead Arrangers for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, whether or not the transactions hereby or thereby shall be consummated, and the administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees and disbursements of a single counsel (and appropriate local and special counsel) to the Administrative Agent and Lead Arrangers, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date or, if the Closing Date does not occur, such other date as the Administrative Agent shall deem appropriate) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate; (b) to pay or reimburse the Administrative Agent and the Lenders for all their respective reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of one law firm for the Administrative Agent and the Lenders, except where such expenses relate to any litigation or any other formal proceeding commenced by the Administrative Agent or the Lenders in which the Administrative Agent and the Lenders are not the prevailing party; provided that (i) absent an actual or perceived conflict of interest, the Borrower and the Parent shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (b) and (ii) if an actual or perceived conflict of interest shall exist, the Borrower and the Parent shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (b) for all similarly situated Lenders; (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar Taxes (but excluding any Taxes or increased costs otherwise not subject to the gross-up provided for by Section 2.19(a)), if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent and the Lead Arrangers and their respective officers, directors, employees, trustees, Affiliates, agents, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law and the reasonable fees and expenses of legal counsel or consultants in connection therewith (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided, that (i) the Parent and the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or wilful misconduct of such Indemnitee; (ii) absent an actual or perceived conflict of interest, the Borrower and the Parent shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (d) for all Indemnitees; (iii) if an actual or perceived conflict of interest shall exist, the Borrower and the Parent shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (d) for all similarly situated Indemnitees; and (iv) this clause (d) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages arising from any non-Tax claim. Without limiting the foregoing, and to the extent permitted by applicable law, the Parent and the Borrower agree not to assert and to cause their respective Subsidiaries not to assert, and hereby waive and agree to cause their respective Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Parent and the Borrower agree not to assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby, any Loan or the use of the proceeds thereof. All amounts due under this Section 10.5 shall be payable not later than thirty (30) days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder. To the extent that the Parent and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent under this Section 10.5, each Lender severally agrees to pay to the Administrative Agent such Lender’s Percentage Interest (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

10.6. Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign, participate or otherwise transfer its rights or obligations hereunder except in accordance with this Section (and any attempted assignment or transfer by any Lender without such consent shall be null and void).

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it):

(A) In consultation with, but without the consent of the Borrower; provided, however, that, unless a Demand Failure Event has occurred, prior to the Conversion Date, the consent of the Borrower (not to be unreasonably withheld or delayed) shall be required with respect to any assignment by an Initial Lender if, subsequent thereto, such Initial Lender would hold, in the aggregate, less than the product of 51% of the then outstanding aggregate principal amount of Loans multiplied by such Initial Lender’s Initial Percentage Interest; provided further that such consent of the Borrower shall be deemed to have been given if the Borrower has not responded within ten Business Days of its receipt of a request for such consent; and

(B) Prior to the Conversion Date, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of $500,000 and not less than $2,500,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent, together with a processing and recordation fee of $3,500 (unless reduced or waived by the Administrative Agent in its discretion) and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, the Assignee shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18 and 2.19 (as they relate to any period during which such Lender was a party hereto), and Sections 2.20 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.6.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). No transfer or assignment of a Lender’s interest hereunder shall be effective unless and until recorded in the Register. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.6 and any written consent to such assignment required by paragraph (b) of this Section 10.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (1) Subject to Section 10.6(a)(ii), any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more Persons (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to clause (i) of the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(2) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of, and subject to the obligations under, Sections 2.18, 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender; provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

(2) A Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the Borrower provides prior written consent that such Participant may be entitled to receive a greater payment under Section 2.18 or 2.19. Any Participant shall not be entitled to the benefits of Section 2.19 unless such Participant complies with the applicable provisions of Section 2.19 (it being understood that the documentation required under Sections 2.19(f), (g) and (h) shall only be required to be delivered to the participating Lender).

(3) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees promptly to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

10.7. Adjustments; Setoff.

(a) Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6) (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(7) or (8), or otherwise), in a greater proportion than any such payment to any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, as shall be necessary to cause such Benefitted Lender to share the excess payment ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender and their respective Affiliates shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise, but after giving effect to any applicable period of grace), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any Affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender or its Affiliate; provided that the failure to give such notice shall not affect the validity of such application.

10.8. Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

10.9. Severability.

Any provision of this Agreement that is prohibited, invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such prohibition, invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the prohibited, invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the prohibited, invalid, illegal or unenforceable provisions.

10.10. Integration.

This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11. GOVERNING LAW.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS)

AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND SUCH OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12. Submission to Jurisdiction; Waivers.

Each party to this Agreement hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding arising out of or relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address in accordance with Section 10.2;

(d) consents to the service of process in the manner provided for notices in Section 10.2 and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

10.13. Acknowledgements.

The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10.14. Releases of Guarantees.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any guarantee obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1; provided that releases of Guarantors must comply with the terms of the Guarantee Agreement unless otherwise consented to by the Lenders in accordance with Section 10.1.

10.15. [Reserved].

10.16. Confidentiality.

Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Affiliate thereof, provided that any such Affiliate shall be subject to the provisions of this Section 10.16, (b) subject to an agreement to comply with the provisions of this Section 10.16, to any actual or prospective Transferee, (c) to its employees, directors, agents, attorneys, accountants, legal counsel and other professional advisors or those of any of its Affiliates, provided that any such Person shall either (i) have a legal obligation to keep such information confidential or (ii) shall agree to be bound by the provisions of this Section 10.16 (or provisions substantially similar hereto), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if required to do so in connection with any litigation or similar proceeding arising under or related to this credit facility, (g) that has been publicly disclosed other than as a result of a breach of this Section 10.16, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) if agreed in writing by the Borrower in its sole discretion, to any other Person, (k) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans or market data collectors, similar services, providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents or (l) to the extent such information becomes publicly available other than as a result of a breach of this Section 10.16.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

10.17. WAIVERS OF JURY TRIAL.

THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.17.

10.18. USA Patriot Act.

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

10.19. Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

[Signatures appear on the next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

WILLIAM LYON HOMES, as Parent, WILLIAM LYON HOMES, INC., as Borrower,

By:	/s/ Matthew R. Zaist
	Name:	Matthew R. Zaist
	Title:	President and Chief Operating Officer

By:	/s/ Colin T. Severn
	Name:	Colin T. Severn
	Title:	Vice President and Chief Financial Officer

[Signature page to Bridge Loan Agreement with William Lyon Homes, Inc.]

J.P. MORGAN CHASE BANK, N.A., as the Administrative Agent and a Lender

By:	/s/ Donald Shokrian
	Name:	Donald Shokrian
	Title:	Managing Director

[Signature page to Bridge Loan Agreement with William Lyon Homes, Inc.]

CITIBANK, N.A., as a Lender,

By:	/s/ David Leland
	Name:	David Leland
	Title:	Vice President

[Signature page to Bridge Loan Agreement with William Lyon Homes, Inc.]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Bill O’Daly
	Name:	Bill O’Daly
	Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
	Name:	D. Andrew Maletta
	Title:	Authorized Signatory

SCHEDULE 1.1A

Initial Lenders and Commitments

Lender	Commitment	Initial Percentage Interest
JPMorgan Chase Bank, N.A.	$54,000,000	45%
Citibank, N.A.	$38,400,000	32%
Credit Suisse AG, Cayman Islands Branch	$27,600,000	23%

Total Commitments	$120,000,000	100%

SCHEDULE 1.1D

Polygon Guarantors

1.	460 Central, L.L.C.

2.	Baseline Woods SFD I, L.L.C.

3.	Baseline Woods SFD II, L.L.C.

4.	Baseline Woods West, L.L.C.

5.	Bethany Creek Falls, L.L.C.

6.	Brownstone at Issaquah Highlands, L.L.C.

7.	Bryant Heights, L.L.C.

8.	Bull Mountain Ridge, L.L.C.

9.	Calais at Villebois, L.L.C.

10.	Cascadian King Company, L.L.C.

11.	Cascadian South L.L.C.

12.	Cascara at Redmond Ridge, L.L.C.

13.	Cedar Falls Way LLC

14.	Cornelius Pass Townhomes, L.L.C.

15.	Edgewater Tualatin, L.L.C.

16.	Grande Pointe at Villebois, L.L.C.

17.	High Point III, L.L.C.

18.	Highcroft at Sammamish, L.L.C.

19.	Issaquah Highlands Investment Fund, L.L.C.

20.	Les Bois at Villebois, L.L.C.

21.	Mill Creek Terrace, L.L.C.

22.	Murray & Weir SFD, L.L.C.

23.	Orenco Woods SFD, L.L.C.

24.	Peasley Canyon Homes, L.L.C.

25.	PNW Cascadian Company, L.L.C.

26.	Polygon at Brenchley Estates, L.L.C.

27.	Polygon at Sunset Ridge, L.L.C.

28.	Polygon at Villebois II, L.L.C.

29.	Polygon at Villebois III, L.L.C.

30.	Polygon at Villebois IV, L.L.C.

31.	Polygon at Villebois V, L.L.C.

32.	Polygon Northwest Company, L.L.C.

33.	Polygon Paymaster, L.L.C.

34.	Ridgeview Townhomes, L.L.C.

35.	Riverfront MF, L.L.C.

36.	Riverfront SF, L.L.C.

37.	Silverlake Center, L.L.C.

38.	Spanaway 230, L.L.C.

39.	Sparrow Creek, L.L.C.

40.	The Reserve at Maple Valley, L.L.C.

41.	The Reserve at North Creek, L.L.C.

42.	Twin Creeks at Cooper Mountain, L.L.C.

43.	Viewridge at Issaquah Highlands, L.L.C.

44.	W. R. Townhomes F, L.L.C.

SCHEDULE 4.6

Litigation

None.

SCHEDULE 4.12

Schedule 4.12(a)

Subsidiaries

Classification	Subsidiary	State of Incorporation or Formation	Jurisdictions of Foreign Qualification	Equity Interests Outstanding	WLH Owner(s)	Ownership Percentage
Subsidiary & Joint Venture	4S Ranch Planning Area 38, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Subsidiary & Joint Venture	Brentwood Palmilla Owner, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Guarantor	California Equity Funding, Inc.	California	None	1,000 shares issued; One class of stock; 100,000 shares authorized	William Lyon Homes	100

Unrestricted Subsidiary	Cerro Plata Associates, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	100

Guarantor	Circle G at the Church Farm North Joint Venture, LLC	Arizona	None	Membership Interests	William Lyon Homes, Inc.	100

Guarantor	Duxford Financial, Inc.	California	None	Issued and Authorized: 1,000 shares of a single class of stock	William Lyon Homes	100

Unrestricted Subsidiary	Duxford Title Reinsurance Company	Vermont	None	100,000 shares of common stock issued; 200,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100

Unrestricted Subsidiary & Joint Venture	Henry Ranch LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Unrestricted Subsidiary	Horsethief Canyon Partners	California	None	Partnership Interests	William Lyon Homes, Inc. & HSP, Inc.	100

Guarantor	HSP Inc.	California	None	10,000 shares of common stock issued; 10,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100

Subsidiary & Joint Venture	Lyon Branches, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Guarantor	Lyon East Garrison Company I, LLC	California	None	Membership Interests	William Lyon Homes, Inc.	100

Subsidiary & Joint Venture	Lyon Treviso, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Classification	Subsidiary	State of Incorporation or Formation	Jurisdictions of Foreign Qualification	Equity Interests Outstanding	WLH Owner(s)	Ownership Percentage
Subsidiary & Joint Venture	Lyon Vista Del Mar 533, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Guarantor	Lyon Waterfront LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	100

Subsidiary & Joint Venture	Lyon Whistler, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Guarantor	Mountain Falls Golf Course, LLC	Nevada	None	Membership Interests	WLH Enterprises	100

Guarantor	Mountain Falls, LLC	Nevada	None	Membership Interests	William Lyon Homes, Inc.	100

Unrestricted Subsidiary	Nobar Water Company	California	None	630 shares of common stock issued; 840 shares of common stock authorized	William Lyon Homes, Inc.	66.67

Guarantor	PH Ventures-San Jose	California	None	25,000 shares of common stock issued; 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100

Guarantor	PH-LP Ventures	California	None	25,000 shares of common stock issued. 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100

Guarantor	PH-Rielly Ventures	California	None	25,000 shares of common stock issued; 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100

Guarantor	Polygon WLH LLC	Delaware	Oregon, Washington	Membership Interests	William Lyon Homes, Inc.	100

Guarantor	Presley CMR, Inc.	California	None	100 shares of common stock issued; 1,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100

Guarantor	Presley Homes	California	None	100,000 shares of common stock issued; 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100

Subsidiary & Joint Venture	San Miguel Village LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Unrestricted Subsidiary	Silver Creek Preserve	California	None	N/A	William Lyon Homes, Inc.	100

Subsidiary & Joint Venture	Spectrum 90 Investors LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Guarantor	Sycamore CC, Inc.	California	None	100,000 shares of common stock issued; 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100

Classification	Subsidiary	State of Incorporation or Formation	Jurisdictions of Foreign Qualification	Equity Interests Outstanding	WLH Owner(s)	Ownership Percentage
Subsidiary & Joint Venture	Upland Sultana Owner, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Borrower	William Lyon Homes, Inc.	California	Arizona, Colorado, Idaho, Nevada, Oregon, Washington	115,875 shares of common stock issued; 1,000,000 shares of common stock authorized	William Lyon Homes	100

Guarantor	William Lyon Southwest, Inc.	Arizona	None	100 shares of common stock issued; 100,000 shares of Common Stock, no par value	William Lyon Homes, Inc.	100

Guarantor	WLH Enterprises	California	None	Membership Interests	William Lyon Homes, Inc. & Presley CMR, Inc.	100

Polygon Subsidiaries
Guarantor	460 Central, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Baseline Woods SFD I, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Baseline Woods SFD II, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Baseline Woods West, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Bethany Creek Falls, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Brownstone at Issaquah Highlands, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Bryant Heights, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Bull Mountain Ridge, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Calais at Villebois, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Cascadian King Company, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Cascadian South L.L.C.	Oregon	None	Membership Interest	Polygon WLH LLC	100

Classification	Subsidiary	State of Incorporation or Formation	Jurisdictions of Foreign Qualification	Equity Interests Outstanding	WLH Owner(s)	Ownership Percentage
Guarantor	Cascara at Redmond Ridge, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Cedar Falls Way LLC	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Cornelius Pass Townhomes, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Edgewater Tualatin, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Grande Pointe at Villebois, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	High Point III, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Highcroft at Sammamish, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Issaquah Highlands Investment Fund, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Les Bois at Villebois, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Mill Creek Terrace, L.L.C.	Washington	Noe	Membership Interest	Polygon WLH LLC	100

Guarantor	Murray & Weir SFD, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Orenco Woods SFD, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Peasley Canyon Homes, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	PNW Cascadian Company, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Polygon at Brenchley Estates, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Polygon at Sunset Ridge, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Polygon at Villebois II, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Polygon at Villebois III, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Polygon at Villebois IV, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Classification	Subsidiary	State of Incorporation or Formation	Jurisdictions of Foreign Qualification	Equity Interests Outstanding	WLH Owner(s)	Ownership Percentage
Guarantor	Polygon at Villebois V, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Polygon Northwest Company, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Polygon Paymaster, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Ridgeview Townhomes, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Riverfront MF, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Riverfront SF, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Silverlake Center, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Spanaway 230, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Sparrow Creek, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	The Reserve at Maple Valley, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	The Reserve at North Creek, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Twin Creeks at Cooper Mountain, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Viewridge at Issaquah Highlands, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	W.R. Townhomes F, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Schedule 4.12(b)

Joint Ventures

Classification	Subsidiary	State of Incorporation or Formation	Jurisdictions of Foreign Qualification	Capital Stock Outstanding	WLH Owner(s)	Ownership Percentage
Subsidiary & Joint Venture	4S Ranch Planning Area 38 LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Subsidiary & Joint Venture	Brentwood Palmilla Owner, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	≤50

Joint Venture	East Garrison Partners I, LLC	California	None	Membership Interests	Lyon East Garrison Company I, LLC	50

Unrestricted Subsidiary & Joint Venture	Henry Ranch LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Subsidiary & Joint Venture	Lyon Branches, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Subsidiary & Joint Venture	Lyon Treviso, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Subsidiary & Joint Venture	Lyon Vista Del Mar 533, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Subsidiary & Joint Venture	Lyon Whistler, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	≤50

Joint Venture	PLC/Lyon Waterfront Residential LLC	Delaware	California	Membership Interests	Lyon Waterfront, LLC	50

Joint Venture	Queen Creek Joint Venture, LLC	Arizona	None	Membership Interests	William Lyon Homes, Inc.	50

Subsidiary & Joint Venture	San Miguel Village LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Subsidiary & Joint Venture	Spectrum 90 Investors LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Subsidiary & Joint Venture	Upland Sultana Owner, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

Joint Venture	Polygon Mortgage, L.L.C.	Arizona	None	Membership Interests	Polygon WLH LLC	50

SCHEDULE 6.1(f)

Format of Joint Venture Reporting

Investment in Joint Ventures	Date Formed	Location	WLH Voting Percentage	Total Joint Venture Assets	Total Joint Venture Liabilities /Debt	Total Joint Venture Equity	WLH Share of Equity	Joint Venture Net Earnings	WLH Share of Net Earnings

Name	—	—	—%	—	—	—	—	—	—
Name	—	—	—%	—	—	—	—	—	—
Name	—	—	—%	—	—	—	—	—	—
Name	—	—	—%	—	—	—	—	—	—
Name	—	—	—%	—	—	—	—	—	—
Name	—	—	—%	—	—	—	—	—	—
Name	—	—	—%	—	—	—	—	—	—
Name	—	—	—%	—	—	—	—	—	—

Total Investment in Joint Ventures				—	—	—	—	—	—

EXHIBIT A

Form of Guarantee Agreement

[See attached.]

GUARANTEE AGREEMENT

dated as of

August 12, 2014

among

WILLIAM LYON HOMES,

Certain Subsidiaries of WILLIAM LYON HOMES,

from time to time party hereto

and

J.P. MORGAN CHASE BANK, N.A.,

as Administrative Agent

[CS&M Ref No. 6702-142]

SECTION 4.13.	Headings	8
SECTION 4.14.	Jurisdiction; Consent to Service of Process	8
SECTION 4.15.	Termination or Release	8
SECTION 4.16.	Additional Subsidiaries	9

Schedules

Schedule I	Subsidiary Guarantors

Exhibits

Exhibit A	Form of Supplement

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GUARANTEE AGREEMENT dated as of August 12, 2014 (this “Agreement”), among WILLIAM LYON HOMES, a Delaware corporation (“Parent”), certain Subsidiaries of Parent from time to time party hereto and J.P. MORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the benefit of the Beneficiaries (as defined herein).

PRELIMINARY STATEMENT

Reference is made to the Bridge Loan Agreement dated as of August 12, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among William Lyon Homes, Inc., a California corporation (the “Borrower”), Parent, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent.

The Lenders have agreed to extend credit to the Borrower pursuant to, and upon the terms and conditions specified in, the Loan Agreement. The obligations of the Lenders to extend credit to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement by each Guarantor. Each Guarantor is an affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Loan Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Loan Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Loan Agreement.

(b) The rules of construction specified in Section 1.2 of the Loan Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” shall have the meaning assigned to such term in the preamble.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Beneficiaries” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (d) the successors and assigns of each of the foregoing.

“Guarantors” shall mean Parent and the Subsidiary Guarantors.

“Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrower to any of the Beneficiaries under the Loan Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Loan Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“Parent” shall have the meaning assigned to such term in the preamble.

“Subsidiary Guarantor” shall mean (a) the Subsidiaries identified on Schedule I hereto as Subsidiary Guarantors and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Beneficiary to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Beneficiary in favor of the Borrower or any other Person.

SECTION 2.03. No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination

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whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Beneficiary to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in any security that may be held from time to time by the Administrative Agent or any other Beneficiary for the Obligations or any of them, (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations, (v) any law, regulation, decree or order of any jurisdiction or any other event, to the extent such Guarantor can lawfully waive application thereof, or (vi) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Administrative Agent and the other Beneficiaries may, at their election, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense arising out of any such election, even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be.

SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Beneficiary upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Beneficiary has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Beneficiaries in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

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SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Beneficiary will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Subrogation and Subordination

SECTION 3.01. [Reserved].

SECTION 3.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Guarantor under Section 3.01 to the extent of such payment.

SECTION 3.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of any Guarantor to make the payments required by Section 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b) Each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to, or to it by, the Borrower or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations; provided that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the Borrower notice directing the Borrower and the Guarantors to discontinue such payments, the Borrower and the Guarantors may repay and incur such Indebtedness and other monetary obligations pursuant to the terms thereof and to the extent permitted under the Loan Agreement.

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ARTICLE IV

Miscellaneous

SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.2 of the Loan Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 10.2 of the Loan Agreement.

SECTION 4.02. [Reserved].

SECTION 4.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Guarantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Loan Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.

SECTION 4.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Beneficiaries and their respective permitted successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer by any Guarantor shall be void) except as expressly contemplated or permitted by this Agreement or the Loan Agreement. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 4.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 4.06. Administrative Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.5 of the Loan Agreement.

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(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related reasonable and documented out of pocket expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnitee is a party thereto or whether initiated by a third party or by a Loan Party or any Affiliate thereof; provided, however, that (i) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or wilful misconduct of such Indemnitee and (ii) absent an actual or perceived conflict of interest, the Guarantors shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (b) for all Indemnitees and (iii) if an actual or perceived conflict of interest shall exist, the Guarantors shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (b) for all similarly situated Indemnitees. To the extent permitted by applicable law, no Guarantor shall assert, and each Guarantor hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby, any Loan or the use of proceeds thereof.

(c) Any such amounts payable as provided hereunder shall be additional Obligations. The provisions of this Section 4.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Beneficiary. All amounts due under this Section 4.06 shall be payable on written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in Section 2.6(b) of the Loan Agreement.

SECTION 4.07. [Intentionally Omitted].

SECTION 4.08. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 4.09. Waivers; Amendment. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder

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and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.1 of the Loan Agreement.

SECTION 4.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.10.

SECTION 4.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 4.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 4.04. Delivery of an executed signature page to this Agreement by facsimile transmission or by email transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

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SECTION 4.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.14. Jurisdiction; Consent to Service of Process. (a) Each of the Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Guarantors hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Guarantors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction.

(b) Each of the Guarantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York state or federal court referred to in paragraph (a) of this Section 4.14. Each of the Guarantors hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Guarantors hereby irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

SECTION 4.15. Termination or Release. (a) This Agreement and the guarantees provided hereby shall terminate when all the Obligations (other than contingent obligations for indemnification and expense reimbursement) have been paid in full in cash.

(b) A Subsidiary Guarantor will be automatically released from its obligations under this Agreement:

(i) upon the consummation of any transaction permitted by the Loan Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary;

(ii) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Loan Agreement; or

(iii) at such time as such Subsidiary Guarantor does not have any Guarantees outstanding that would have required such Subsidiary Guarantor to enter into a Guarantee pursuant to Section 7.12 of the Loan Agreement.

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(c) In connection with any termination or release pursuant to paragraph (a) or (b) above, the Administrative Agent shall promptly execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.15 shall be without recourse to or representation or warranty by the Administrative Agent or any Beneficiary. Without limiting the provisions of Section 4.06, the Guarantors shall reimburse the Administrative Agent upon demand for all reasonable and documented costs and out-of-pocket expenses, including the reasonable and documented fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 4.15.

SECTION 4.16. Additional Subsidiaries. Any Subsidiary that is required to become a party hereto pursuant to Section 7.12 of the Loan Agreement shall enter into this Agreement as a Subsidiary Guarantor upon becoming such a Subsidiary. Upon execution and delivery by the Administrative Agent and such Subsidiary of a Supplemental Guarantee in the form of Exhibit A hereto, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WILLIAM LYON HOMES,

By

	Name:	[—]
	Title:	[—]

By

	Name:	[—]
	Title:	[—]

EACH OF THE SUBSIDIARIES LISTED
ON SCHEDULE I HERETO,

By

	Name:	[—]
	Title:	[—]

[Signature page to Guarantee Agreement with William Lyon Homes]

J.P. MORGAN CHASE BANK, N.A., as
Administrative Agent,

By

	Name:	[—]
	Title:	[—]

[Signature page to Guarantee Agreement with William Lyon Homes]

Schedule I to the

Guarantee Agreement

SUBSIDIARY GUARANTORS

Williams Lyon Entities

1.	California Equity Funding, Inc.

2.	Circle G at the Church Farm North Joint Venture, LLC

3.	Duxford Financial, Inc.

4.	HSP INC.

5.	Lyon East Garrison Company I, LLC

6.	Lyon Waterfront LLC

7.	Mountain Falls Golf Course, LLC

8.	Mountain Falls, LLC

9.	PH-Rielly Ventures

10.	PH Ventures-San Jose

11.	PH-LP Ventures

12.	Polygon WLH LLC

13.	Presley CMR, Inc.

14.	Presley Homes

15.	Sycamore CC, Inc.

16.	WLH Enterprises

17.	William Lyon Southwest, Inc.

Polygon Entities

1.	460 Central, L.L.C.

2.	Baseline Woods SFD I, L.L.C.

3.	Baseline Woods SFD II, L.L.C.

4.	Baseline Woods West, L.L.C.

5.	Bethany Creek Falls, L.L.C.

6.	Brownstone at Issaquah Highlands, L.L.C.

7.	Bryant Heights, L.L.C.

8.	Bull Mountain Ridge, L.L.C.

9.	Calais at Villebois, L.L.C.

10.	Cascadian King Company, L.L.C.

11.	Cascadian South L.L.C.

12.	Cascara at Redmond Ridge, L.L.C.

13.	Cedar Falls Way LLC

14.	Cornelius Pass Townhomes, L.L.C.

15.	Edgewater Tualatin, L.L.C.

16.	Grande Pointe at Villebois, L.L.C.

17.	High Point III, L.L.C.

18.	Highcroft at Sammamish, L.L.C.

19.	Issaquah Highlands Investment Fund, L.L.C.

20.	Les Bois at Villebois, L.L.C.

21.	Mill Creek Terrace, L.L.C.

22.	Murray & Weir SFD, L.L.C.

23.	Orenco Woods SFD, L.L.C.

24.	Peasley Canyon Homes, L.L.C.

25.	PNW Cascadian Company, L.L.C.

26.	Polygon at Brenchley Estates, L.L.C.

27.	Polygon at Sunset Ridge, L.L.C.

28.	Polygon at Villebois II, L.L.C.

29.	Polygon at Villebois III, L.L.C.

30.	Polygon at Villebois IV, L.L.C.

31.	Polygon at Villebois V, L.L.C.

32.	Polygon Northwest Company, L.L.C.

33.	Polygon Paymaster, L.L.C.

34.	Ridgeview Townhomes, L.L.C.

35.	Riverfront MF, L.L.C.

36.	Riverfront SF, L.L.C.

37.	Silverlake Center, L.L.C.

38.	Spanaway 230, L.L.C.

39.	Sparrow Creek, L.L.C.

40.	The Reserve at Maple Valley, L.L.C.

41.	The Reserve at North Creek, L.L.C.

42.	Twin Creeks at Cooper Mountain, L.L.C.

43.	Viewridge at Issaquah Highlands, L.L.C.

44.	W. R. Townhomes F, L.L.C.

[Signature page to Guarantee Agreement with William Lyon Homes]

Exhibit A to the

Guarantee Agreement

SUPPLEMENTAL GUARANTEE NO. [—] (this “Supplement”) dated as of [—] to the Guarantee Agreement dated as of August 12, 2014 (as amended, amended and restated, supplemented and otherwise modified to date, the “Guarantee Agreement”), among WILLIAM LYON HOMES, a Delaware corporation (“Parent”), each Subsidiary of Parent from time to time party thereto (each such Subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and Parent are referred to collectively herein as the “Guarantors”) and J.P. MORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Beneficiaries (as defined therein).

A. Reference is made to the Bridge Loan Agreement dated as of August 12, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among William Lyon Homes, Inc., a California corporation (the “Borrower”), Parent, the lenders from time to time party thereto (the “Lenders”) and J.P. Morgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement or the Guarantee Agreement referred to therein, as applicable.

C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans. Section 7.16 of the Guarantee Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Loan Agreement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Subsidiary Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder. Each reference to a “Guarantor” or a “Subsidiary Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

SECTION 5. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee Agreement) be in writing and given as provided in Section 10.2 of the Loan Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 10.2 of the Loan Agreement.

A-2

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Administrative Agent.

[Remainder of this page intentionally left blank]

A-3

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

	Name:	[—]
	Title:	[—]
Address:
Legal Name:
Jurisdiction of Formation:

J.P. MORGAN CHASE BANK, N.A., as
Administrative Agent,

by

	Name:	[—]
	Title:	[—]

EXHIBIT B

Form of Compliance Certificate

[LETTERHEAD OF WILLIAM LYON HOMES]

This Compliance Certificate is delivered to you by Parent pursuant to [Sections 6.1(c) and 6.1(g)] of the Bridge Loan Agreement, dated as of August 12, 2014 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation, WILLIAM LYON HOMES, a Delaware corporation (“Parent”), the lenders from time to time party thereto, and J.P. MORGAN CHASE BANK, N.A., as administrative agent. This Compliance Certificate relates to the accounting period ending [            , 20    ]. I, the undersigned, on behalf of Parent, do certify on behalf of Parent that:

1. I am (a) the Chief Executive Officer, President or an Executive Vice President of Parent or (b) an Authorized Financial Officer of Parent.

2. I have reviewed and am familiar with the contents of this Compliance Certificate.

3. I, on behalf of Parent, have read the Loan Agreement and have made or caused to be made under my supervision an examination in sufficient detail to make an informed statement of the transactions and condition of the Loan Parties and their Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose, and I have no knowledge of the existence, as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or Event of Default [(except as set forth on Attachment 2)]1.

[Signature page follows.]

[1]	To include if applicable.

IN WITNESS WHEREOF, I have hereunto executed this Compliance Certificate this [    ] day of [            , 20    ] in my capacity as Chief Executive Officer, President, an Executive Vice President or an Authorized Financial Officer of Parent and not in my individual capacity.

by

Name:
Title:

by

Name:
Title:

ATTACHMENT 1

TO EXHIBIT B

Financial Statements

[See Attached.]

[ATTACHMENT 2

TO EXHIBIT B

Defaults and Events of Default]2

[2]	To include if applicable.

EXHIBIT C

Form of Senior Exchange Note Indenture

[See attached.]

2

WILLIAM LYON HOMES, INC.,

as Issuer

THE GUARANTORS named herein,

and

—,

as Trustee

[FORM OF] SENIOR EXCHANGE NOTE INDENTURE

Dated as of —, 201—

9.25% Senior Notes Due 2022

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10

(a)(2)	7.10

(a)(3)	N.A.

(a)(4)	N.A.

(b)	7.08; 7.10

(c)	N.A.

311(a)	7.11

(b)	7.11

(c)	N.A.

312(a)	2.05

(b)	11.03

(c)	11.03

313(a)	7.06

(b)(1)	N.A.

(b)(2)	7.06

(c)	11.02

(d)	7.06

314(a)	4.02;

4.12; 11.02

(b)	N.A.

(c)(1)	11.04

(c)(2)	11.04

(c)(3)	N.A.

(d)	N.A.

(e)	11.05

(f)	4.12

315(a)	7.01

(b)	7.05; 11.02

(c)	7.01

(d)	7.01

(e)	6.11

316(a)(last sentence)	11.0

(a)(1)(A)	6.05

(a)(1)(B)	6.04

(a)(2)	N.A.

(b)	6.07

317(a)(1)	6.08

(a)(2)	6.09

(b)	2.04

318(a)	11.01

N.A. means Not Applicable.

Note:    This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

3

i

Rule 144A/Regulation S Appendix

Exhibit 1 –	Form of Initial Security

Exhibit A –	Form of Exchange Security or Private Exchange Security

Exhibit B –	Form of Notation of Guarantee

INDENTURE dated as of —, 201—, among WILLIAM LYON HOMES, INC., a California corporation (the “Company”), the Guarantors (as hereinafter defined) that from time to time become parties to this Indenture and — (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Initial Securities, Exchange Securities, Private Exchange Securities and any Additional Securities:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Bridge Loan Closing Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Parent or any Restricted Subsidiary, any Indebtedness of a Person (other than the Parent or a Restricted Subsidiary) existing at the time such Person is merged with or into the Parent or a Restricted Subsidiary, or Indebtedness expressly assumed by the Parent or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Additional Assets” means (1) any property, plant or equipment used in a Permitted Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;  provided, however, that any such Restricted Subsidiary described in clause (2) or (3) of this definition is primarily engaged in a Permitted Business.

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03, it being understood that any Securities issued in exchange for or replacement of any Initial Security shall not be an Additional Security, including any such Securities issued pursuant to the Registration Rights Agreement.

“Adjusted Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after August 15, 2017, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, in each case, plus 0.50%.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of Sections 4.04, 4.06 and 4.07, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means with respect to a Security at any redemption date, the greater of (1) 1.00% of the principal amount of such Security and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Security on August 15, 2017 (such redemption price being described in Section 5 of the Securities, exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Security through August 15, 2017 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date.

“Asset Acquisition” means (1) an Investment by the Parent or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be merged with or into the Parent or any Restricted Subsidiary or (2) the acquisition by the Parent or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Parent or any Restricted Subsidiary to any Person other than the Parent or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Parent or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01;

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(3) Permitted Investments and Restricted Payments permitted under Section 4.04;

(4) the creation or realization of any Permitted Lien;

(5) transactions in the ordinary course of business, including dedications and other donations to governmental authorities, sales (directly or indirectly), leases, sales and leasebacks and other dispositions of (A) homes, improved land and unimproved land, whether in single or multiple lots, (B) real estate (including related amenities and improvements), whether in single or multiple lots and (C) Equity Interests of a Subsidiary, the assets of which consist entirely of amenities and improvements related to real estate, such as golf courses, and real estate underlying such amenities and improvements;

(6) dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business;

(7) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $5,000,000;

(8) the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(9) the disposition of assets or property that are obsolete or that are no longer useful in the conduct of the business of the Company and/or any Restricted Subsidiaries; and

(10) an issuance of Equity Interests by a Restricted Subsidiary to the Company, Parent or to a Restricted Subsidiary.

“Attributable Indebtedness”, when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any Capitalized Lease included in any such Sale and Leaseback Transaction.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Bridge Loan Agreement” means the Bridge Loan Agreement dated August [12], 2014, among the Company, Parent, the lenders from time to time party hereto (the “Lenders”), and J.P. Morgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

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“Bridge Loan Closing Date” means August [12], 2014.

“Bridge Loans” means loans outstanding under the Bridge Loan Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Equivalents” means (1) marketable obligations with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; (2) demand and time deposits and certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 and is assigned at least a “B” rating by Thomson Financial BankWatch; (3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Parent or an Affiliate of the Parent, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s or at least P-1 by Moody’s; (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) of this definition entered into with any commercial bank meeting the specifications of clause (2) of this definition; and (5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) of this definition.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a Person held by any other Person (the “parent entity”), if such other person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);

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(2) the stockholders of the Parent adopt a plan of liquidation or dissolution of the Parent; provided that a liquidation or dissolution of Parent which is part of a transaction that does not constitute a Change of Control pursuant to the proviso contained in clause (3) of this definition shall not constitute a Change of Control;

(3) the merger or consolidation of the Parent with or into another Person or the merger of another Person with or into the Parent, or the sale of all or substantially all the assets of the Parent and its Restricted Subsidiaries (determined on a consolidated basis) to another Person; provided that a transaction following which (A) in the case of a merger or consolidation transaction, one or more holders of securities that represented 100% of the Voting Stock of the Parent immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction or (B) in the case of a sale of assets transaction, each transferee is or becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets shall not constitute a Change of Control; or

(4) the Parent ceases to own 100% of the Voting Stock of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to —, 2017, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to —, 2017.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate definition is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Amortization Expense” for any period means the amortization expense of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow Available for Fixed Charges” for any period means, without duplication, the sum of the amounts for such period of

(1) Consolidated Net Income, plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net

5

Income attributable to any Restricted Subsidiary (other than the Company) only if a corresponding amount would be permitted at the date of determination to be distributed to the Parent by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a) Consolidated Income Tax Expense,

(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c) Consolidated Depreciation Expense,

(d) Consolidated Interest Expense and interest and other charges amortized to “cost of sales—homes” or “cost of sales—lots, land and other”,

(e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

(f) any expenses or charges related to any equity offering of Parent, non-ordinary course Permitted Investments, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including the issuance of the Securities), including a refinancing thereof (whether or not successful) or the early extinguishment of such Indebtedness and any amendment or modification to the terms of any such transactions,

(g) any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets” (other than with respect to impairments or write-offs of inventory), Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures,”

(h) any unrealized net gain or loss resulting in such period from Hedging Obligations or other derivative instruments,

(i) any non-cash impairment charge or asset write-off (other than with respect to inventory), in each case pursuant to GAAP; and

(j) any (a) non-cash compensation charges, (b) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and (c) write-offs or write-downs of goodwill, in each case determined on a consolidated basis in accordance with GAAP, minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

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“Consolidated Depreciation Expense” for any period means the depreciation expense of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which internal financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness, the inclusion of any Indebtedness on the balance sheet or the issuance of any preferred stock, in each case of the Parent or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, “repayment”) of other Indebtedness or redemption of other preferred stock (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period;

(2) any Asset Sale or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Parent or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Exchange Act of 1934, as amended) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period;

(3) any Person that is a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during such Four-Quarter Period;

(4) any Person that is not a Restricted Subsidiary on the Transaction Date will be deemed not to have been a Restricted Subsidiary at any time during such Four-Quarter Period; and

(5) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP shall be excluded.

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If the Parent or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person (other than a Restricted Subsidiary, in the case of the Parent, or the Parent or another Restricted Subsidiary, in the case of a Restricted Subsidiary), the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Parent or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding the immediately preceding clauses (1) and (2), interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Parent and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date, the total Indebtedness of the Parent and the Restricted Subsidiaries as of such date, determined on a consolidated basis.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense (other than interest and other charges amortized to “cost of sales—homes” or “cost of sales—lots, land and other”) of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

(1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

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(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3) the net costs associated with Hedging Obligations,

(4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

(5) the interest portion of any deferred payment obligations,

(6) all other non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instrument pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense,

(7) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Parent or any preferred stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any preferred stock held by the Parent or a Wholly Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Parent and the Restricted Subsidiaries, expressed as a decimal,

(8) all interest payable with respect to discontinued operations, and

(9) all interest on any Indebtedness of any other Person (other than a Restricted Subsidiary, in the case of the Parent, or the Parent or another Restricted Subsidiary, in the case of a Restricted Subsidiary) guaranteed by the Parent or any Restricted Subsidiary.

“Consolidated Interest Incurred” for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period (including interest capitalized with respect to discontinued operations but not including interest or other charges amortized to “cost of sales—homes” or “cost of sales—lots, land and other”).

“Consolidated Net Income” for any period means the net income (or loss) of the Parent and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Parent or any of its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Parent or any of its Restricted Subsidiaries during such period;

(2) except to the extent includible in the consolidated net income of the Parent pursuant to the clause (1) of this definition, the net income (or loss) of any Person that

9

accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Parent or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Parent or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary (other than the Company) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;

(4) that portion of the net income of any Restricted Subsidiary (other than the Company) that is not a Guarantor and is not a Wholly Owned Restricted Subsidiary attributable to the portion of the Equity Interests of such Restricted Subsidiary that is not owned by the Parent or the Restricted Subsidiaries;

(5) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Parent or the Company by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(6) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Parent or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Parent or any Restricted Subsidiary or (b) any Asset Sale by the Parent or any Restricted Subsidiary; and

(7) any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Parent or any Restricted Subsidiary during such period.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to Section 4.04(a)(3)(d) or decreased the amount of Investments outstanding pursuant to clause (14) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries (other than Cerro Plata Associates, LLC and 242 Cerro Plata, LLC) and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Bridge Loan Closing Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

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“Consolidated Tangible Assets” means, as of any date, the total amount of assets of the Parent and the Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) any assets securing Non-Recourse Indebtedness.

“Consolidated Tangible Net Worth” means, with respect to any Person as of any date, the Consolidated Net Worth of such Person as of such date less (without duplication) all Intangible Assets of such Person as of such date.

“Credit Facilities” means one or more debt facilities, indentures or commercial paper facilities, in each case, with banks or other lenders or investors or credit providers or a trustee providing for the revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, letters of credit or issuances of debt securities, including any related notes, guarantees, collateral documents, instruments, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Directly Related Assets” means, with respect to any particular property, assets directly related thereto or derived therefrom, such as proceeds (including insurance proceeds), products, rents, and profits thereof and improvements and accessions thereto.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Securities; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that

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are not Disqualified Equity Interests; provided further, however, that any Equity Interests that would constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Company to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Securities shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions in Section 4.10 and such Equity Interests specifically provide that the Company will not redeem any such Equity Interests pursuant to such provisions prior to the Company’s purchase of the Securities as required pursuant to Section 4.10.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person but excluding from all of the foregoing any debt securities convertible into Equity Interests.

“Equity Offering” means public or private equity offering or sale after the Bridge Loan Closing Date of Qualified Equity Interests.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchanging Lenders” means Lenders that from time to time have exercised or are exercising their option as provided in the Bridge Loan Agreement to exchange Bridge Loans for Securities issued under this Indenture.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would reasonably expected to be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the board of directors of the Parent or a duly authorized committee thereof, as evidenced by a resolution of such board or committee.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“GP Indebtedness” means as of any date the amount of the liability of Parent or any of its Restricted Subsidiaries in its capacity as a general partner for the Indebtedness of a partnership or Joint Venture after subtracting the Fair Market Value as of such date of the assets of such partnership or Joint Venture that secure such Indebtedness.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or

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payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means the Parent and each Restricted Subsidiary of the Parent (other than the Company), and each other Person that is required to become a Guarantor by the terms of this Indenture, in each case, until such Person is released from its Security Guarantee.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

“Holder” or “Securityholder” means any registered holder, from time to time, of the Securities.

“incur” means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Parent or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

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(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6) all Capitalized Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that (i) Indebtedness of the Parent or its Subsidiaries that is guaranteed by the Parent or the Parent’s Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Parent and its Subsidiaries on a consolidated basis and (ii) only the liabilities relating to any such guarantee that are recorded as liabilities, or required (in accordance with GAAP) to be recorded as liabilities, on the balance sheet of such Person shall be considered Indebtedness of such Person (it being understood that any increase in liabilities recorded or required to be recorded on such Person’s balance sheet shall be deemed to be an “incurrence” of Indebtedness by such Person at the time of such increase);

(9) all Attributable Indebtedness;

(10) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and

(12) the liquidation value of preferred stock of a Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its Wholly Owned Restricted Subsidiaries).

Notwithstanding the foregoing the following shall not be considered Indebtedness: (a) earn-outs or similar profit sharing or participation arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities, (b) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business, (c) completion guarantees entered into in the ordinary course of business, (d) obligations in respect of district improvement bonds pertaining to roads, sewers and other infrastructure and (e) Indebtedness that has been discharged or defeased in accordance with its governing documents.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described in this definition, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7) of this definition, the lesser of (a) the Fair Market Value of any asset subject to a Lien

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securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP. For purposes of clause (5) of this definition, the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Director” means a director of the Parent who

(1) is independent with respect to the transaction at issue;

(2) does not have any material financial interest in the Parent or any of its Affiliates (other than as a result of holding securities of the Parent); and

(3) has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, compensation, payment or other benefit, of any type or form, from the Parent or any of its Affiliates, other than customary directors’ fees and indemnity and insurance arrangements for serving on the board of directors of the Parent or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Parent’s or Affiliate’s board and board committee meetings.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Parent’s board of directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Parent and its Affiliates; provided, however, that the prior rendering of service to the Parent or an Affiliate of the Parent shall not, by itself, disqualify the advisor.

“Intangible Assets” means, with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value (other than write-ups which occurred prior to the Bridge Loan Closing Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset to its Fair Market Value in accordance with GAAP on the date of acquisition) and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

“interest” means, with respect to the Securities, interest on the Securities.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., or any other equivalent investment grade rating by any Rating Agency.

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“Investments” of any Person means, without duplication:

(1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of any Investment pursuant to clause (4) of this definition shall be the Designation Amount determined in accordance with Section 4.11. If the Parent or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Parent shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary not sold or disposed of, which amount shall be determined by the board of directors of the Parent. Notwithstanding the foregoing, redemptions of Equity Interests of the Parent shall be deemed not to be Investments.

“Issue Date” means the date of the first issuance of Securities under this Indenture.

“Joint Venture” means a corporation, limited liability company, partnership or other entity engaged in a Permitted Business (other than an entity constituting a Subsidiary of the Parent) in which the Parent or any of its Restricted Subsidiaries owns, directly or indirectly, at least 20% of the Equity Interests.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lenders” means the lenders from time to time under the Bridge Loan Agreement.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title

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retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Parent or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Parent or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Parent or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 365 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness that is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse for (a) environmental warranties or indemnities, indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics liens or (c) similar customary “bad-boy” guarantees.

“Obligations” means with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

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“Officer” of any Person means any of the following of such Person: the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” of any Person means a certificate signed by two Officers of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Parent” means William Lyon Homes, a Delaware corporation, and its successors.

“Pari Passu Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks pari passu as to payment with the Securities or the Security Guarantee of such Guarantor, as applicable.

“Permitted Business” means the businesses engaged in by the Parent and its Subsidiaries on the Bridge Loan Closing Date and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of a Permitted Business as a means of acquiring or developing land or constructing residential communities through agreements, transactions, interests or arrangements that, among other things, permit a Person to share (or have the effect of sharing) risks or costs, to participate in (or have the effect of participating in) the economics of residential development projects or to comply with any regulatory agreements or requirements Investments in the form of or pursuant to joint development agreements, partnership agreements, limited liability company agreements, trust agreements, joint venture agreements or other similar agreements with third parties.

“Permitted Holders” means

(1) Luxor Capital Group LP, Paulson & Co. and their respective Affiliates and all investment funds managed by any of the foregoing (excluding, for the avoidance of doubt, their respective portfolio companies or other operating companies affiliated with Luxor Capital Group LP and Paulson & Co.),

(2) General William Lyon, his spouse and lineal descendants (including adopted children and their lineal descendants) or any Person controlled, directly or indirectly, by, or trust or similar estate planning vehicle established exclusively for the benefit of, any of such Persons,

(3) any Person or any of the Persons who were a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) whose ownership of assets or Voting Stock has triggered a Change of Control in respect of which a Change of Control Offer has been made and all Securities that were tendered therein have been accepted and paid,

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(4) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing beneficially own, without giving effect to the existence of such group or any other group, more than 50.0% of the total voting power of the aggregate Voting Stock of the Parent held directly or indirectly by such group and

(5) any members of a group described in clause (4) of this definition for so long as such Person is a member of such group.

“Permitted Investment” means:

(1) Investments by the Parent or any Restricted Subsidiary in (a) the Company or any Guarantor or (b) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

(2) Investments in the Parent by any Restricted Subsidiary;

(3) loans and advances to directors, employees and officers of the Parent and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Parent not in excess of $2,000,000 at any one time outstanding;

(4) Hedging Obligations incurred pursuant to Section 4.03(b)(4);

(5) Cash Equivalents;

(6) receivables owing to the Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) Investments received pursuant to any plan of reorganization or similar arrangement, including foreclosure, perfection or enforcement of any Lien, upon the bankruptcy or insolvency of such trade creditors or customers;

(8) Investments made by the Parent or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.06;

(9) lease, utility and other similar deposits in the ordinary course of business;

(10) Investments made by the Parent or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests;

(11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any Restricted Subsidiary or in satisfaction of judgments;

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(12) Investments in existence on the Bridge Loan Closing Date and any extension, modification or renewal of such Investments or any Investments made with the proceeds of any disposition of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the appreciation, accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Bridge Loan Closing Date);

(13) completion guarantees entered into in the ordinary course of business;

(14) the Designation of a Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.11; and

(15) Permitted Business Investments so long as immediately after giving effect to such Investment, the Parent could incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception.

“Permitted Liens” means the following types of Liens:

(1) (a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental or quasi-governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(2) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, development obligations, progress payments, utility services, developer’s or other obligations to make on-site or off-site improvements and other similar obligations (exclusive of obligations for the payment of borrowed money);

(3) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(4) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents, goods covered thereby and other assets relating to such letters of credit and products and proceeds thereof;

(5) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Parent or any Restricted Subsidiary, including rights of offset and setoff;

(6) bankers’ Liens, rights of setoff and other similar Liens existing solely with

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respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Parent or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(7) leases or subleases, licenses or sublicenses, (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Parent or any Restricted Subsidiary;

(8) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(9) Liens securing all of the Securities and Liens securing any Security Guarantee;

(10) Liens in favor of the Trustee under and as permitted by this Indenture;

(11) Liens existing on the Bridge Loan Closing Date securing Indebtedness outstanding on the Bridge Loan Closing Date;

(12) Liens in favor of the Company or a Guarantor;

(13) Liens securing Permitted Indebtedness incurred pursuant to and outstanding under Section 4.03(b)(1);

(14) Liens securing Indebtedness in an amount not to exceed the greater of (x) $15.0 million and (y) 1.5% of Consolidated Tangible Assets at the time of incurrence;

(15) Liens securing Non-Recourse Indebtedness of the Parent or any Restricted Subsidiary permitted to be incurred under this Indenture; provided, that such Liens apply only to (a) the property financed out of the net proceeds of such Non-Recourse Indebtedness within 365 days after the incurrence of such Non-Recourse Indebtedness and (b) Directly Related Assets;

(16) Liens securing Purchase Money Indebtedness permitted to be incurred under this Indenture; provided that such Liens apply only to (a) the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 365 days after the incurrence of such Purchase Money Indebtedness and (b) Directly Related Assets;

(17) Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than Directed Related Assets) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Parent or a Restricted Subsidiary;

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(18) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Parent or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(19) Liens to secure Attributable Indebtedness permitted to be incurred under this Indenture; provided that any such Lien shall not extend to or cover any assets of the Parent or any Restricted Subsidiary other than (a) the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred and (b) Directly Related Assets;

(20) Liens securing Indebtedness of Parent or its Restricted Subsidiaries in respect of Indebtedness of a Joint Venture permitted to be incurred under this Indenture; provided that, with respect to such Indebtedness, such Liens do not extend to assets of Parent or its Restricted Subsidiaries other than (x) assets of the Joint Venture or (y) the Equity Interests held by Parent or a Restricted Subsidiary in such Joint Venture to the extent that such Liens secure Indebtedness in respect of such Joint Venture owing to lenders who have also been granted Liens on assets of such Joint Venture to secure Indebtedness of such Joint Venture;

(21) Liens to secure Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided that in each case such Liens do not extend to any additional assets (other than Directly Related Assets);

(22) attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

(23) easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations, assessment district and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Parent and its Subsidiaries;

(24) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Parent and its Subsidiaries or the value of such real property for the purpose of such business;

(25) Liens on Equity Interests in an Unrestricted Subsidiary to the extent that such Liens secure Indebtedness of such Unrestricted Subsidiary owing to lenders who have also been granted Liens on assets of such Unrestricted Subsidiary to secure such Indebtedness;

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(26) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under this Indenture;

(27) Liens for homeowner and property owner association developments and assessments;

(28) Licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Parent or any Restricted Subsidiary;

(29) pledges, deposits and other Liens existing under, or required to be made in connection with (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder

(30) Liens, encumbrances or other restrictions not securing Indebtedness contained in any joint venture agreement entered into by the Parent or any Restricted Subsidiary with respect to the equity interests issued by the relevant joint venture or the assets of such joint venture;

(31) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease of property leased by the Parent or any Restricted Subsidiary, in each case with respect to the property so leased, and customary Liens and rights reserved in any lease for rent or for compliance with the terms of such lease; and

(32) Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.

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“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” means, with respect to the Securities, the principal of, and premium, if any, on the Securities.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Parent or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Parent or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs), (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets and (3) such Indebtedness shall be incurred within 365 days after such acquisition of such asset by the Parent or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” means Equity Interests of the Parent other than Disqualified Equity Interests.

“Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

“Rating Agency” means each of Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or, if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall cease to rate the Securities, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.

“Reference Treasury Dealer” means Credit Suisse Securities (USA) LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

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“Refinancing Indebtedness” means Indebtedness of the Parent or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Parent or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (plus the amount of any premium paid, accrued and unpaid interest and the amount of expenses incurred by the Parent or any Restricted Subsidiary in connection with such repayment or amendment) (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

(1) if the Refinanced Indebtedness was subordinated to or pari passu with the Securities or the Security Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinated in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Securities or the Security Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(2) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Securities;

(3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Securities has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Securities; and

(4) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, extended or amended is secured.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Parent or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Parent or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Parent or the Company, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Parent or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2) the redemption of any Equity Interests of the Parent or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Parent or the Company, but excluding any such Equity Interests held by the Parent or any Restricted Subsidiary;

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(3) any Investment other than a Permitted Investment; or

(4) any payment on or with respect to, or redemption of, any Subordinated Indebtedness of the Company or any Subsidiary Guarantor (excluding any intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries), except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) the redemption of any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition

“Restricted Subsidiary” means any Subsidiary of the Parent other than an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Parent.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Guarantee” means the guarantee of the Securities executed by each Guarantor and the notation thereof executed pursuant to the provisions of this Indenture.

“Significant Subsidiary” means (1) any Restricted Subsidiary (other than the Company) that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Bridge Loan Closing Date and (2) any Restricted Subsidiary (other than the Company) that, when aggregated with all other Restricted Subsidiaries (other than the Company) that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.01(7) or (8) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

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“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Securities or the Security Guarantees, respectively.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity that is or is required to be consolidated in the consolidated financial statements of such Person in accordance with GAAP. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Parent.

“Subsidiary Guarantor” means any Guarantor other than the Parent.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in accordance with Section 4.11 and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Parent or through one or more Wholly-Owned Restricted Subsidiaries.

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“Wholly Owned Subsidiary” means a Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Parent or through one or more Wholly-Owned Subsidiaries.

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SECTION 1.02. Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.07(a)

“Asset Sale Offer”	4.06(c)

“Bankruptcy Law”	6.01

“Change of Control Offer”	4.10(b)

“covenant defeasance option”	8.01(b)

“Custodian”	6.01

“Designation”	4.11

“Designation Amount”	4.11

“Event of Default”	6.01

“Excess Proceeds”	4.06(c)

“Guaranteed Obligations”	10.01

“legal defeasance option”	8.01(b)

“Mortgage Subsidiary”	4.03(b)(13)

“Paying Agent”	2.03

“Permitted Indebtedness”	4.03(b)

“Ratio Exception”	4.03(a)

“Redesignation”	4.11

“Registrar”	2.03

“Reinstatement Date”	4.08(b)

“Restricted Payments Basket”	4.04(a)(3)

“Suspension Date”	4.08(a)

“Successor”	5.01(a)(1)

“Triggering Lien”	4.12

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SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Security Guarantees;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, each Guarantor and any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) Indebtedness shall not be considered subordinate in right of payment to any other Indebtedness solely by virtue of being unsecured, secured with a subset of the collateral securing such other Indebtedness or with different collateral, secured to a lesser extent or secured with lower priority, by virtue of structural subordination, by virtue of maturity date, order of payment or order of application of funds, or by virtue of not being guaranteed by all guarantors of such other Indebtedness, and any subordination in right of payment must be pursuant to a written agreement or instrument;

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(7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(8) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(9) all references to the date the Securities were originally issued shall refer to the Issue Date.

ARTICLE 2

THE SECURITIES

SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $—,000,000 of 9.25% Senior Notes Due 2022 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

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The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Restricted Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

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SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. Without the prior consent of the Company, the Registrar is not required (1) to register the transfer of or exchange any Security selected for redemption, (2) to register the transfer of or exchange any Security for a period of 15 days before a selection of Securities to be redeemed or (3) to register the transfer or exchange of a Security between a record date and the next succeeding interest payment date.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional Obligation of the Company.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have

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variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.

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With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities;

(2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that a separate CUSIP number will be issued for any Additional Securities unless the Securities and the Additional Securities are fungible for U.S. federal income tax purposes; and

(3) whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit A.

ARTICLE 3

REDEMPTION

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed; or if the Securities are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or any greater integral multiple of $1,000 thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of this Indenture.

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The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

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ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. Reports to Holders. Whether or not required by the SEC, the Parent shall furnish to the Holders of Securities, within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC): (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Parent were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, an audit report on the annual financial statements by the Parent’s certified independent accountants and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Parent were required to file these reports.

In addition, whether or not required by the SEC, the Parent shall file a copy of all of the information and reports referred to in clauses (1) and (2) of this Section 4.02 with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.

At any time that there shall be one or more Unrestricted Subsidiaries that, in the aggregate, hold more than 15.0% of Consolidated Tangible Assets, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of the Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

In addition, for so long as any Securities remain outstanding, if at any time the Parent is not required to file with the SEC the reports required by the preceding paragraphs, it shall furnish to the Holders of the Securities and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

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In addition, the Parent shall: (1) hold a quarterly conference call to discuss the information contained in the reports not later than ten business days from the time Parent furnishes the reports to the trustee and (2) no fewer than three business days prior to the date of the conference call required to be held in accordance with clause (1) of this Section 4.02, issue a press release to the appropriate U.S. wire services announcing the time and date of such conference call and directing the holders or beneficial owners of, and prospective investors in, the securities and securities analysts and market makers to contact an individual at the Parent (for whom contact information shall be provided in such press release) to obtain the reports and information on how to access such conference call.

The Company will also deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that, to the signing Officers’ knowledge, no Default has occurred under this Indenture, or, if a Default has occurred, what action the Company and/or Guarantors are taking or propose to take with respect thereto.

SECTION 4.03. Limitations on Additional Indebtedness. (a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided, however, Parent, the Company or any Subsidiary Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto, either (a) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (b) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be less than 3.00 to 1.00 (either (a) or (b), the “Ratio Exception”)).

(b) Notwithstanding Section 4.03(a), so long as no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following Indebtedness, each of the following shall be permitted (the “Permitted Indebtedness”):

(1) the incurrence by the Company or any Subsidiary Guarantor (and the Guarantee thereof by the Parent, the Company or any such Subsidiary Guarantor) of Indebtedness (including Refinancing Indebtedness) under Credit Facilities in an aggregate principal amount at any one time outstanding under this Section 4.03(b)(1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of $200,000,000 and 20% of Consolidated Tangible Assets;

(2) (i) the Securities and the Security Guarantees issued on the Issue Date, (ii) any Securities (and related Security Guarantees) issued after the Issue Date in exchange for Bridge Loans as provided in the Bridge Loan Agreement, and (iii) and, in each case, the Exchange Securities and Security Guarantees issued in exchange therefor;

(3) Indebtedness of the Parent, the Company and the Guarantors to the extent outstanding on the Bridge Loan Closing Date (other than Indebtedness referred to in Section 4.03(b)(1) and (2)), including the Bridge Loans and the Guarantees in respect thereof;

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(4) Indebtedness of the Parent and the Restricted Subsidiaries under Hedging Obligations; provided that (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.03, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5) Indebtedness of the Parent owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Parent or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Parent or the Company owed to a Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Parent or the Company’s obligations under this Indenture and the Securities and (b) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Parent or a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this Section 4.03(b)(5);

(6) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Parent or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Parent or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(7) Purchase Money Indebtedness incurred by the Parent or any Restricted Subsidiary, in an aggregate amount not to exceed at any time outstanding $25,000,000;

(8) Non-Recourse Indebtedness of the Parent or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property and secured by Liens only on such real property and Directly Related Assets;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(10) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Ratio Exception, Section 4.03(b) (2) or (3) or this Section 4.03(b)(11);

(12) the guarantee by the Parent or any Restricted Subsidiary of Indebtedness (other than Indebtedness incurred pursuant to Section 4.03(b)(8), (13) or (16) or, in the case of the guarantee by a Restricted Subsidiary that is not a Guarantor, pursuant to the Ratio Exception or Section 4.03(b)(1)) of a Restricted Subsidiary, in the case of the Parent, or of the Parent, Company or another Restricted Subsidiary, in the case of a Restricted Subsidiary, in either case, that was permitted to be incurred by another provision of this Section 4.03;

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(13) Indebtedness of any Restricted Subsidiary engaged primarily in the mortgage origination and lending business (a “Mortgage Subsidiary”) under warehouse lines of credit and repurchase agreements, and Indebtedness secured by mortgage loans and related assets of such Restricted Subsidiary, in each case incurred in the ordinary course of such business; provided that the only legal recourse for collection of obligations owing on such Indebtedness is against such Restricted Subsidiary, any other Mortgage Subsidiary and their respective assets;

(14) (x) Indebtedness of the Parent, the Company or any Subsidiary Guarantor incurred to finance an acquisition or merger or (y) Acquired Indebtedness of the Parent, the Company or any Restricted Subsidiary; provided, however, that in either case, after giving effect to the transactions that result in the incurrence or issuance thereof, on a pro forma basis, (a) the Parent would have been able to incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception, (b) the Consolidated Fixed Charge Coverage Ratio of the Parent is greater than such ratio immediately prior to such acquisition or merger, or (c) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth of the Parent is less than such ratio immediately prior to such acquisition or merger;

(15) Indebtedness of the Parent, Company or any Subsidiary Guarantor in an aggregate amount not to exceed the greater of $40,000,000 and 4.0% of Consolidated Tangible Assets at any time outstanding; and

(16) (x) Security Guarantees by Parent or any of its Restricted Subsidiaries in respect of Indebtedness incurred by Joint Ventures, and (y) GP Indebtedness of Parent or its Restricted Subsidiaries in respect of Joint Ventures, in an aggregate amount at any time outstanding under this Section 4.03(b)(16) not to exceed the greater of $40,000,000 and 4% of Consolidated Tangible Assets at the time of incurrence.

(c) For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in Section 4.03(b)(1) through (16) or is entitled to be incurred pursuant to the Ratio Exception, the Parent shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described.

SECTION 4.04. Limitations on Restricted Payments. (a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(2) immediately after giving effect to such Restricted Payment, the Parent could incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception; and

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(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after November 8, 2012 (other than Restricted Payments made pursuant to Section 4.04(b) (2), (3), (4), (5), (6), or (7)), does not exceed the sum (the “Restricted Payments Basket”) of (without duplication):

(A) 50% of Consolidated Net Income for the period (taken as one accounting period) from October 1, 2012 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(B) 100% of the aggregate net cash proceeds or the Fair Market Value (as determined by the Board of Directors of Parent) of any assets to be used in a Permitted Business received by the Parent either (x) as contributions to the common equity of the Parent after November 8, 2012 or (y) from the issuance and sale of Qualified Equity Interests after November 8, 2012, plus

(C) the aggregate amount by which Indebtedness of the Parent or any Restricted Subsidiary is reduced on the Parent’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Parent) of Indebtedness issued subsequent to November 8, 2012 into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Parent or any Restricted Subsidiary upon such conversion or exchange), plus

(D) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after November 8, 2012, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(E) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Parent’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Parent’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this Section 4.04(a)(E) and were not previously repaid or otherwise reduced, plus

(F) 100% of the principal amount of, or, if issued at a discount, the accreted value of, any guarantee by the Parent or any Restricted Subsidiary incurred after November 8, 2012 that is subsequently released (other than due to a payment on such guarantee), but only to the extent that such guarantee was treated as a Restricted Payment pursuant to this paragraph (a) when made.

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(b) The provisions of Section 4.04(a) shall not prohibit:

(1) the payment by the Parent or any Restricted Subsidiary of any dividend or similar distribution within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (other than to the Parent or any of its Subsidiaries);

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Parent or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.03 and the other terms of this Indenture;

(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Equity Interests of the Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their bankruptcy or petition for bankruptcy, death, disability, retirement, severance or termination of employment or service or any other repurchase event set forth in a written agreement between Parent and such individual evidencing such Equity Interest as of the Bridge Loan Closing Date; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $4,000,000 during any calendar year;

(5) repurchases of Equity Interests deemed to occur upon the exercise of stock options or stock appreciation rights if the Equity Interests represents a portion of the exercise price thereof;

(6) the repurchase of Equity Interests upon vesting of restricted stock, restricted stock units, performance share units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto; or

(7) Restricted Payments in an aggregate amount, when taken together with all Restricted Payments made pursuant to this Section 4.04(b)(7) and then outstanding, does not exceed $20,000,000.

provided that no issuance and sale of Qualified Equity Interests pursuant to Section 4.04(b)(2) or (3) shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent or a Restricted Subsidiary of the Parent, as the case may be, pursuant to the Restricted Payment.

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SECTION 4.05. Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries. The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (other than the Company) to:

(1) pay dividends or make any other distributions on or in respect of its Equity Interests;

(2) make loans or advances or pay any Indebtedness or other obligation owed to the Parent or any other Restricted Subsidiary; or

(3) transfer any of its assets to the Parent or any other Restricted Subsidiary;

except for:

(A) encumbrances or restrictions existing under or by reason of applicable law;

(B) encumbrances or restrictions existing under this Indenture, the Securities and the Security Guarantees;

(C) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(D) encumbrances or restrictions existing under agreements existing on the Bridge Loan Closing Date as in effect on the Bridge Loan Closing Date and encumbrances or restrictions applicable to Restricted Subsidiaries existing under any Credit Facility pursuant to which Indebtedness has been incurred under Section 4.03(b)(1);

(E) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(F) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under this Indenture to any Person pending the closing of such sale;

(G) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets so acquired;

(H) encumbrances or restrictions arising in connection with Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not materially more restrictive than those contained in the agreements creating or evidencing the Indebtedness being refinanced;

(I) customary provisions in leases, licenses, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person;

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(J) Purchase Money Indebtedness incurred in compliance with Section 4.03 to the extent they impose restrictions of the nature described in Section 4.05(3) on the assets acquired;

(K) Non-Recourse Indebtedness incurred in compliance with Section 4.03 to the extent they impose restrictions of the nature described in Section 4.05(3) on the assets secured by such Non-Recourse Indebtedness or on the Equity Interests in the Person holding such assets;

(L) customary restrictions in other Indebtedness incurred in compliance with Section 4.03; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Parent’s board of directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clause (D) of this Section 4.05;

(M) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(N) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (M) of this Section 4.05; provided that such amendments or refinancings are, in the good faith judgment of the Parent’s board of directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

SECTION 4.06. Limitations on Asset Sales. (a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless: (1) the Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale and (2) at least 70% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.

For the purposes of this Section 4.06(a), the following are deemed to be cash: (i) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Parent or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Parent or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness; (ii) the amount of any obligations received from such transferee that are within 90 days converted by the Parent or such Restricted Subsidiary to cash (to the extent of the cash actually so received); and (iii) the Fair Market Value of any assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Parent or a Restricted Subsidiary acquires voting and management control of such entity) received by the Parent or any Restricted Subsidiary to be used by it in the Permitted

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Business. If at any time any non-cash consideration received by the Parent or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.06.

(b) In the event that the Parent or any Restricted Subsidiary engages in an Asset Sale, the Parent or such Restricted Subsidiary shall, no later than 360 days following the receipt of the Net Available Proceeds, apply all or any of the Net Available Proceeds therefrom (1) to permanently repay, prepay, redeem or repurchase (x) Obligations under Indebtedness secured by Permitted Liens pursuant to clauses (13), (14), (16), and (17) of the definition of “Permitted Liens” (whose commitments shall be correspondingly reduced permanently upon such repayment or prepayment), (y) Obligations under the Securities or any other Pari Passu Indebtedness of the Parent or any Restricted Subsidiary of the Company; provided that if the Parent or any such Restricted Subsidiary shall so repay or prepay any such other Pari Passu Indebtedness, the Parent will reduce Obligations under the Securities on a pro rata basis (based on the amount so applied to such repayments or prepayments) by, at their option, (A) redeeming notes as described under Section 5 of the Securities, (B) making an offer (in accordance with the procedures set forth in Section 4.06(c) and (d) for an Asset Sale Offer) to all Holders to purchase their Securities at least 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Securities to be repurchased or (C) purchasing Securities through privately negotiated transactions or open market purchases, in a manner that complies with this Indenture and applicable securities law, at a price not less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon; or (z) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary of the Company; (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company; (3) to make a capital expenditure; (4) to acquire Additional Assets or improve or develop existing assets to be used in a Permitted Business; or (5) to make any combination of the foregoing payments, redemptions, repurchases or investments. Pending the final application of any Net Available Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Available Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Available Proceeds from Asset Sales that are not applied or invested as provided in Section 4.06(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Parent shall, or shall cause the Company to, make an Asset Sale Offer to all Holders of Securities and if the Company elects (or is required by the terms of such other Pari Passu Indebtedness), all holders of other Pari Passu Indebtedness (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of Securities and such Pari Passu Indebtedness, in denominations of $2,000 initial principal amount and multiples of $1,000 in excess thereof, that may be purchased with an amount equal to the Excess Proceeds at an offer price in cash in an amount not less than 100% of the principal amount thereof, or, in the case of Pari Passu Indebtedness represented by securities sold at a discount, not less than the amount of the accreted value thereof at such time, plus accrued and

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unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. In the event that the Parent or any Restricted Subsidiary of the Company prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Parent or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid. After the completion of an Asset Sale, the Parent and its Restricted Subsidiaries may make an Asset Sale Offer prior to the time they are required to do so by the first sentence of this paragraph. If the Parent or any Restricted Subsidiary completes such an Asset Sale Offer with respect to any Net Available Proceeds, the Company and its Restricted Subsidiaries shall be deemed to have complied with this Section 4.06 with respect to the application of such Net Available Proceeds, and any such Net Available Proceeds remaining after completion of such Asset Sale Offer may be used by the Parent and its Restricted Subsidiaries for any purpose not prohibited by this Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not provided by this Indenture. If the aggregate principal amount of Securities and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Securities and such other Pari Passu Indebtedness to be purchased on a pro rata basis based on the aggregate principal amount of the Securities and the other Pari Passu Indebtedness to be purchased validly tendered and not withdrawn. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d) The Parent shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.06, the Parent shall comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.06 by virtue of such compliance.

SECTION 4.07. Limitations on Transactions with Affiliates. (a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless: (1) such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis by the Parent or that Restricted Subsidiary from a Person that is not an Affiliate of the Parent or that Restricted Subsidiary and (2) the Parent delivers to the Trustee: (a) with respect to any Affiliate Transaction involving aggregate value expended or received by the Parent or any Restricted Subsidiary in excess of $7,500,000, an Officers’ Certificate of the Parent certifying that such Affiliate Transaction complies with Section 4.07(a)(1) and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and (b) with respect to any Affiliate Transaction involving aggregate value expended or received by the Parent or any Restricted Subsidiary of $25,000,000 or more, the certificates described in 4.07(a)(2)(a) and (x) a written opinion as to the fairness of such Affiliate Transaction to the

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Parent or such Restricted Subsidiary from a financial point of view or (y) a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an Independent Financial Advisor.

(b) The provisions of Section 4.07(a) shall not apply to (1) transactions exclusively between or among (a) the Parent and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Parent (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary; (2) reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification and insurance arrangements; (3) the allocation of employee services among the Parent, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or stockholder of the Parent beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Parent); (4) any Permitted Investment (other than any Permitted Investment made in accordance with clause (1)(b), clause (14) or clause (15) of the definition of “Permitted Investments” to the extent that such Permitted Investment under clause (14) or clause (15) is in a Joint Venture or Unrestricted Subsidiary of which any officer, director or stockholder of the Parent beneficially owns any Equity Interests (other than indirectly through ownership of Equity Interests in the Parent)); (5) any agreement as in effect as of the Bridge Loan Closing Date or any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in Section 4.07(a)(1)) or any transaction contemplated thereby; (6) Restricted Payments which are made in accordance with Section 4.04(a) or Section 4.04(b)(1), (4)-(7); (7) licensing of trademarks to, and allocation of overhead, sales and marketing, travel and like expenses among, the Parent, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or stockholder of the Parent beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Parent); or (8) issuances, sales or other dispositions of Qualified Equity Interests for cash by the Parent to an Affiliate.

SECTION 4.08. Effectiveness of Covenants.

(a) The first day (such date, a “Suspension Date”) on which:

(1) the Securities have an Investment Grade Rating from both of the Rating Agencies; and

(2) no Default has occurred and is continuing under the Indenture, the covenants listed below will be suspended and the Parent, the Company and their Restricted Subsidiaries will not be subject to the provisions of Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.11, 4.13 (but only with respect to any Person that is required to become a Guarantor on or after the date of the commencement of the applicable Suspension Date), and 5.01(a)(3) (collectively, the “Suspended Covenants”).

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(b) If at any time the Securities’ credit rating is below an Investment Grade Rating by any Rating Agency, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Securities subsequently attain an Investment Grade Rating from both of the Rating Agencies and no Default is in existence and continuing at such time (in which event the Suspended Covenants shall no longer be in effect for such time that the Securities maintain an Investment Grade Rating from both of the Rating Agencies); provided, however, that no Default or breach of any kind shall be deemed to exist under the Indenture, the Securities or the Security Guarantees with respect to the Suspended Covenants based on, and none of the Parent, the Company nor any of their Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants had remained in effect during such period. The period of time between the Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.”

(c) On the Reinstatement Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to Section 4.03(a) or 4.03(b) (in each case to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to Section 4.03(a) or (b), such Indebtedness will be deemed to have been outstanding on the Bridge Loan Closing Date, so that it is classified under Section 4.03(b)(3). Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Bridge Loan Closing Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.04(a). Notwithstanding the foregoing, no default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made during the Suspension Period.

(d) During any period when the Suspended Covenants are suspended, the Board of Directors of the Parent may not designate any of the Parent’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

(e) Promptly following the occurrence of any Suspension Date or Reinstatement Date, the Parent will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Suspension Date or Reinstatement Date has occurred or notify the Holders of any Suspension Date or Reinstatement Date. The Trustee may provide a copy of such Officers’ Certificate to any Holder of the Securities upon written request.

SECTION 4.09. Conduct of Business. The Parent shall not, and shall not permit any Restricted Subsidiary, to engage in any business other than the Permitted Business and businesses necessary, reasonably related or ancillary thereto.

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SECTION 4.10. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.10(b).

(b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions, as determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

(d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e) Notwithstanding any other provision of this Indenture, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or if notice of redemption has been given pursuant to Section 5 of the Securities.

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(f) A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of its compliance with such securities laws or regulations.

SECTION 4.11. Limitations on Designation of Unrestricted Subsidiaries. The Parent may designate any Subsidiary of the Parent (other than the Company) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation and (2) the Parent would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to Section 4.04, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Parent’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless: (1) neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (x) provides any direct or indirect credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) is directly or indirectly liable for any Indebtedness of such Subsidiary other than, in each case, such Investments as are permitted pursuant to Section 4.04; (2) such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding (x) are no less favorable to the Parent or the Restricted Subsidiary than those that would be reasonably expected to be obtained at the time from Persons who are not Affiliates of the Parent or such Restricted Subsidiary or (y) would be permitted as (a) an Affiliate Transaction under and in compliance with Section 4.07, (b) an Asset Sale under and in compliance with Section 4.06, (c) a Permitted Investment or (d) an Investment under and in compliance with Section 4.04; (3) such Subsidiary is a Person with respect to which neither the Parent nor any Restricted Subsidiary has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and (4) such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Parent or any Restricted Subsidiary of the Equity Interest of such Unrestricted Subsidiary, which guarantee is not recourse to the Parent or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to Section 4.04.

If, at any time after the Designation, any Unrestricted Subsidiary fails to meet the requirements set forth in the preceding paragraph, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens

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on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under Section 4.03 or the Lien is not permitted under Section 4.12, the Parent shall be in default of the applicable covenant.

The Parent may not Designate the Company as an Unrestricted Subsidiary. As of the Bridge Loan Closing Date, the Parent shall be deemed to have Designated Duxford Title Reinsurance Company, Cerro Plata Associates, LLC, Silver Creek Preserve, Nobar Water Company, Horsethief Canyon Partners and Lyon Mission, LLC as Unrestricted Subsidiaries.

The Parent may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation and (2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Parent delivered to the Trustee and certifying compliance with the foregoing provisions.

SECTION 4.12. Limitations on Liens. The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (a “Triggering Lien”) of any nature whatsoever against any assets now owned or hereafter acquired by the Parent or such Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), or any proceeds, income or profits therefrom securing any Indebtedness, except Permitted Liens, unless all payments due under this Indenture and the Securities (or under a Security Guarantee in the case of Liens of a Guarantor) are secured on an equal and ratable basis (or on a superior basis, in the event the other Indebtedness is Subordinated Indebtedness) with the obligations so secured until such time as such obligations are no longer secured by a Triggering Lien.

SECTION 4.13. Additional Security Guarantees. If, after the Issue Date, (a) the Parent or any Restricted Subsidiary shall acquire or create another Wholly Owned Restricted Subsidiary (other than (i) a Subsidiary that has been designated an Unrestricted Subsidiary, and (ii) any Subsidiary that is a project-financed special purpose entity) or (b) any Unrestricted Subsidiary is redesignated a Wholly Owned Restricted Subsidiary, then, in each such case, to the extent such Wholly Owned Subsidiary has guaranteed any Indebtedness of Parent, Company or any Subsidiary Guarantor and such Security Guarantee is then outstanding, the Parent shall cause such Restricted Subsidiary to (1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Securities and this Indenture and (b) a notation of guarantee in respect of its Security Guarantee; and (2) deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

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SECTION 4.14. Compliance Certificate. The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officers’ Certificate stating that, to the signing Officers’ knowledge, no Default has occurred under this Indenture, or, if a Default has occurred, what action the Company and/or the Guarantors are taking or propose to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

SECTION 4.15. Further Instruments and Acts. Upon request of the Trustee, the Parent or Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01. When Company May Merge or Transfer Assets. (a) Neither the Parent nor the Company will, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into any Person (other than a merger that satisfies the requirements of Section 5.01(a)(1) with a Wholly Owned Restricted Subsidiary solely for the purpose of changing the Parent’s or the Company’s jurisdiction of incorporation, as the case may be, to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Parent or the Parent and the Restricted Subsidiaries (taken as a whole) or the Company or the Company and the Restricted Subsidiaries that are Subsidiaries of the Company (taken as a whole), as the case may be, to any Person or (b) adopt a Plan of Liquidation unless, in either case:

(1) Either (a) the Parent or the Company, as the case may be, will be the surviving or continuing Person or (b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Company or the Parent, as the case may be, under the Securities or the Parent’s Security Guarantee, as applicable, and this Indenture; provided that, in the case of the Company, at any time the Successor is a limited liability company, there shall be a co-issuer of the Securities that is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia;

(2) immediately prior to and immediately after giving effect to such transaction and the assumption (if applicable) of the obligations as set forth in Section 5.01(a)(1)(b) and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

(3) immediately after and giving effect to such transaction and the assumption (if applicable) of the obligations set forth in Section 5.01(a)(1)(b) and the incurrence of

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any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Parent or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Ratio Exception, (b) the Consolidated Fixed Charge Coverage Ratio of the Parent or the Successor is greater than such ratio for Parent immediately prior to such transaction, or (c) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth of the Parent or the Successor is less than such ratio for Parent immediately prior to such transaction.

For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Parent or the Company, as the case may be, immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

(b) No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, whether or not affiliated with such Subsidiary Guarantor, unless (1) either, (a) such Subsidiary Guarantor will be the surviving or continuing Person or (b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Subsidiary Guarantor under the Security Guarantee of such Subsidiary Guarantor and this Indenture; and (2) immediately after giving effect to such transaction no Default shall have occurred and be continuing.

Notwithstanding the foregoing, (a) any Restricted Subsidiary (other than the Company) may merge into the Parent or another Restricted Subsidiary and (b) the requirements of the immediately preceding paragraph will not apply to any transaction pursuant to which such Guarantor is permitted to be released from its Security Guarantee in accordance with the provisions described under Section 10.07.

For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Parent or the Company, will be deemed to be the transfer of all or substantially all of the assets of the Parent or the Company, as the case may be.

Upon any consolidation, combination or merger of the Company or a Guarantor, or any transfer of all or substantially all of the assets of the Parent or the Company in accordance with the foregoing, in which the Company or such Guarantor is not the continuing obligor under the Securities or its Security Guarantee, the surviving entity formed by such consolidation or into which the Company or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture, the Securities and the Security Guarantees with the same effect as if such surviving entity had been named therein as the Company or such Guarantor and, except in the case of a conveyance, transfer or lease, the Company or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Securities or in respect of its Security Guarantee, as the case may be, and all of the Company’s or such Guarantor’s other obligations and covenants under the Securities, this Indenture and its Security Guarantee, if applicable.

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ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. Each of the following is an “Event of Default”:

(1) failure by the Company to pay interest on any of the Securities when it becomes due and payable and the continuance of any such failure for 30 days;

(2) failure by the Company to pay the principal on any of the Securities when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3) failure by the Parent or the Company to comply with any of its agreements or covenants described in Section 5.01;

(4) failure by the Parent or the Company to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days after written notice of the failure has been given to the Company by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Securities then outstanding;

(5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Non-Recourse Indebtedness) of the Parent or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default (a) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period, or (b) results in the acceleration of such Indebtedness prior to its express final maturity, and in each case the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in 6.01(5) (a) or (b) has occurred and is continuing, aggregates $20,000,000 or more; provided, however, that if any such default is cured or waived or any acceleration rescinded or such Indebtedness is repaid within a period of ten (10) days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the Securities shall automatically be rescinded so long as such rescission does not conflict with any judgment or decree;

(6) one or more judgments or orders that exceed $20,000,000 in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Parent or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7) the Parent, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

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(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its assets; or

(D) makes a general assignment for the benefit of its creditors.

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Parent, the Company or any Significant Subsidiary as debtor in an involuntary case;

(B) appoints a Custodian of the Parent, the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Parent, the Company or any Significant Subsidiary; or

(C) orders the liquidation of the Parent, the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(9) the Security Guarantee of the Parent or any Security Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Security Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Security Guarantee (other than by reason of release of a Guarantor from its Security Guarantee in accordance with the terms of this Indenture and the Security Guarantee).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

The Company shall deliver to the Trustee annually a statement regarding compliance with this Indenture, and upon any Officer of the Company becoming aware of any Default, a statement specifying such Default and what action the Company is taking or proposes to take with respect thereto.

If a default or event of default shall have occurred and be continuing under the Bridge Loan Agreement on the Issue Date, (i) a Default or Event of Default, as the case may be, shall be deemed to have occurred and be continuing under this Indenture and (ii) any notices given or cure periods commenced under the Bridge Loan Agreement shall be deemed given or commenced (as of the actual dates thereof) for all purposes with respect to this Indenture (with the same effect as if the Securities had been outstanding as of the actual dates thereof).

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SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under the Securities to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Securities shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Securities may rescind and annul such acceleration. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, all outstanding Securities shall become due and payable without any further action or notice.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

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SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the

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Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee. (a) If an Event of Default actually known to a Trust Officer has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the same circumstances in the conduct of his or her own affairs.

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(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(a) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(b) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(c) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

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SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Except with respect to Sections 4.01 and 4.02, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article Four hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (1) any Event of Default occurring pursuant to Sections 6.01(1) and 6.01(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notice in the manner set forth in this Indenture or a Trust Officer shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(g) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(h) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Company has been advised as to the likelihood of such loss or damage and regardless of the form of action.

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SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall give notice of the Default to each Securityholder within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any) or a Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses incurred by each of them in connection with acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including settlement costs). The Trustee

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shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) The Company may terminate its obligations and the obligations of the Guarantors under the Securities, the Security Guarantees and this Indenture, except the obligations referred to in 8.01(c), if (1) all the Securities that have been authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid

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to the Company or discharged from this trust) have been delivered to the Trustee for cancellation or (2) (i) all Securities not delivered to the Trustee for cancellation otherwise have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Securities not theretofore delivered to the Trustee for cancellation, (ii) the Company has paid all sums payable by it under this Indenture, (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or on the date of redemption, as the case may be, and (iv) the Trustee, for the benefit of the Holders, has a valid, perfected, exclusive security interest in this trust. In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel (as to legal matters) stating that all conditions precedent to satisfaction and discharge have been complied with. After such delivery, the Trustee shall acknowledge in writing the discharge of the Company’s and the Guarantors’ obligations under the Securities, the Security Guarantees and this Indenture except for those surviving obligations specified in Section 8.01(c).

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.09, 4.10, 4.11 and 4.12 and the operation of Sections 6.01(5) and 6.01(6) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(5) and 6.01(6) or because of the failure of the Company to comply with Section 5.01(a)(3).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding Section 8.01 (a) and (b), the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of and interest on the Securities on the stated date for payment or on the

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redemption date of the principal or installment of principal of or interest on the Securities, and the Trustee must have a valid, perfected, exclusive security interest in such trust;

(2) in the case of Legal Defeasance, the Company delivers to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by the Internal Revenue Service, a ruling, or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company delivers to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4) no Default has occurred and is continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5) the Legal Defeasance or Covenant Defeasance does not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound (other than a default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(6) the Company delivers to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

(7) the Company delivers to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, Section 8.02(1) - (6) and, in the case of the opinion of counsel, Section 8.02 (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall

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apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture, each Security Guarantee and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent. If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Securities when due, then the obligations of the Company and the Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

ARTICLE 9

AMENDMENTS

SECTION 9.01. Without Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture, the Security Guarantees or the Securities without notice to or consent of any Securityholder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders in the case of a merger or acquisition;

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(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4) to allow any Guarantor to execute a supplemental indenture or a Security Guarantee with respect to the Securities;

(5) to release any Guarantor from any of its obligations under its Security Guarantee or this Indenture (to the extent permitted by this Indenture);

(6) to make any change that would provide any additional rights or benefits (including the addition of collateral) to the holders of Securities or that does not adversely affect in any material respect the legal rights under this indenture of any such holder;

(7) to comply with SEC rules and regulations or changes to applicable law;

(8) [intentionally omitted];

(9) to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture as of the Issue Date; or

(10) to comply with the rules of any applicable securities depository.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02. With Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture or the Securities with the written consent of (i) if the aggregate principal amount of the then outstanding Securities exceeds the aggregate principal amount of the then outstanding loans under the Bridge Loan Agreement, the holders of at least a majority in principal amount of the then outstanding Securities (including Additional Securities, if any) and (ii) in all cases, the holders of at least a majority in aggregate principal amount of the sum of (x) the then outstanding Securities (including Additional Securities, if any) plus (y) the then outstanding loans under the Bridge Loan Agreement, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities or loans), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Securities may be waived with the written consent of (i) if the aggregate principal amount of the then outstanding Securities exceeds the aggregate principal amount of the then outstanding loans under the Bridge Loan Agreement, the holders of at least a majority in principal amount of the then outstanding Securities (including Additional Securities, if any) and (ii) in all cases, the holders of at least a majority in aggregate principal amount of the sum of (A) the then outstanding Securities (including Additional Securities, if any) plus (B) the then outstanding

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loans under the Bridge Loan Agreement, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities or loans). However, without the consent of each Securityholder affected thereby and of each Lender entitled to receive Securities in exchange for Bridge Loans then outstanding under the Bridge Loan Agreement affected thereby, an amendment or waiver may not:

(1) change the maturity of any Security;

(2) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Securities;

(3) reduce any premium payable upon optional redemption of the Securities, change the date on which any Securities are subject to redemption or otherwise alter the provisions with respect to the redemption of the Securities (other than provisions specifying the notice periods for effecting a redemption);

(4) make any Security payable in money or currency other than that stated in the Securities;

(5) modify or change any provision of this Indenture or the related definitions to subordinate the Securities or any Security Guarantee in right of payment to other Indebtedness in a manner that adversely affects the Holders;

(6) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Securities;

(7) impair the rights of Holders to receive payments of principal of or interest on the Securities;

(8) release the Parent from any of its obligations under its Security Guarantee or this Indenture, except as permitted by this Indenture; or

(9) make any change in Section 9.01 or 9.02.

It shall not be necessary for the consent of the Holders and Lenders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security (or Lender, as applicable) shall bind the

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Holder (or Lender, as applicable) and every subsequent Holder of that Security (or Lender, as applicable) or portion of the Security (or Bridge Loan, as applicable) that evidences the same debt as the consenting Holder’s Security (or Bridge Loan, as applicable), even if notation of the consent or waiver is not made on the Security (or Bridge Loan, as applicable). However, any such Holder (or Lender, as applicable) or subsequent Holder (or Lender, as applicable) may revoke the consent or waiver as to such Holder’s Security or portion of the Security (or Bridge Loan, as applicable) if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder (or Lender, as applicable). An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders (or Lender, as applicable) entitled to give their consent or take any other action described in this Article 9 or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders (or Lenders, as applicable) at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders (or Lenders, as applicable) after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07. Payments for Consent. The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, to any Holder of Securities or Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities or Lenders that consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

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ARTICLE 10

GUARANTEES

SECTION 10.01. Guarantees. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.07, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Security Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.01(b), 10.02 and 10.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

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Each Guarantor further agrees that its Security Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Security Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.02. Limitation on Liability. Each Guarantor, and by its acceptance of the Securities, each Holder, hereby confirms that it is the intention of all such parties that the Security Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Security Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the

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successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Execution and Delivery of Security Guarantee.

To evidence its Security Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Security Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an Officer of such Guarantor on Securities authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Security Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on such Security a notation of such Security Guarantee.

If an Officer whose signature is on this Indenture or on the Security Guarantee no longer holds that office at the time the Trustee authenticates the Securities on which a Security Guarantee is endorsed, the Security Guarantee will be valid nevertheless.

The delivery of any Global Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Security Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Parent or any Restricted Subsidiary creates or acquires any Wholly Owned Restricted Subsidiary (other than (i) a Subsidiary that has been designated an Unrestricted Subsidiary, and (ii) any Subsidiary that is a project-financed special purpose entity) after the Issue Date, if required by Section 4.13 hereof, the Company will cause such Wholly Owned Restricted Subsidiary to comply with the provisions of Section 4.13 hereof and this Article 10, to the extent applicable

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SECTION 10.07. Release of Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.08)

(1) upon any consolidation with or merger with or into, any Person by such Subsidiary Guarantor pursuant to Section 5.01(b);

(2) upon the disposition of all or a portion of the Capital Stock of such Subsidiary Guarantor such that such Subsidiary Guarantor ceases to be a Subsidiary, if the sale or other disposition does not violate Section 4.06;

(3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(4) at such time as such Subsidiary Guarantor does not have any Security Guarantees outstanding that would have required such Subsidiary Guarantor to enter into a Security Guarantee pursuant to Section 4.13;

(5) upon defeasance of the Securities pursuant to Article 8; or

(6) upon the full satisfaction of the Company’s obligations under this Indenture;

provided, however, that in the case of Section 10.07(1) , if such other Person is not a Subsidiary of the Parent then (i) such merger or consolidation must otherwise be permitted by this Indenture and (ii) the Company must provide an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.08. Contribution. Each Subsidiary Guarantor that makes a payment under its Security Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

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SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

If to the Company or any Guarantor:

WILLIAM LYON HOMES, INC.

4695 MacArthur Court, 8th Floor

Newport Beach, CA 92660

Attention: Chief Financial Officer

Fax Number: (949) 252-2575

with a copy to (which shall not constitute notice):

LATHAM & WATKINS LLP

650 Town Center Drive

20th Floor

Costa Mesa, CA 92626

Attention: Cary K. Hyden and Michael Treska

Fax Number: (714) 755-8290

If to the Trustee:

[U.S. BANK NATIONAL ASSOCIATION

EP-MN-WS3C

60 Livingston Avenue

St. Paul, MN 55107

Attention: Corporate Trust Department

Fax Number: (651) 495-8097]

If to the Administrative Agent:

J.P. Morgan Chase Bank, N.A.

383 Madison Avenue

New York, NY 10179

Attention: —

Fax No.: (212) —

Telephone: —

Email: —

The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Any notice or communication mailed to Securityholders shall also be mailed to the Administrative Agent under the Bridge Loan Agreement.

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Failure to mail a notice or communication to a Securityholder or the Administrative Agent or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption or repurchase) to a Holder (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depository.

SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

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SECTION 11.06. When Securities Disregarded. In determining whether the Holders and Lenders of the required principal amount of Securities or Bridge Loans, as applicable, have concurred in any direction, waiver or consent, Securities or Bridge Loans owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities or Bridge Loans which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities and Bridge Loans outstanding at the time shall be considered in any such determination.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.10. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Parent or any Restricted Subsidiary shall have any liability for any obligations of the Company under the Securities or the Indenture or any Guarantor under its Security Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Security Guarantees.

SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

WILLIAM LYON HOMES, INC.

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

GUARANTORS:

WILLIAM LYON HOMES

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

PH-LP VENTURES
DUXFORD FINANCIAL, INC.
SYCAMORE CC, INC.
PRESLEY CMR, INC.
WILLIAM LYON SOUTHWEST, INC.
PH-RIELLY VENTURES
PH VENTURES-SAN JOSE
PRESLEY HOMES

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

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WLH ENTERPRISES

By:	William Lyon Homes, Inc.
Its:	General Partner

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

By:	Presley CMR, Inc.
Its:	General Partner

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

LYON EAST GARRISON COMPANY I, LLC

By:	William Lyon Homes, Inc.
Its:	Sole Member

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

LYON WATERFRONT, LLC

By:	William Lyon Homes, Inc.
Its:	Sole Member

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

CIRCLE G AT THE CHURCH FARM NORTH
JOINT VENTURE, LLC

By:	William Lyon Homes, Inc.
Its:	Manager

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

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MOUNTAIN FALLS, LLC

By:	William Lyon Homes, Inc.
Its:	Sole Member

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

MOUNTAIN FALLS GOLF COURSE, LLC

By:	WLH Enterprises
Its:	Managing Member

	By:	William Lyon Homes, Inc.
	Its:	General Partner

By:
	Name:	Matthew R. Zaist
	Title:	President and Chief Operating Officer

	By:	Presley CMR, Inc.
	Its:	General Partner

By:
	Name:	Matthew R. Zaist
	Title:	President and Chief Operating Officer

CALIFORNIA EQUITY FUNDING, INC.

HSP, INC.

By:
Name:	Matthew R. Zaist
Title:	Executive Vice President

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[U.S. BANK NATIONAL ASSOCIATION]

By:
Name:
Title:

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RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO INITIAL SECURITIES,

PRIVATE EXCHANGE SECURITIES

AND EXCHANGE SECURITIES

1.	Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Exchange Securities” means (1) the 9.25% Senior Notes Due 2022 issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“Initial Securities” means (1) $—,000,000 aggregate principal amount of 9.25% Senior Notes Due 2022 issued on the Issue Date and (2) Additional Securities, if any, issued in exchange for Bridge Loans outstanding under the Bridge Loan Agreement in a transaction exempt from the registration requirements of the Securities Act.

“Private Exchange” means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means any 9.25% Senior Notes Due 2022 issued in connection with a Private Exchange.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated as of the Issue Date, among the Company, the guarantors party thereto and — as an Exchanging Lender and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Exchanging Lenders acquiring such Additional Securities.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

“Securities Act” means the Securities Act of 1933.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to the Registration Rights Agreement.

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

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1.2 Other Definitions

Term	Defined in Section:

“Agent Members”	2.1(b)

“Global Securities”	2.1(a)

“Permanent Regulation S Global Security”	2.1(a)

“Regulation S”	2.1(a)

“Regulation S Global Security”	2.1(a)

“Rule 144A”	2.1(a)

“Rule 144A Global Security”	2.1(a)

“Temporary Regulation S Global Security”	2.1(a)

2.	The Securities.

2.1 (a) Form and Dating. The Initial Securities will be issued initially only to Exchanging Lenders who are either (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) or (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially to QIBs shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Initial Securities initially issued pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the “Temporary Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, a permanent global security (the “Permanent Regulation S Global Security”, and together with the Temporary Regulation S Global Security, the “Regulation S Global Security”) or any other Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security or the Permanent Regulation S Global Security only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

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Beneficial interests in Temporary Regulation S Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Security first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Security is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

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2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of               $—,000,000 9.25% Senior Notes Due 2022, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of this Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of this Indenture, shall certify that such issuance is in compliance with Section 4.03 of this Indenture.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x)	to register the transfer of such Definitive Securities; or

(y)	to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

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(C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(1) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

(2) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

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(c) Transfer and Exchange of Global Securities.

(1) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(2) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(3) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(4) In the event that Global Security is exchanged for Definitive Securities to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security), or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

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(e) Legend.

(1) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

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Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

If the Securities are issued with original issue discount for U.S. federal income tax purposes, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS SECURITY INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT [NAME OR TITLE] AT [ADDRESS OR PHONE NUMBER].”

(2) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(3) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf

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Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder’s certificated Initial Security or Private Exchange Security or directions to transfer such Holder’s interest in the Global Security, as applicable.

(4) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(5) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any

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participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Securities.

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any greater integral multiple of $1,000 thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

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(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

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EXHIBIT 1

to

RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend for Securities offered otherwise than in Reliance on Regulation S)

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR

OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Restricted Securities Legend for Securities Offered in Reliance on Regulation S.]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Security Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS

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TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Original Issue Discount Legend]

“THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS SECURITY INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT [NAME OR TITLE] AT [ADDRESS OR PHONE NUMBER].”

3

No.	$

9.25% Senior Notes Due 2022

William Lyon Homes, Inc., a California corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $          Dollars on August [12], 2022.

Interest Payment Dates: February 15 and August 15.

Record Dates: February 1 and August 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

4

WILLIAM LYON HOMES, INC.

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

5

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

[U.S. BANK NATIONAL ASSOCIATION] as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By

Authorized Signatory

6

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

9.25% Senior Note Due 2022

1.	Interest

William Lyon Homes, Inc., a California corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each subsequent 90-day period that occurs until all Registration defaults have been cured, up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on February 15 and August 15 of each year, commencing —, 201—. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company at least ten Business days prior to the applicable payment date, the Company will make all payments on the Holder’s Securities in accordance with those instructions. Otherwise, payments on the Securities will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Securities.

3.	Paying Agent and Registrar

Initially, [U.S. Bank National Association] (the “Trustee”) will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of —, 201— (“Indenture”), among William Lyon Homes, a Delaware Corporation (the “Parent”), the

7

Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”), as amended from time to time. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness or issue certain equity interests; pay dividends or distributions on, or redeem or repurchase capital stock; make certain investments; engage in transactions with affiliates; incur liens; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities.

On and after August 15, 2017, the Company shall be entitled at its option to redeem all or a portion of the Securities, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed on or after the dates set forth below:

Period	Redemption Price

August 15, 2017	106.9375%

August 15, 2018	104.6250%

August 15, 2019	102.3125%

August 15, 2020 and thereafter	100.000%

In addition, at any time prior to August 15, 2017, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of

8

the Securities (which includes Additional Securities, if any) issued prior to such date at a redemption price (expressed as a percentage of principal amount of 109.25%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with an amount equal to the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (with Securities held, directly or indirectly, by the Company or its Affiliates being deemed to be not outstanding for purposes of such calculation); and (2) notice of such redemption has been given within 90 days after the date of the related Equity Offering.

Prior to August 15, 2017, the Company shall be entitled at its option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6.	Notice of Redemption

Notice of redemption shall be sent at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with the provisions of the Indenture. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.	Put Provisions

Upon a Change of Control, each Holder of Securities shall have the right to require the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

The Indenture provides that, under certain circumstances, the Parent shall, or shall cause the Company to, use the Excess Proceeds from Asset Sales to make an offer to all Holders to purchase Securities at an offer price in cash in an amount not less than 100% of the principal amount thereof, plus accrued and unpaid interest.

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8.	Guarantee

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

9.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Company, the Registrar is not required (1) to register the transfer of or exchange any Security selected for redemption, (2) to register the transfer of or exchange any Security for a period of 15 days before a selection of Security to be redeemed or (3) to register the transfer or exchange of a Security between a record date and the next succeeding interest payment date.

10.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of Lenders and Holders of at least a majority in principal amount outstanding of the Securities and Bridge Loans, voting as a single class and (b) any default or noncompliance with any provision may be waived with the written consent of Lenders and Holders of a majority in principal amount outstanding of the Securities and Bridge Loans, voting as a single class. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee shall be entitled

10

to amend the Indenture, the Security Guarantees or the Securities to cure any ambiguity, defect or inconsistency, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders in the case of a merger or acquisition, or to release any Guarantor from any of its obligations under its Security Guarantee or the Indenture (to the extent permitted by the Indenture), or to make any change that would provide any additional rights or benefits (including the addition of collateral) to the holders of Securities or that does not adversely affect in any material respect the legal rights under the indenture of any such holder, or to comply with SEC rules and regulations or changes to applicable law, or to provide for the issuance of Additional Securities in accordance with the limitations set forth in the Indenture as of the Issue Date, or to allow any Guarantor to execute a supplemental indenture or a Security Guarantee with respect to the Securities, or to comply with the rules of any applicable securities depository.

14.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption, upon purchase, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Parent or Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Parent or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $20 million; (e) certain events of bankruptcy or insolvency with respect to the Parent, Company or any Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $20 million; and (g) certain defaults with respect to Security Guarantees of the Parent or any Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest or a Default in complying with Section 5.01 of the Indenture) if it determines that withholding notice is in the interest of the Holders.

15.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

11

16.	No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Parent or any Restricted Subsidiary shall have any liability for any obligations of the Company under the Securities or the Indenture or any Guarantor under its Security Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Security Guarantees.

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.	Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12

The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

WILLIAM LYON HOMES, INC.

4695 MacArthur Court, 8th Floor

Newport Beach, CA 92660

Attention: Chief Financial Officer

13

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

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Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

15

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

	Notice:	To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

17

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, check the box:  ☐

☐ If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

18

EXHIBIT A

[FORM OF FACE OF EXCHANGE SECURITY

OR PRIVATE EXCHANGE SECURITY]*/**/

*/	If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES]—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”. If the Security is issued in exchange for an Initial Security that was issued with original issue discount, insert the Original Issue Discount Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1.
**/	If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

No.	$

9.25% Senior Notes Due 2022

William Lyon Homes, Inc., a California corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of          Dollars on August [12], 2022.

Interest Payment Dates: February 15 and August 15.

Record Dates: February 1 and August 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

WILLIAM LYON HOMES, INC.

by

Name:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

[U.S. BANK NATIONAL ASSOCIATION] as Trustee, certifies that this is one of the Securities referred to in the Indenture.

by

Authorized Signatory

2

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY

OR PRIVATE EXCHANGE SECURITY]

9.25% Senior Note Due 2022

1.	Interest

William Lyon Homes, Inc., a California corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each subsequent 90-day period that occurs until all Registration defaults have been cured, up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on February 15 and August 15 of each year, commencing —, 201—. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company at least ten Business days prior to the applicable payment date, the Company will make all payments on the Holder’s Securities in accordance with those instructions. Otherwise, payments on the Securities will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Securities.

3.	Paying Agent and Registrar

Initially, — (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

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4.	Indenture

The Company issued the Securities under an Indenture dated as of —, 201— (“Indenture”), among William Lyon Homes, a Delaware Corporation (the “Parent”), the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness or issue certain equity interests; pay dividends or distributions on, or redeem or repurchase capital stock; make certain investments; engage in transactions with affiliates; incur liens; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities.

On and after August 15, 2017, the Company shall be entitled at its option to redeem all or a portion of the Securities, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed on or after the following dates:

Period	Redemption Price

August 15, 2017	106.9375%

August 15, 2018	104.6250%

August 15, 2019	102.3125%

August 15, 2020 and thereafter	100.000%

4

In addition, at any time prior to August 15, 2017, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) issued prior to such date at a redemption price (expressed as a percentage of principal amount of 109.25% plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with an amount equal to the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (with Securities held, directly or indirectly, by the Company or its Affiliates being deemed to be not outstanding for purposes of such calculation); and (2) notice of such redemption has been given within 90 days after the date of the related Equity Offering.

Prior to August 15, 2017, the Company shall be entitled at its option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6.	Notice of Redemption

Notice of redemption shall be sent at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with the provisions of the Indenture. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.	Put Provisions

Upon a Change of Control, each Holder of Securities shall have the right to require the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

The Indenture provides that, under certain circumstances, the Parent shall, or shall cause the Company to, use the Excess Proceeds from Asset Sales to make an offer to all Holders to purchase Securities at an offer price in cash in an amount not less than 100% of the principal amount thereof, plus accrued and unpaid interest

5

8.	Guarantee

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

9.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Company, the Registrar is not required (1) to register the transfer of or exchange any Security selected for redemption, (2) to register the transfer of or exchange any Security for a period of 15 days before a selection of Security to be redeemed or (3) to register the transfer or exchange of a Security between a record date and the next succeeding interest payment date.

10.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of Lenders and Holders of at least a majority in principal amount outstanding of the Securities and Bridge Loans, voting as a single class and (b) any default or noncompliance with any provision may be waived with the written consent of Lenders and Holders of a majority in principal amount outstanding of the Securities and Bridge Loans, voting as a single class. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee shall be entitled

6

to amend the Indenture, the Security Guarantees or the Securities to cure any ambiguity, defect or inconsistency, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders in the case of a merger or acquisition, or to release any Guarantor from any of its obligations under its Security Guarantee or the Indenture (to the extent permitted by the Indenture), or to make any change that would provide any additional rights or benefits (including the addition of collateral) to the holders of Securities or that does not adversely affect in any material respect the legal rights under the indenture of any such holder, or to comply with SEC rules and regulations or changes to applicable law, or to provide for the issuance of Additional Securities in accordance with the limitations set forth in the Indenture as of the Issue Date, or to allow any Guarantor to execute a supplemental indenture or a Security Guarantee with respect to the Securities, or to comply with the rules of any applicable securities depository.

14.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption, upon purchase, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Parent or Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Parent or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $20 million; (e) certain events of bankruptcy or insolvency with respect to the Parent, Company or any Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $20 million; and (g) certain defaults with respect to Security Guarantees of the Parent or any Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest or a Default in complying with Section 5.01 of the Indenture) if it determines that withholding notice is in the interest of the Holders.

15.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

7

16.	No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Parent or any Restricted Subsidiary shall have any liability for any obligations of the Company under the Securities or the Indenture or any Guarantor under its Security Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Security Guarantees.

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.	Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8

The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

WILLIAM LYON HOMES, INC.

4695 MacArthur Court, 8th Floor

Newport Beach, CA 92660

Attention: Chief Financial Officer

9

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, check the box:  ☐

☐ If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2 to Rule 144A/REGULATION S APPENDIX

Form of

Transferee Letter of Representation

William Lyon Homes, Inc.

In care of

[U.S. Bank National Association]

[            ]

[            ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[            ] principal amount of the 9.25% Senior Notes due 2022 (the “Securities”) of William Lyon Homes, Inc. (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale

Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE: ,

by:

EXHIBIT B

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of —, 201— (the “Indenture”), among William Lyon Homes, Inc., a California corporation (the “Company”), the Guarantors party thereto and [U.S. Bank National Association], as Trustee, (a) the due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Securities, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest, if any, on, the Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Security Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Security Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

WILLIAM LYON HOMES

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

PH-LP VENTURES
DUXFORD FINANCIAL, INC.
SYCAMORE CC, INC.
PRESLEY CMR, INC.
WILLIAM LYON SOUTHWEST, INC.
PH-RIELLY VENTURES
PH VENTURES-SAN JOSE
PRESLEY HOMES

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

WLH ENTERPRISES

By:	William Lyon Homes, Inc.
Its:	General Partner

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

By:	Presley CMR, Inc.
Its:	General Partner

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

LYON EAST GARRISON COMPANY I, LLC

By:	William Lyon Homes, Inc.
Its:	Sole Member

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

LYON WATERFRONT, LLC

By:	William Lyon Homes, Inc.
Its:	Sole Member

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

CIRCLE G AT THE CHURCH FARM NORTH JOINT VENTURE, LLC

By:	William Lyon Homes, Inc.
Its:	Manager

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

MOUNTAIN FALLS, LLC

By:	William Lyon Homes, Inc.
Its:	Sole Member

By:
Name:	Matthew R. Zaist
Title:	President and Chief Operating Officer

MOUNTAIN FALLS GOLF COURSE, LLC

By:	WLH Enterprises
Its:	Managing Member

	By:	William Lyon Homes, Inc.
	Its:	General Partner

By:
	Name:	Matthew R. Zaist
	Title:	President and Chief Operating Officer

	By:	Presley CMR, Inc.
	Its:	General Partner

By:
	Name:	Matthew R. Zaist
	Title:	President and Chief Operating Officer

CALIFORNIA EQUITY FUNDING, INC. HSP, INC.

By:
Name:	Matthew R. Zaist
Title:	Executive Vice President

EXHIBIT D

Form of Assignment and Assumption

THIS ASSIGNMENT AND ASSUMPTION (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [                    ] (the “Assignor”) and [                    ] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Bridge Loan Agreement identified below (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by each Assignee. The Standard Terms and Conditions set forth in Annex 1 are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Bridge Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) the interest in and to all of the Assignor’s rights and obligations under the Loan Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interests identified below, of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below, and (ii) to the extent permitted to be assigned under the Loan Agreement or applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the Assignor pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as an “Assigned Interest” and collectively the “Assigned Interests”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:
[and is an Affiliate/Approved Fund of [Lender]][3]

3. Borrower:	William Lyon Homes, Inc.

4. Administrative Agent:	J.P. Morgan Chase Bank, N.A., as the administrative agent under the Loan Agreement

[3]	Select as applicable.

3

5. Loan Agreement:	The Bridge Loan Agreement dated August 12, 2014, by and among the Borrower, Parent, the Lenders party thereto and the Administrative Agent, as the same may be amended, amended and restated, supplemented, restated or otherwise modified from time to time

6. ASSIGNED INTERESTS:

Facility Assigned	Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans[4]		CUSIP Number
Loans	$	$	$	%

7.	[TRADE DATE: ][5]

8.	EFFECTIVE DATE: , 20 [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.][6]

[Signature page follows.]

[4]	Set forth, to at least nine decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[5]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[6]	Assignor shall pay a fee of $3,500 to the Administrative Agent in connection with the Assignment (unless reduced or waived by the Administrative Agent in its discretion).

4

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR],

by

Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE],

by

Name:
Title:

Consented to and Accepted:

J.P. MORGAN CHASE BANK, N.A., as Administrative Agent,

by

Name:
Title:

[Consented to:

WILLIAM LYON HOMES, INC., as Borrower,

by

Name:
Title: ][7]

[7]	To be added only if the consent of the Borrower is required by the terms of the Loan Agreement.

ANNEX 1

Standard Terms And Conditions for

Assignment and Assumption

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interests, (ii) the Assigned Interests are free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) that it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment and Assumption (herein collectively the “Loan Documents”), (iii) the financial condition of the Borrower, Parent or any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, Parent, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements, if any, of an Eligible Assignee under the Loan Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement and, to the extent of its Assigned Interests, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase its Assigned Interests on the basis of which it has made such analysis and decision and (v) if such Assignee is not incorporated or organized under the laws of the United States of America or any State thereof, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of Section 2.19 of the Loan Agreement, duly completed and executed by such Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assignee’s Assigned Interests (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the respective Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

2

EXHIBIT E-1

Form of U.S. Tax Compliance Certificate

Reference is made to the Bridge Loan Agreement, dated as of August 12, 2014 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation, the lenders from time to time party thereto, and J.P. MORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”). [                    ] (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.19(f) of the Loan Agreement. The Non-U.S. Lender hereby represents and warrants that:

1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans as well as any obligations evidenced by Note(s) in respect of which it is providing this certificate;

2. The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Code. In this regard, the Non-U.S. Lender further represents and warrants that:

(a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3. The Non-U.S. Lender is not a 10-percent shareholder of Parent or the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on the applicable IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. LENDER],

by

Name:
Title:

Date:

EXHIBIT E-2

Form of U.S. Tax Compliance Certificate

Reference is made to the Bridge Loan Agreement, dated as of August 12, 2014 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation, the lenders from time to time party thereto, J.P. MORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”). [                    ] (the “Foreign Participant”) is providing this certificate to [                    ] (the “Lender”), the Lender who issued the participation acquired by the Foreign Participant, pursuant to Section 2.19(f) of the Loan Agreement. The Foreign Participant hereby represents and warrants that:

1. The Foreign Participant is the sole record owner of the participation in respect of which it is providing this certificate;

2. The Foreign Participant’s direct or indirect partners/members are the sole beneficial owners of the participation in respect of which it is providing this certificate;

3. With respect to the participation in respect of which it is providing this certificate, neither the Foreign Participant nor its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code. In this regard, the Foreign Participant further represents and warrants that:

(a) neither the Foreign Participant nor its direct or indirect partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) neither the Foreign Participant nor its direct or indirect partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

4. Neither the Foreign Participant nor its direct or indirect partners/members is a 10-percent shareholder of Parent or the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

5. Neither the Foreign Participant nor its direct or indirect partners/members is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an applicable IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an applicable IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Lender in writing, and (2) the undersigned shall have at all times furnished the Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF FOREIGN PARTICIPANT],

by

Name:
Title:

Date:

EXHIBIT E-3

Form of U.S. Tax Compliance Certificate

Reference is made to the Bridge Loan Agreement, dated as of August 12, 2014 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation, the lenders from time to time party thereto, and J.P. MORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”). [                    ] (the “Foreign Participant”) is providing this certificate to [                    ] (the “Lender”), the Lender who issued the participation acquired by the Foreign Participant, pursuant to Section 2.19(f) of the Loan Agreement. The Foreign Participant hereby represents and warrants that:

1. The Foreign Participant is the sole record and beneficial owner of the participation in respect of which it is providing this certificate;

2. The Foreign Participant is not a “bank” for purposes of Section 881(c)(3)(A) of the Code. In this regard, the Foreign Participant further represents and warrants that:

(a) the Foreign Participant is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) the Foreign Participant has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3. The Foreign Participant is not a 10-percent shareholder of Parent or the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

4. The Foreign Participant is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Lender with a certificate of its non-U.S. Person status on the applicable IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Lender in writing, and (2) the undersigned shall have at all times furnished the Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF FOREIGN PARTICIPANT],

by

Name:
Title:

Date:

EXHIBIT E-4

Form of U.S. Tax Compliance Certificate

Reference is made to the Bridge Loan Agreement, dated as of August 12, 2014 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation, the lenders from time to time party thereto, and J.P. MORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”). [                    ] (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.19(f) of the Loan Agreement. The Non-U.S. Lender hereby represents and warrants that:

1. The Non-U.S. Lender is the sole record owner of the Loans as well as any obligations evidenced by Note(s) in respect of which it is providing this certificate;

2. The Non-U.S. Lender’s direct or indirect partners/members are the sole beneficial owners of the Loans as well as any obligations evidenced by Note(s) in respect of which it is providing this certificate;

3. With respect to the extension of credit pursuant to the Loan Agreement or any other Loan Document, neither the Non-U.S. Lender nor its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code. In this regard, the Non-U.S. Lender further represents and warrants that:

(a) neither the Non-U.S. Lender nor its direct or indirect partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) neither the Non-U.S. Lender nor its direct or indirect partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

4. Neither the Non-U.S. Lender nor its direct or indirect partners/members is a 10-percent shareholder of Parent or the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

5. Neither the Non-U.S. Lender nor its direct or indirect partners/members is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an applicable IRS

Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an applicable IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. LENDER],

by

Name:
Title:

Date:

EXHIBIT F

Form of Exchange Notice

[See attached.]

FORM OF

EXCHANGE NOTICE

Date: [            ] [    ], 20[    ]

William Lyon Homes, Inc.

4695 MacArthur Court, 8th Floor

Newport Beach, CA 92660

Fax No. (949) 476-2178

Attention: Colin Severn and Rick Robinson

J.P. Morgan Chase Bank, N.A.

as Administrative Agent for

the Lenders referred to below,

383 Madison Avenue

New York, NY 10179

Attention: [                    ]

Telecopy: [                    ]

Telephone: [                    ]

Re:	Exchange Notice—William Lyon Homes, Inc.

Ladies and Gentlemen:

Reference is hereby made to (a) the Bridge Loan Agreement, dated as of August 12, 2014 (as it may be amended, supplemented or otherwise modified, the “Loan Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among William Lyon Homes, Inc., a California corporation (the “Company”), William Lyon Homes, a Delaware corporation (“Parent”), J.P. Morgan Chase Bank, N.A., as administrative agent, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and (b) the Senior Exchange Notes Indenture, dated as of [            ] [    ], 20[    ]] [to be executed in accordance with Section 2.13(b) of the Loan Agreement] (as it may be amended, supplemented or otherwise modified, the “Indenture”), by and among the Company and the Senior Exchange Notes Trustee, as trustee (the “Trustee”).

1. [Surrender of Promissory Note(s). Enclosed herewith [is an/are] original promissory note[s] issued to the order of the Lender specified in Section 2 below in the aggregate principal amount of $[        ] (the “Surrendered Note(s)”), evidencing Loans under the Loan Agreement.]1

[1]	Applicable only if one or more promissory notes under the Loan Agreement are issued and outstanding to the order of such Lender.

2. Request for Exchange.

(a) If the Senior Exchange Notes [are][will be] represented by one or more global notes deposited with the Senior Exchange Notes Trustee as custodian for DTC, [Name of Lender] hereby elects to exchange $[—] aggregate principal amount of its Loans (the “Surrendered Loans”), for the same principal amount of Senior Exchange Notes, each dated [            ] [    ], 20[    ]2 (the “Exchange Date”), in book-entry form credited to the account of the following DTC participant(s) for the benefit of the following beneficial owner(s):

Amount(s)	Name of DTC Participant	DTC Account Number	Beneficial Interest holder(s)
$
$
$

(b) If, despite the Borrower’s efforts pursuant to Section 2.13(b) of the Loan Agreement, the Senior Exchange Notes are not represented by one or more global notes deposited with the Senior Exchange Notes Trustee as custodian for DTC, [Name of Lender] hereby elects to exchange the Surrendered Loans for the same principal amount of Senior Exchange Notes, each dated as of the Exchange Date, made payable to the following payees:

Amount(s)	Name(s) of Payee(s)	Address(es) of Payee(s)	EIN or TIN of Payee(s)
$
$
$

All Senior Exchange Notes to be issued in connection with this Exchange Notice pursuant to Section 2(a) above shall be issued in book-entry form as a beneficial interest in one or more Restricted Global Note(s) (as defined in the Indenture). All such Senior Exchange Notes to be issued pursuant to Section 2(b) above shall be issued in the form of Restricted Definitive Note(s) (as defined in the Indenture).

[2]	Must be a Business Day and must be at least 10 Business Days after the date of this Notice.

2

3. Issuance of Senior Exchange Notes; Cancellation of Surrendered Loans. Subject to Section 2.13 of the Loan Agreement, following delivery of any Exchange Notice, the Company shall (a) issue the applicable Senior Exchange Notes, dated the Exchange Date, bearing interest from the most recent Interest Payment Date prior to the Exchange Date on the Surrendered Loans, in the amount(s) and to the payee(s) set forth in Section 2 above and (b) deliver such Senior Exchange Notes to the Trustee for authentication and instruct the Trustee to (i) hold the same as custodian for DTC (in the case of notes issued pursuant to Section 2(a) above) or (ii) deliver such duly authenticated Senior Exchange Notes to the [respective] payee(s) identified in Section 2(b) above at the address(es) specified therein (in the case of notes issued pursuant to Section 2(b) above).

4. [Issuance of Replacement Promissory Note if not all Surrendered Note(s) are to be Exchanged. On the Exchange Date, the Company shall (a) issue [number] replacement promissory note(s), dated the Exchange Date, in the aggregate amount of $[        ], representing $[        ] of principal on the Surrendered Note(s) not so exchanged, in the respective amount(s) and to the payee(s) set forth below and (b) deliver such replacement promissory note(s) by hand or by overnight courier to the [respective] payee(s) identified in this Section 4 at the address(es) specified below:]

Amount(s)	Name(s) of Payee(s)	Address(es) of Payee(s)
$
$
$

5. Treatment of Accrued and Unpaid Interest. The undersigned hereby acknowledges and agrees that (a) it shall not have any right to receive interest on any Surrendered Loans that has accrued from and after the most recent Interest Payment Date prior to the Exchange Date on such Surrendered Loans and (b) it shall have the right to receive interest on the Senior Exchange Notes from and after the most recent Interest Payment Date on such Surrendered Loan (even if such date is prior to the Exchange Date).

3

6. Other Information and Documentation. The undersigned hereby agrees to provide such other information and documentation as is reasonably requested by the Trustee or the Administrative Agent and necessary for the completion of the exchange contemplated hereunder.

Thank you in advance for your prompt attention to this Exchange Notice.

Very truly yours,

[Name of Lender]

By:
Name:
Title:

4

EXHIBIT G

Form of Solvency Certificate

[See attached.]

Project Seahawk

Form of Solvency Certificate

This Certificate is being delivered pursuant to Section [    ] of the Credit Agreement dated as of [            ], 2014 (the “Credit Agreement”), among William Lyon Homes, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

The undersigned, [                    ], hereby certifies that he is the [                    ] of the Borrower and that he is knowledgeable of the financial and accounting matters of the Borrower, its subsidiaries and the other loan parties, the Credit Agreement and the covenants and representations (financial and other) contained therein and that, as such, he is authorized to execute and deliver this Certificate on behalf of the Borrower.

The undersigned, solely in his capacity as an officer of the Borrower, and not in his individual capacity, hereby further certifies that on the date hereof, immediately after the consummation of the Transactions to occur on the date hereof:

(a) the aggregate fair market value of the assets of the Borrower and its subsidiaries, taken as a whole, will exceed their liabilities (whether contingent, subordinated, unmatured, unliquidated or otherwise);

(b) the Borrower and its subsidiaries, taken as a whole, will not have incurred debts beyond the ability of the Borrower and its subsidiaries, taken as a whole, to pay such debts as they mature (taking into account all reasonably anticipated financing and refinancing proceeds); and

(c) the Borrower and its subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged, as such business is now conducted and is proposed to be conducted following the date hereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date first written above.

WILLIAM LYON HOMES, INC.,

by
Name:
Title: